   As filed with the Securities and Exchange Commission on June 5, 1997

                                                     Registration No. 333-26397
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    To
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ----------------
                                SUMMIT BANCORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

       NEW JERSEY                      6711                   22-1903313
     (STATE OR OTHER             (PRIMARY STANDARD         (I.R.S. EMPLOYER
     JURISDICTION OF                INDUSTRIAL          IDENTIFICATION NUMBER)
    INCORPORATION OR            CLASSIFICATION CODE
      ORGANIZATION)                   NUMBER)

                      301 CARNEGIE CENTER, P.O. BOX 2066
                       PRINCETON, NEW JERSEY 08543-2066
                                (609) 987-3200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                          RICHARD F. OBER, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      301 CARNEGIE CENTER, P.O. BOX 2066
                       PRINCETON, NEW JERSEY 08543-2066
                                (609) 987-3442
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPY TO:
                          GEORGE W. MURPHY, JR., ESQ.
                          MULDOON, MURPHY & FAUCETTE
                           5101 WISCONSIN AVE., N.W.
                             WASHINGTON, DC 20016
                                (202) 362-0840

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of Collective Bancorp, Inc. into Registrant as described herein.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                SUMMIT BANCORP.
                           CROSS-REFERENCE SHEET FOR
               REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS

  ITEM
 NUMBER
          CAPTION IN FORM S-4          CAPTION IN PROXY STATEMENT-PROSPECTUS

A. INFORMATION ABOUT THE TRANSACTION

 1. Forepart of Registration
    Statement and Outside Front
    Cover Page of Prospectus.........     Facing Page of Registration
                                          Statement; Cross Reference Sheet;
                                          Outside Front Cover Page of
                                          Prospectus.
 2. Inside Front and Outside Back
    Cover Pages of Prospectus........
                                          Incorporation of Certain Documents
                                          by Reference; Available Information;
                                          Table of Contents.
 3. Risk Factors, Ratio of Earnings
    to Fixed Charges and Other
    Information......................     Incorporation of Certain Documents
                                          by Reference; Summary; Introduction;
                                          Selected Financial Data; Pro Forma
                                          Financial Information.
 4. Terms of the Transaction.........     Summary; Introduction; The Merger;
                                          Description of Summit Capital Stock;
                                          Description of Collective Capital
                                          Stock.
 5. Pro Forma Financial Information..     Pro Forma Financial Statements
 6. Material Contacts with the
    Company being Acquired...........
                                          The Merger
 7. Additional Information Required
    for Re-offering by Persons and
    Parties Deemed to be
    Underwriters.....................
                                          Not Applicable
 8. Interests of Named Experts and        Legal Matters
    Counsel..........................
 9. Disclosure of Commission
    Position on Indemnification for
    Securities Act Liabilities.......
                                          Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3       Incorporation of Certain Documents
    Registrants......................     by Reference; Summit Bancorp.;
                                          Description of Summit Capital Stock.
11. Incorporation of Certain
    Information by Reference.........
                                          Incorporation of Certain Documents
                                          by Reference.
12. Information with Respect to S-2
    or S-3 Registrants...............
                                          Not Applicable
13. Incorporation of Certain
    Information by Reference.........
                                          Not Applicable
14. Information with Respect to
    Registrants other than S-2 or S-
    3 Registrants....................     Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING
   ACQUIRED

15. Information with Respect to S-3
    Companies........................
                                          Incorporation of Certain Documents
                                          by Reference; Collective Bancorp,
                                          Inc.; Description of Collective
                                          Capital Stock.

16. Information with Respect to S-2
    or S-3 Companies.................
                                          Not Applicable
17. Information with Respect to
    Companies other than S-2 or S-3
    Companies........................     Not Applicable

D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents
    or Authorizations are to be
    solicited........................
                                          Incorporation of Certain Documents
                                          by Reference; Summary; Introduction;
                                          Collective Special Meeting; The
                                          Merger; Summit Bancorp.; Collective
                                          Bancorp, Inc.; Shareholder
                                          Proposals.
19. Information if Proxies, Consents
    of Authorizations are not to be
    solicited or in an Exchange
    Offer............................
                                          Not Applicable

COLLECTIVE                                      158 Philadelphia Avenue
----BANCORP                                     PO Box 316
                                                Egg Harbor, New Jersey 08215
                                                (609) 625-1110

         -------------------------------------------------------------


                                                                    June 5, 1997

To Our Stockholders:

  We are pleased to invite you to attend a Special Meeting of Stockholders of Collective Bancorp, Inc. ("Special Meeting"), which will be held on Wednesday, July 16, 1997 at 10:00 a.m. (local time) at the Ram's Head Inn, 9 West White Horse Pike (US Highway 30), Absecon, New Jersey.

  At the Special Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated February 27, 1997, as amended by Amendment No. 1 dated May 27, 1997, between Collective Bancorp and Summit Bancorp (the "Merger Agreement") under which Collective Bancorp will be merged with and into Summit Bancorp (the "Merger"). You will also be asked to approve in advance any adjournment of the Special Meeting which may be necessary to solicit additional proxies to approve the Merger Agreement.

  The Merger Agreement provides that shares of Collective Bancorp common stock ("Collective Common") outstanding at the effective time of the Merger will be converted into the right to receive whole shares of Summit Bancorp Common Stock ("Summit Common") and cash in lieu of any fractional shares of Summit Common, (subject to certain anti-dilution adjustments) based upon an exchange ratio of Summit Common to Collective Common of .895, all as more fully described in the accompanying Proxy Statement-Prospectus. Completion of the Merger is subject to certain conditions, including the approval of the Merger Agreement by the stockholders of Collective Bancorp at this Special Meeting.

  The Board of Directors of Collective has carefully considered and approved the Merger Agreement and believes that the Merger is in the best interests of Collective Bancorp and its stockholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND FOR THE PROPOSAL TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, IF NECESSARY.

  YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please complete, sign and return the enclosed proxy promptly to assure that your shares will be voted at the Special Meeting. On behalf of your Board of Directors, I urge you to vote FOR approval of the Merger Agreement.

  Thank you for your continued support.

                                         Sincerely,

                                        /s/Thomas H. Hamilton
                                           Thomas H. Hamilton
                                           Chairman and
                                           Chief Executive Officer

                           COLLECTIVE BANCORP, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON JULY 16, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Collective Bancorp, Inc., ("Collective") will be held on Wednesday, July 16, 1997, at 10:00 a.m. (local time) at the Ram's Head Inn, 9 West White Horse Pike (U.S. Highway 30), Absecon, New Jersey.

  A Proxy Statement-Prospectus and Proxy Card for the Special Meeting are enclosed herewith. The Special Meeting is for the purpose of considering and voting upon the following matters:

  I. A proposal to approve and adopt the Agreement and Plan of Merger, dated February 27, 1997, as amended by Amendment No. 1 dated May 27, 1997, (the "Merger Agreement") between Collective and Summit Bancorp. ("Summit"), a New Jersey corporation, pursuant to which Collective will be merged with and into Summit and shares of Collective Common Stock, par value $0.01 per share ("Collective Common"), held by each Collective stockholder will be converted into the right to receive whole shares of Summit Common Stock, par value $1.20 per share ("Summit Common"), and cash in lieu of any fractional shares of Summit Common resulting from the conversion based on an exchange ratio of Summit Common to Collective Common of .895, as more fully described in the accompanying Proxy Statement-Prospectus.

  II. A proposal to adjourn the Special Meeting in the event there are not sufficient votes to constitute a quorum or approve the Merger Agreement at the scheduled time of the Special Meeting, in order to permit further solicitation of proxies.

  III. The transaction of such other business as may properly come before the Special Meeting and any adjournments and postponements thereof.

  Pursuant to the By-Laws of Collective, the Board of Directors has fixed May 30, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only record holders of Collective Common at the close of business on such date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. A list of Collective's stockholders entitled to vote at the Special Meeting will be available for examination, during ordinary business hours, at the offices of the Collective, 716 White Horse Pike, Cologne, New Jersey 08213 for ten days prior to the Special Meeting.

  YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE HIS OR HER PROXY BY VOTING PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED A PROPERLY COMPLETED "LEGAL PROXY" FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE SPECIAL MEETING.

                                          By Order of the Board of Directors

                                          /s/ Scott T. Page
                                          Scott T. Page
                                          Secretary

Cologne, New Jersey

June 5, 1997

COLLECTIVE                                       SUMMIT
-----BANCORP                                        Bancorp
PROXY STATEMENT                                  PROSPECTUS
COLLECTIVE BANCORP, INC.                         SUMMIT BANCORP.
716 WEST WHITE HORSE PIKE                        301 CARNEGIE CENTER
COLOGNE, NEW JERSEY 08213                        PRINCETON, NEW JERSEY 08543-
(609) 625-1110                                   2066
                                                 (609) 987-3200

         18,621,562 SHARES OF COMMON STOCK (PAR VALUE $1.20 PER SHARE)

  This Proxy Statement-Prospectus is being furnished to the holders of Common Stock, par value $.01 per share ("Collective Common"), of Collective Bancorp, Inc., a Delaware corporation and unitary savings and loan holding company ("Collective"), in connection with the solicitation of proxies by the Board of Directors of Collective ("Collective Board") for use at the Special Meeting of Stockholders of Collective to be held at the Ram's Head Inn, 9 West White Horse Pike (U.S. Highway 30), Absecon, New Jersey at 10:00 a.m. (local time), on July 16, 1997 and at any adjournments thereof ("Special Meeting").

  This Proxy Statement-Prospectus relates to up to 18,621,562 shares of Common Stock, par value $1.20 per share (including associated preferred stock purchase rights attached thereto, "Summit Common"), of Summit Bancorp., a New Jersey corporation and registered bank holding company ("Summit"), to be issued upon the merger ("Merger") of Collective with and into Summit pursuant to an Agreement and Plan of Merger, dated February 27, 1997, as amended by Amendment No. 1 dated May 27, 1997 ("Merger Agreement"). In the Merger, outstanding shares of Collective Common held by each Collective stockholder at the Effective Time (as defined herein) will be converted into the right to receive whole shares of Summit Common and cash in lieu of any fractional shares of Summit Common resulting from the conversion ("Cash In Lieu Amount"), based on an exchange ratio of Summit Common to Collective Common of .895 (the "Exchange Ratio"), adjusted, if necessary, in accordance with certain anti-dilution provisions (whole shares of Summit Common and any Cash In Lieu Amount determined in accordance with the Exchange Ratio, as adjusted, if necessary, in accordance with the anti-dilution provisions, are referred to collectively herein as the "Merger Consideration").

  This Proxy Statement-Prospectus constitutes (1) the Proxy Statement of Collective relating to the solicitation of proxies by the Collective Board for use at the Special Meeting to be held for the purpose of considering and voting upon (a) a proposal to approve the Merger Agreement and the transactions contemplated thereby and (b) a proposal to approve in advance an adjournment of the Special Meeting in order to permit further solicitation of proxies by Collective if insufficient shares are present at the scheduled date and time of the Special Meeting to constitute a quorum or to approve the Merger Agreement (the "Adjournment Proposal"), and (2) the Prospectus of Summit with respect to the Summit Common to be issued in the Merger. Consummation of the Merger is subject to various conditions, including the approvals (collectively, the "Required Approvals") of the stockholders of Collective and the Board of Governors of the Federal Reserve System ("Federal Reserve Board").

  Summit Common is traded on the New York Stock Exchange ("NYSE") and Collective Common is traded on The Nasdaq Stock Market ("Nasdaq"). The closing sale prices of Summit Common and Collective Common were $47.50 and $42.00, respectively, on February 27, 1997 (the last trading day prior to the public announcement of the Merger), and were $49.38 and $43.00, respectively, on May 30, 1997.

  All information contained in this Proxy Statement-Prospectus with respect to Summit has been supplied by Summit and all information with respect to Collective has been supplied by Collective.

  The Proxy Statement-Prospectus is first being mailed to Collective stockholders on or about June 9, 1997.

                                --------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION,  NOR HAS  THE
   SECURITIES  AND EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROXY  STATEMENT-
      PROSPECTUS. ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL
       OFFENSE.

                                --------------

THE  SECURITIES OFFERED  HEREBY ARE  NOT SAVINGS ACCOUNTS,  DEPOSITS OR  OTHER
 OBLIGATIONS  OF A BANK  OR SAVINGS  ASSOCIATION AND ARE  NOT INSURED BY  THE
  FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                --------------

  The date of this Proxy Statement-Prospectus is June 5, 1997.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                     ----------
INDEX OF DEFINED TERMS..............................................    (ii)
AVAILABLE INFORMATION...............................................   (iii)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................    (iv)
SUMMARY.............................................................     1
  The Companies.....................................................     1
  Collective Special Meeting........................................     1
  Stock Held by Collective Affiliates...............................     2
  The Merger........................................................     2
  Market Prices and Dividends.......................................     6
  Summary of Comparative and Pro Forma Per Share Financial
  Information.......................................................     7
INTRODUCTION........................................................     9
SPECIAL MEETING.....................................................     9
  Record Date; Vote Required; Revocability of Proxies...............     9
SELECTED FINANCIAL DATA.............................................     11
PRO FORMA FINANCIAL INFORMATION.....................................     14
  Pro Forma Condensed Combined Balance Sheet........................     15
  Pro Forma Condensed Combined Statements of Income.................     16
  Notes to Pro Forma Financial Information..........................     21
MARKET PRICE AND DIVIDEND MATTERS...................................     22
  Market Price and Dividend History.................................     22
  Coordination and Determination of Dividends Under Merger
  Agreement.........................................................     23
  Dividend Limitations..............................................     23
PROPOSAL I--APPROVAL OF THE MERGER AGREEMENT........................     24
THE MERGER..........................................................     24
  General...........................................................     24
  Closing and Effective Time........................................     24
  Conversion of Collective Common...................................     24
  Exchange of Collective Certificates...............................     25
  Conversion of Collective Stock Options............................     25
  Recommendation of Collective Board................................     26
  Background........................................................     26
  Reasons for the Merger............................................     27
  Opinion of Collective's Financial Advisor.........................     28
  Merger Option Agreement...........................................     33
  Regulatory Approvals..............................................     35
  Interests of Certain Persons in the Merger........................     36
  The Merger Agreement..............................................     39
  Charter and By-Laws of Surviving Corporation......................     40
  Board of Directors and Officers of Surviving Corporation..........     41
  No Dissenters Rights..............................................     41
  New York Stock Exchange Listing...................................     41
  Accounting Treatment..............................................     41
  Certain Federal Income Tax Consequences of the Merger.............     41
  Resale of Summit Common...........................................     42
  Differences in Shareholder Rights.................................     43
SUMMIT BANCORP......................................................     53
  Description of Business...........................................     53
DESCRIPTION OF SUMMIT CAPITAL STOCK.................................     54
  Common Stock......................................................     54
  Trust Preferred Securities........................................     54
  Shareholder Rights Plan...........................................     54
COLLECTIVE BANCORP, INC.............................................     56
  Description of Business...........................................     56
DESCRIPTION OF COLLECTIVE CAPITAL STOCK.............................     56
PROPOSAL II -- RIGHT TO ADJOURN SPECIAL MEETING.....................     57
STOCKHOLDER PROPOSALS...............................................     57
LEGAL MATTERS.......................................................     58
EXPERTS.............................................................     58
AGREEMENT AND PLAN OF MERGER (w/o exhibits) AND
 AMENDMENT NO. 1 DATED MAY 27, 1997................................. Appendix A
OPINION OF MERRILL LYNCH & CO....................................... Appendix B
COLLECTIVE BANCORP, INC. STOCK OPTION AGREEMENT..................... Appendix C

                             INDEX OF DEFINED TERMS
    (INDEX OF CAPITALIZED TERMS DEFINED IN THIS PROXY STATEMENT-PROSPECTUS)

                                                                       PAGE IN
DEFINED TERM                                                          PROSPECTUS
------------                                                          ----------
Acquiring Person.....................................................      55
Acquisition Proposal.................................................      39
Acquisition Transaction..............................................      34
Adjournment Proposal.................................................   Cover
Affiliate Agreements.................................................       4
BHC Act..............................................................      35
Capital Securities...................................................      54
Cash in Lieu Amount..................................................   Cover
Collective...........................................................   Cover
Collective Affiliates................................................       4
Collective Bank......................................................       1
Collective Board.....................................................   Cover
Collective Common....................................................   Cover
Collective Common Certificates.......................................       3
Collective Composite.................................................      32
Collective Dividend Plan.............................................      10
Collective ESOP......................................................      10
Collective Option....................................................       5
Collective Option Plans..............................................       3
Closing..............................................................      24
Closing Date.........................................................      24
Closing Notice.......................................................      24
Code.................................................................       3
Commission...........................................................   (iii)
Common Securities....................................................      54
Comparable Coverage..................................................      36
Comparable Transactions..............................................      31
Counsel..............................................................      41
Coverage Amount......................................................      36
Delaware Certificate.................................................       2
Distribution Date....................................................      55
Effective Time.......................................................       2
Exchange Act.........................................................   (iii)
Exchange Agent.......................................................       2
Exchange Ratio.......................................................   Cover
Expected Savings.....................................................      29
Extension Event......................................................      34
Federal Reserve Board................................................   Cover
Grant Agreements.....................................................       3

                                                                       PAGE IN
DEFINED TERM                                                          PROSPECTUS
------------                                                          ----------
HOLA.................................................................      56
Incentive Plan.......................................................       3
Merger...............................................................   Cover
Merger Agreement.....................................................   Cover
Merger Consideration.................................................   Cover
Merger Option Agreement..............................................       5
Merrill Lynch........................................................       3
Merrill Lynch Report.................................................      30
Nasdaq...............................................................   Cover
New Option...........................................................       3
New Jersey Certificate...............................................       2
NYSE.................................................................   Cover
Original Option......................................................       3
OTS..................................................................      56
Purchase Event.......................................................      35
Record Date..........................................................       1
Redemption Price.....................................................      55
Registration Rights..................................................      35
Registration Statement...............................................   (iii)
Repurchase...........................................................      35
Required Approvals...................................................   Cover
Rights...............................................................      54
Rights Plan..........................................................      54
Securities Act.......................................................   (iii)
Service..............................................................      42
Special Meeting......................................................   Cover
Stock Option Plan....................................................       3
Subordinated Debentures..............................................      54
Substitute Option....................................................      35
Summit...............................................................   Cover
Summit Common........................................................   Cover
Summit Common Certificate............................................       3
Summit Composite.....................................................      32
Summit Preferred.....................................................      54
Summit Series R Preferred............................................      55
Surviving Corporation................................................      24
Trust................................................................      54
Trust Securities.....................................................      54

                             AVAILABLE INFORMATION

  Summit and Collective are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") relating to their businesses, financial statements and other matters. The Registration Statement discussed below and the exhibits thereto as well as such reports, proxy statements and other information filed by Summit and Collective may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York, 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by Summit and Collective with the Commission. The address of the World Wide Web site maintained by the Commission is: http://www.sec.gov. In addition, Summit Common is listed on the NYSE and reports, proxy statements and other information concerning Summit are available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Collective Common is listed on Nasdaq and reports, proxy statements and other information concerning Collective are available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  Summit has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act"), in respect of the Summit Common to be issued in the Merger ("Registration Statement"). As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUMMIT OR COLLECTIVE OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by Summit (File No. 1-6451) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; (3) the current reports on Form 8-K dated February 27, 1997, March 7, 1997 and April 30, 1997; and (4) the description of Summit Common contained in Summit's Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act, dated August 31, 1970, and the description of the preferred stock purchase rights appurtenant to the Summit Common contained in Summit's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, dated August 28, 1989, including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by Collective (File No. 0-17515) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended June 30, 1996; (2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, December 31, 1996 and March 31, 1997; (3) the Current Reports on Form 8-K dated October 2, 1996 and April 30, 1997; and (4) the description of Collective Common contained in Collective's Registration Statement on Form 8-B filed pursuant to Section 12(g) of the Exchange Act, dated February 23, 1989. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

  All documents filed by Summit and Collective pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

  THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREIN. SUMMIT AND COLLECTIVE EACH HEREBY UNDERTAKES, WITH RESPECT TO THE DOCUMENTS LISTED ABOVE FILED BY IT WITH THE COMMISSION, TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS AND DEEMED TO BE PART HEREOF, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS. REQUESTS FOR DOCUMENTS FILED BY SUMMIT SHOULD BE DIRECTED TO RICHARD F. OBER, JR., SECRETARY, SUMMIT BANCORP., 301 CARNEGIE CENTER, P.O. BOX 2066, PRINCETON, NEW JERSEY 08543-2066, (TELEPHONE (609) 987-
3442). REQUESTS FOR DOCUMENTS FILED BY COLLECTIVE SHOULD BE DIRECTED TO SCOTT
T. PAGE, SECRETARY, COLLECTIVE BANCORP, INC., P.O. BOX 316, EGG HARBOR, NEW JERSEY 08215, (TELEPHONE (609) 625-1110 EXT. 5151). IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY JULY 9, 1997.

                                    SUMMARY

  The following constitutes a brief summary for the convenience of the stockholders of Collective of the information contained in this Proxy Statement-Prospectus, including the Appendices hereto, relating to the proposal to approve the Merger Agreement. The summary is necessarily selective and is qualified in its entirety by the more extensive discussion contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and in the documents incorporated by reference herein relating to the proposal to approve the Merger Agreement. Collective stockholders are encouraged to read carefully this Proxy Statement-Prospectus, including the Appendices.

                                 THE COMPANIES

SUMMIT BANCORP.

  Summit Bancorp., a New Jersey corporation and registered bank holding company with its principal executive offices at 301 Carnegie Center, Princeton, New Jersey, through its wholly-owned subsidiary banks, Summit Bank (Hackensack, NJ), Summit Bank (Bethlehem, PA) and the Bank of Mid-Jersey, operated 385 banking offices located in New Jersey and eastern Pennsylvania as of March 31, 1997. Summit's telephone number is (609) 987-3200. The subsidiary banks of Summit are engaged in a general banking business. They offer demand and interest bearing deposit accounts, make business, real estate, personal and installment loans, and provide lease financing, fiduciary, investment management, investment advisory, custodial, correspondent and treasury services and insurance and nondeposit investment products and services. In addition, Summit owns subsidiaries that are engaged in discount brokerage, commercial finance lending, lease financing and reinsuring credit life and disability insurance policies related to consumer loans made by the subsidiary banks.

COLLECTIVE BANCORP, INC.

  Collective Bancorp, Inc., a Delaware corporation and unitary savings and loan holding company with its principal executive offices at 716 West White Horse Pike, Cologne, New Jersey, through its wholly-owned subsidiary savings bank, Collective Bank ("Collective Bank"), operated, as of March 31, 1997, 82 branch offices located in New Jersey. Collective's telephone number is (609) 625-1110. Collective Bank is principally engaged in the business of attracting deposits from the general public and using those deposits, together with borrowings and other funds, to originate loans secured by real estate, to purchase mortgage backed securities and, to a lesser extent, to originate various types of consumer and commercial loans and to make other investments. In addition, Collective Bank owns subsidiaries that are engaged in securities brokerage, insurance agency and mortgage lending activities.

                           COLLECTIVE SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

  The Special Meeting will be held on July 16, 1997 at 10:00 a.m. (local time), at the Ram's Head Inn, 9 West White Horse Pike (U.S. Highway 30), Absecon, New Jersey, to consider and vote upon (1) a proposal to approve the Merger Agreement and the transactions contemplated thereby, and (2) a proposal to approve the Adjournment Proposal. A copy of the Merger Agreement is attached hereto as Appendix A.

RECORD DATE, VOTE REQUIRED

  The record date ("Record Date") for determining Collective stockholders entitled to notice of and to vote at the Special Meeting is May 30, 1997. The presence, in person or by proxy, of at least a majority of the 20,458,919 shares of Collective Common outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. Assuming a quorum is present, an affirmative vote of a majority of the shares outstanding and entitled to vote at the Special Meeting is necessary to approve the Merger Agreement. In the event a quorum is not present or there are insufficient votes to approve any proposal, the Special Meeting may be adjourned from time to time by a majority of those present in person or by proxy in order to permit, as appropriate, further solicitation of proxies by the Collective Board.

                      STOCK HELD BY COLLECTIVE AFFILIATES

  The directors and executive officers of Collective and their affiliates beneficially owned, as of the Record Date, 1,813,390 shares of Collective Common (such total including all shares of Collective Common that could be purchased by such persons pursuant to stock options outstanding on such date), representing approximately 8.8% of the outstanding shares of Collective Common (assuming for purposes of calculating this percentage that all shares of Collective Common that could be purchased by directors, executive officers and their affiliates pursuant to stock options outstanding on the Record Date were issued and outstanding on such date). The directors and executive officers of Collective have indicated that they intend to vote shares of Collective Common over which they hold voting powers in favor of the proposal to approve the Merger Agreement and in favor of the Adjournment Proposal.

  Summit beneficially owns 163,700 shares of Collective Common, which represents .8% of the outstanding shares of Collective Common, and intends to vote these shares in favor of the proposal to approve the Merger Agreement and in favor of the Adjournment Proposal.

  Also, by virtue of holding the Collective Option (as defined herein), Summit could be deemed to be the beneficial owner of an additional 4,067,424 shares of Collective Common. Combined, the 163,700 shares beneficially owned and the 4,067,424 shares deemed beneficially owned by Summit represent approximately 17.3% of Collective Common outstanding on the Record Date (assuming for purposes of calculating this percentage that the shares represented by the Collective Option were issued and outstanding on such date). However, the Collective Option is not presently exercisable and the Collective Common represented thereby has not been issued, is not outstanding and cannot be voted.

                                   THE MERGER

EFFECTIVE TIME

  The Merger will become effective at the time and on the date ("Effective Time") specified in the Certificate of Merger to be filed pursuant to the New Jersey Business Corporation Act with the Secretary of State of the State of New Jersey ("New Jersey Certificate") following the closing of the Merger, or, if filed later than the effective time and date set forth in New Jersey Certificate, the date the Certificate of Merger to be filed pursuant to the Delaware General Corporation Law is filed with the Secretary of State of the State of Delaware ("Delaware Certificate"). If the Merger is approved by Collective stockholders, subject to the satisfaction or waiver of certain other conditions set forth in the Merger Agreement, it is currently contemplated that the Effective Time will occur during the third calendar quarter of 1997. At the Effective Time, Collective will be merged with and into Summit. See "THE MERGER--Closing and Effective Time."

CONVERSION OF COLLECTIVE COMMON

  At the Effective Time, outstanding shares of Collective Common held by each Collective stockholder, other than shares of Collective Common beneficially owned by Summit or a subsidiary of Summit (other than shares of Collective Common held as a result of debts previously contracted), if any, shares of Collective Common beneficially owned by Collective or a subsidiary of Collective (other than shares of Collective Common held as a result of debts previously contracted), if any, and shares held in the treasury of Collective, if any, will be converted into and represent the right to receive the Merger Consideration. Within 7 days of the receipt of an accurate and complete list of all holders of record of Collective Common as of the Effective Time by First Chicago Trust Company of New York, or another entity reasonably satisfactory to Collective, acting as the exchange agent for the Merger ("Exchange Agent"), from Collective, each holder of record of Collective Common will be sent by the Exchange Agent information regarding, and materials to be used in, the exchange of Collective Common for the Merger Consideration. Within 7 days of the later to occur of the receipt of a final stockholder list from Collective by the Exchange Agent or the receipt by the Exchange Agent of complete exchange materials from a Collective stockholder, the Collective stockholder will be sent, in exchange for all certificates representing their Collective Common ("Collective Common Certificates"), one certificate representing the whole shares of Summit Common into which their Collective Common has been converted ("Summit Common Certificate") and, to the extent entitled thereto, a check representing a Cash In Lieu Amount. Such exchange period may be extended 5 business days by the Exchange Agent to permit it to satisfy its obligations under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to reporting of dividend income.

CONVERSION OF COLLECTIVE STOCK OPTIONS

  Each stock option relating to Collective Common ("Original Option") outstanding at the Effective Time and granted to a director or employee pursuant to the Collective Federal Savings and Loan Association Stock Option Plan (the "Stock Option Plan") or the Collective Bancorp, Inc. Incentive Stock Option Plan (the "Incentive Plan") (collectively, the "Collective Option Plans"), will be converted automatically at the Effective Time into an option to purchase Summit Common ("New Option"). All Original Options granted under the Incentive Plan, whether or not exercisable immediately prior to the Effective Time, will be converted pursuant to the terms of the Incentive Plan into a New Option that is immediately exercisable after the Effective Time. Subject to the adjustment in exercise price and number of shares described below, the New Options will continue to be governed by the terms of the Collective Option Plan and stock option agreement ("Grant Agreement") pursuant to which the corresponding Original Option was granted, including terms and provisions administering exercises. The number of shares of Summit Common subject to the New Options and the exercise price of the New Options will be adjusted as provided in the Merger Agreement based on the Exchange Ratio. See "THE MERGER--Conversion of Collective Stock Options."

RECOMMENDATION OF COLLECTIVE BOARD

  The Collective Board unanimously recommends that Collective stockholders vote to approve the Merger Agreement and the Adjournment Proposal. See "THE MERGER-- Recommendation of Collective Board."

OPINION OF COLLECTIVE'S FINANCIAL ADVISOR

  Collective engaged Merrill Lynch & Co. ("Merrill Lynch") to act as financial advisor in connection with the sale of Collective and to render its opinion to the Collective Board as to whether the Exchange Ratio is fair, from a financial point of view, to the stockholders of Collective. Merrill Lynch has delivered to Collective an opinion dated as of the date of this Proxy Statement-Prospectus stating that, as of such date, based on the review and assumptions and subject to the limitations described therein, the Exchange Ratio is fair, from a financial point of view, to Collective's stockholders. A copy of Merrill Lynch's opinion is attached as Appendix B to this Proxy Statement-Prospectus and should be read in its entirety. See "THE MERGER--Opinion of Collective's Financial Advisor."

DISSENTERS' RIGHTS

  Under the Delaware General Corporation Law, there are no dissenters' rights of appraisal available to holders of Collective Common in connection with the Merger. See "THE MERGER--No Dissenters' Rights."

ACCOUNTING TREATMENT

  It is anticipated that the Merger, when consummated, will be accounted for as a pooling-of-interests. See "THE MERGER--Accounting Treatment."

FEDERAL INCOME TAX CONSEQUENCES

  Thompson Coburn, Summit's special counsel, has delivered its opinion to the effect that, assuming the Merger occurs in accordance with the Merger Agreement and conditioned on the accuracy of certain representations made by Summit and Collective and certain stockholders of Collective, the Merger will constitute a "reorganization" within the meaning of
Section 368 of the Code for federal income tax purposes and that, accordingly, no gain or loss will be recognized by Collective stockholders who exchange their shares of Collective Common solely for shares of Summit Common in the Merger, except with respect to any Cash In Lieu Amount received. Each Collective stockholder is urged to consult his or her tax advisor to determine the specific tax consequences of the Merger to such stockholder, including the applicability of various state, local, and foreign tax laws. See "THE MERGER-- Certain Federal Income Tax Consequences of the Merger."

REGULATORY APPROVALS

  Consummation of the Merger requires, and is conditioned upon receipt of, approval by the Federal Reserve Board which was received on May 29, 1997. See "THE MERGER--Regulatory Approvals."

CONDITIONS OF THE MERGER

  Consummation of the Merger is additionally subject, among other things, to
(i) the approval of the Merger Agreement by the requisite vote of the Collective stockholders; (ii) the expiration of any waiting period required in connection with a regulatory approval; (iii) continued effectiveness of the registration statement; (iv) receipt by Summit and Collective of the opinion of Thompson Coburn as to certain federal income tax consequences of the Merger;
(v) the NYSE having indicated that the shares of Summit Common to be issued in the Merger are to be listed on the NYSE subject to official notice of issuance;
(vi) the absence of any material litigation; (vii) the absence of regulatory agreements relating to the respective parties; (viii) the receipt by Summit of agreements relating to resales of Summit Common ("Affiliate Agreements") from a sufficient number of persons deemed to be "affiliates" of Collective ("Collective Affiliates") to permit pooling-of-interests accounting treatment for the Merger; (ix) the receipt by Summit of a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment and (x) the delivery of officers' certificates by Collective and Summit. Certain of the foregoing conditions may be waived by the party for whose benefit the condition was included. However, the Merger will not be consummated without the receipt of all Required Approvals. See "THE MERGER--The Merger Agreement--Conditions to the Merger, Termination."

TERMINATION

  The Merger Agreement may be terminated by mutual consent of the Summit Board and the Collective Board. The Merger Agreement may also be terminated by either the Summit Board or the Collective Board if the conditions precedent to, respectively, Summit's or Collective's obligations to close under the Merger Agreement have not been met. Further, the Merger Agreement may be terminated by either the Summit Board or the Collective Board if (i) the stockholders of Collective have failed to approve the Merger; (ii) a material breach by the other party of a warranty or representation or covenant has occurred and not been cured or is not capable of being cured (after 30 days notice thereof has been given and provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement); or (iii) the Closing is not consummated on or before January 1, 1998.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Directors and executive officers of Collective have interests in the Merger that are in addition to their interests as stockholders of Collective. These interests include: (1) the indemnification of directors and executive officers of Collective against certain claims that may arise after the Effective Time based on services provided to Collective or any subsidiary of Collective prior to the Effective Time; (2) Summit's covenant to use its best efforts to purchase insurance for six years after the Effective Time, subject to a maximum premium limitation, protecting Collective directors and executive officers against such claims; (3) the conversion of all Original Options held by directors and executive officers of Collective into New Options, with adjustments to the exercise price and number of shares subject thereto based on the Exchange Ratio, and the immediate exercisability, pursuant to the terms of the Incentive Plan, of all New Options granted under the Incentive Plan, whether or not the related Original Option is exercisable immediately prior to the Effective Time; (4) for Thomas H. Hamilton, Chairman and Chief Executive Officer of Collective and Collective Bank, payment of a sum estimated to be approximately $1,561,956 under his employment agreements with Collective and Collective Bank upon a termination of his employment with Collective or Collective Bank following the Merger for reasons other than death or "cause" (as defined in the agreements) and coverage under Collective's employee benefit plans for 36 months; (5) lump sum payments to each of Edward J. McColgan, Scott T. Page and Bernard H. Berkman pursuant to their respective change of control agreements with Collective Bank in the event their employment with Collective Bank (or a successor) is terminated for reasons other than (i) death or retirement of the executive, or (ii) by Collective Bank (or a successor) for "cause" (as defined in the agreements) or due to the disability of the executive, or is terminated by the executive for "good reason" (as defined in the agreements). Each agreement currently provides for a term ending December 31, 1998, unless prior thereto a "change of control" (as defined in the agreements) occurs, in which case the term is automatically extended to December 31, 1999. The lump sum payment to each executive would equal the aggregate of the periodic salary and incentive payments otherwise owed to that executive through the term of his agreement or for one year, whichever is greater, and any incentive payments or salary earned prior to the date of termination but not paid, plus life, disability, accident and health insurance benefits for the greater of one year or the remaining term of the agreement. Messrs. McColgan, Page and Berkman are currently paid salary at the annual rates of $186,900, $142,000 and $127,628, respectively and have target annual incentives of 25%, 20% and 15% of base salary, respectively; (6) the selection of Mr. Hamilton and one other Collective Board member to the Summit Board; and (7) for directors of Collective who participate in the Collective Bancorp Directors Deferred Compensation Plan, the establishment of a grantor trust in the approximate amount of $1,522,000 to assist Collective in meeting its liabilities under the Directors Deferred Compensation Plan. These interests and the underlying assumptions are described in more detail below under "THE MERGER--Interests of Certain Persons in the Merger."

DIFFERENCE IN SHAREHOLDERS' RIGHTS

  The rights of Collective stockholders, which are determined by Delaware corporation law and the Restated Certificate of Incorporation and By-Laws of Collective, differ from the rights accorded Summit shareholders, which are determined by New Jersey corporation law and the Restated Certificate of Incorporation and By-Laws of Summit. Some of the differences in stockholders' rights are attributable to differences between the corporation law of Delaware, the state of Collective's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in stockholders rights are attributable to differences between the Restated Certificate of Incorporation and By-Laws of Collective and the Restated Certificate of Incorporation and By-Laws of Summit. Certain of the rights of Collective stockholders which are provided by Delaware corporation law or contained in the Restated Certificate of Incorporation or By-Laws of Collective and which are not provided by New Jersey corporation law or contained in the Restated Certificate of Incorporation or By-Laws of Summit are deemed to have an anti-takeover effect and will not be available to Collective stockholders as Summit shareholders; however, certain rights provided for by New Jersey corporation law or the Restated Certificate of Incorporation or By-laws of Summit are also deemed to have an anti-takeover effect and will be available to Collective stockholders only after becoming Summit shareholders. See "THE MERGER-- Differences in Shareholders' Rights."

STOCK OPTION AGREEMENT

  As an inducement and condition to Summit's willingness to enter into the Merger Agreement, Collective (as issuer) entered into the Collective Stock Option Agreement (the "Merger Option Agreement") with Summit (as grantee), dated as of February 28, 1997. The Merger Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus.

  Pursuant to the Merger Option Agreement, Collective granted to Summit an irrevocable option (the "Collective Option"), exercisable under certain limited and specifically defined circumstances, none of which, to the best of Summit's and Collective's knowledge, has occurred as of the date hereof, to purchase up to 4,067,424 shares of Collective Common at a price per share of $38.125.

  The Merger Option Agreement is intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Collective prior to consummation of the Merger. See "THE MERGER--Stock Option Agreement."

                          MARKET PRICES AND DIVIDENDS

  Summit Common is listed and traded on the NYSE under the symbol "SUB". Collective Common is listed and traded on Nasdaq under the symbol "COFD". The following table presents for the periods indicated (rounded to the nearest cent and adjusted for all stock splits and stock dividends) the high and low sale prices of a share of Summit Common and of a share of Collective Common and dividends declared per share on Summit Common and Collective Common.

                                      SUMMIT COMMON         COLLECTIVE COMMON
                                 ----------------------- -----------------------
                                  SALE PRICE              SALE PRICE
                                 -------------           -------------
                                               DIVIDENDS               DIVIDENDS
CALENDAR YEAR                     HIGH   LOW   PER SHARE  HIGH   LOW   PER SHARE
-------------                    ------ ------ --------- ------ ------ ---------
1994............................ $29.25 $22.50   $0.94   $23.75 $15.63   $.60
1995............................  37.25  24.13    1.19    27.63  15.88    .75
1996............................  45.13  32.63    1.36    36.38  22.50    .95
1997 (through May 30, 1997).....  50.00  42.75    0.36    43.63  33.75    .50

  The following table presents (rounded to the nearest cent) for February 27, 1997, (the last trading day prior to the public announcement of the execution of the Merger Agreement), and as of May 30, 1997 the last sale price of a share of Summit Common, the last sale price of a share of Collective Common and the pro forma equivalent in Summit Common of a share of Collective Common computed by multiplying the last sale price of a share of Summit Common on each of the dates specified in the table by the Exchange Ratio of .895.

                                                            PRO FORMA COLLECTIVE
                                          SUMMIT COLLECTIVE      EQUIVALENT
                                          ------ ---------- --------------------
February 27, 1997........................ $47.50   $42.00          $42.51
May 30, 1997.............................  49.38    43.00           44.20

  NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF SUMMIT COMMON WILL BE IF AND WHEN THE MERGER IS CONSUMMATED. BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF SUMMIT COMMON IS SUBJECT TO FLUCTUATION, THE VALUE OF THE SHARES OF SUMMIT COMMON THAT HOLDERS OF COLLECTIVE COMMON WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. COLLECTIVE STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SUMMIT COMMON AND COLLECTIVE COMMON. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF SUMMIT COMMON AND COLLECTIVE COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS THAT MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF SUMMIT COMMON AND COLLECTIVE COMMON BEFORE OR AFTER THE EFFECTIVE TIME. SEE "MARKET PRICE AND DIVIDEND MATTERS."

  The following table presents, as of May 30, 1997, the current annualized dividend rate for a share of Summit Common, for a share of Collective Common, and (rounded to the nearest cent) for the pro forma equivalent in Summit Common of a share of Collective Common computed by multiplying the annualized dividend rate of a share of Summit Common by the Exchange Ratio of .895.

                                                            PRO FORMA COLLECTIVE
                                          SUMMIT COLLECTIVE      EQUIVALENT
                                          ------ ---------- --------------------
May 30, 1997............................. $1.44    $1.00           $1.29

      SUMMARY OF COMPARATIVE AND PRO FORMA PER SHARE FINANCIAL INFORMATION

  The following summary presents, for the periods indicated, selected comparative and pro forma per share financial information: (i) on a historical basis for both Summit and Collective; (ii) on a pro forma combined basis for Summit, giving effect to the Merger; and (iii) on a pro forma equivalent basis per common share for Collective, computed by multiplying the pro forma combined amount (giving effect to the Merger) by an Exchange Ratio of .895. See "THE MERGER--Exchange Ratio".

  The following unaudited pro forma combined financial information as of and for the three years ended December 31, 1996 combines the historical audited financial statements of Summit as of and for the three years ended December 31, 1996, as filed on Form 10-K for the year ended December 31, 1996, and of Collective as of and for the three fiscal years ended June 30, 1996, as filed on Form 10-K for the fiscal year ended June 30, 1996, giving effect to the Merger. The unaudited pro forma combined financial information for the three months ended March 31, 1997 combines the historical unaudited financial statements of Summit and Collective at and for the three months ended March 31, 1997 as filed on Form 10-Q. The unaudited pro forma financial information for the three months ended March 31, 1996, combines the historical unaudited financial statements of Summit at and for the three months ended March 31, 1996 and the unaudited financial statements of Collective at and for the three months ended September 30, 1995, to reflect the restatement of the historical financial statements of Summit that will be recorded on consummation of the Merger.

  The pro forma information does not reflect anticipated cost savings or revenue enhancements expected to be realized from the Merger. The unaudited pro forma financial information does not purport to be indicative of the combined financial position or results of operations of future periods. See "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION".

                                                THREE MONTHS
                                                ENDED MARCH    FOR FISCAL YEAR
                                                    31,            ENDED
                                                ------------  -----------------
                                                1997   1996   1996  1995  1994
                                                ----- ------  ----- ----- -----
NET INCOME (LOSS) PER SHARE
Historical:
  Summit(1)(2)................................. $0.68 $(0.03) $2.44 $2.77 $1.80
  Collective (fully diluted)...................  0.78   0.66   2.67  2.80  2.89
  Pro Forma Combined(2)........................  0.71   0.09   2.53  2.84  2.06
  Pro Forma Collective Equivalent..............  0.64   0.08   2.26  2.54  1.84
DIVIDENDS PER SHARE
Historical:
  Summit....................................... $0.36 $ 0.32  $1.36 $1.19 $0.94
  Collective...................................  0.25   0.20   0.85  0.65  0.57
  Pro Forma Combined(3)........................  0.36   0.32   1.36  1.19  0.94
  Pro Forma Collective Equivalent..............  0.32   0.29   1.22  1.07  0.84

                                                                      AT MOST
                                                         MARCH 31, RECENT FISCAL
                                                           1997      YEAR END
                                                         --------- -------------
BOOK VALUE PER SHARE
Historical:
  Summit................................................  $20.50      $20.51
  Collective............................................   18.89       17.88
  Pro Forma Combined(4).................................   20.27       20.40
  Pro Forma Collective Equivalent.......................   18.14       18.26

--------

(1) On March 1, 1997, Summit completed the acquisition of B.M.J. Financial Corp. This acquisition was accounted for as a pooling of interest, and was included in the financial statements as of January 1, 1997. In conjunction with this acquisition, a restructuring charge was recorded of $26.5 million ($16.7 million or $.17 per common share after tax). In the first quarter of 1996, restructuring charges totaling $110.7 million ($70.0 million, or $.75 per common share after tax) were recorded for acquisition-related expenses attributable to the acquisitions of The Summit Bancorporation, The Flemington National Bank and Trust Company, and Garden State Bancshares, Inc. Also included in this restructuring charge were costs related to the supermarket branch initiative. During the third quarter of 1996, Summit recorded a one-time assessment in conjunction with legislation passed to recapitalize the Savings Association Insurance Fund (SAIF) on September 30, 1996. The assessment amounted to $11.1 million ($6.7 million, or $.07 per common share, after tax).
(2) Summit and pro forma combined net income per common share were computed based on net income less preferred dividends divided by the weighted average number of shares during the periods presented. Common stock equivalents are not included in the calculation as they have no material dilutive effect.
(3) The pro forma amounts assume that Summit would have declared cash dividends per share equal to its historical dividends per share declared.

(4) The pro forma combined book value per share gives effect to the Merger as if it had occurred at the end of the period. The March 31, 1997 pro forma book value per share also includes the anticipated restructuring charge, but does not reflect the estimated expense savings and revenue enhancements anticipated from the Merger.

                                 INTRODUCTION

  This Proxy Statement-Prospectus is being furnished to Collective stockholders as of the Record Date in connection with the solicitation of proxies by the Collective Board for use at the Special Meeting to be held on July 16, 1997 and any adjournments and postponements thereof, at the Rams Head Inn, 9 West White Horse Pike (U.S. Highway 30), Absecon, New Jersey, at 10:00 a.m. (local time). The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby, and (ii) a proposal to approve the Adjournment Proposal.

  The Board of Directors of Collective has approved the Merger Agreement and unanimously recommends that Collective stockholders vote FOR its approval. The Board of Directors of Collective also recommends that Collective stockholders vote FOR approval of the Adjournment Proposal.

                                SPECIAL MEETING

RECORD DATE; VOTE REQUIRED; REVOCABILITY OF PROXIES

  The securities to be voted at the Special Meeting consist of shares of Collective Common, with each share entitling its owner to one vote on each proposal and on all other matters properly brought before the Special Meeting. Collective had no other class of voting securities entitled to vote on the Merger Agreement or the Adjournment Proposal outstanding at the close of business on the Record Date. There were 1,415 holders of record of Collective Common and 20,458,919 shares of Collective Common outstanding and eligible to be voted at the Special Meeting as of the Record Date. It is anticipated that this Proxy Statement-Prospectus, together with the enclosed proxy card, will be mailed to Collective stockholders on or about June 9, 1997.

  The presence at the Special Meeting, in person or by proxy, of the holders of at least a majority of the shares of Collective Common outstanding on the Record Date will constitute a quorum for the transaction of business. By checking the appropriate box on the proxy card provided by the Collective Board, a stockholder may vote "FOR" a proposal, "AGAINST" a proposal or "ABSTAIN". Under the Delaware General Corporation Law, the approval of the proposal to approve the Merger Agreement requires the affirmative vote of a majority of the shares outstanding and entitled to vote thereon at the Special Meeting and the approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power under the applicable NYSE rules), to the extent they may be provided by brokers, will have the effect of a vote against the Merger Agreement but have no effect on whether the Adjournment Proposal is adopted. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the number of votes necessary to adopt any proposal. If a quorum is not obtained, or if fewer shares of Collective Common are voted in favor of approval of the Merger Agreement than the number required for approval, and if the Special Meeting is postponed or adjourned for the purpose of obtaining additional proxies or votes, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn). Proxies voting against approval of the Merger Agreement will not be used by the proxy holders to vote in favor of the Adjournment Proposal unless the stockholder has voted FOR approval of the Adjournment Proposal on the proxy card. The approval of the Merger Agreement by Collective stockholders is a condition to the consummation of the Merger. See "THE MERGER--The Merger Agreement--Conditions to the Merger; Termination."

  If the enclosed form of proxy is properly executed and returned to Collective in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Proxies that are executed, but as to which no instructions have been marked, will be voted FOR the approval of the Merger Agreement and FOR the approval of the Adjournment Proposal, except that if a proxy is voted against the Merger Agreement and no instruction is given in connection with the Adjournment Proposal, the proxy will not be voted with respect to the Adjournment Proposal. Should any other matter properly come before the Special Meeting, the persons named as proxies in the accompanying proxy, acting by a plurality of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgment. As of the time of the preparation of this Proxy Statement-Prospectus, the Collective Board does not know of any matters other than those referred to in the Notice of Special Meeting of Stockholders to be presented for action at the Special Meeting.

  Stockholders who execute a proxy retain the right to revoke it at any time prior to its use. Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments and postponements thereof. Prior to the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of Collective, Scott T. Page. During the Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the Special Meeting prior to the close of voting. A proxy will not be voted if a stockholder attends the Special Meeting and votes in person.

  If a Collective stockholder is participating in Collective's Dividend Reinvestment Plan (the "Collective Dividend Plan"), such stockholder will receive a single proxy covering both the shares of Collective Common held by the Collective stockholder in certificate form and the shares of Collective Common held on behalf of such stockholder by the Collective Dividend Plan Administrator in such stockholder's Collective Dividend Plan account. If a proxy is not returned, shares of Collective Common represented by the proxy, including any held under the Collective Dividend Plan, will not be voted.

  Pursuant to the provisions of the Collective Thrift Plan, Collective Common held by the Collective Thrift Plan will be voted by the Trustee in the manner deemed by the Trustee to be in the best interests of the beneficial owners of such shares.

  If a stockholder holds Collective Common through participation in Collective's Employee Stock Ownership Plan (the "Collective ESOP") the stockholder will receive a separate card for use in providing instructions to the ESOP trustee. The ESOP trustee will vote all allocated shares held by the ESOP in accordance with the instructions received from participants and will not vote any participants' shares with respect to which instructions are not received. The trustee of the Collective ESOP will vote all unallocated shares in the Collective ESOP as instructed by the Administrative Committee of the Collective ESOP.

  If a person holding Collective Common in street name wishes to vote such Collective Common at the Special Meeting, the person must obtain from the nominee holding the Collective Common in street name a properly executed "legal proxy" identifying the individual as a Collective stockholder, authorizing the Collective stockholder to act on behalf of the nominee at the Special Meeting and identifying the number of shares with respect to which the authorization is granted.

  The cost of soliciting proxies will be borne by Collective. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of Collective, who will not be specially compensated for such solicitation activities. Arrangements will also be made by Collective to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. Collective has retained Beacon Hill Partners, Inc., a proxy soliciting firm, to assist in the solicitation of proxies, at a fee of $10,000 plus fees for direct telephone solicitations, if authorized, and reimbursement of certain out-of-pocket costs.

                            SELECTED FINANCIAL DATA

  The table below sets forth the selected historical financial information for Summit at or for each of the years in the five year period ended December 31, 1996 and the three-month periods ended March 31, 1997 and 1996. Such information has been derived from and should be read in conjunction with the consolidated financial statements of Summit, including the respective notes thereto, and management's discussion and analysis of financial condition and results of operations contained in the Form 10-K's, Form 10-Q's and Form 8-K's of Summit, which are incorporated by reference into this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The selected historical financial information for Summit for the three-month periods ended March 31, 1997 and 1996 reflect, in the opinion of the management of Summit, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Summit for such interim periods. Results for the three-month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year or any other period.

                                SUMMIT BANCORP
                      SUMMARY OF SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              AT OR FOR THE
                           THREE MONTHS ENDED
                                MARCH 31,                    AT OR FOR THE YEAR ENDED DECEMBER 31,
                         -----------------------  -----------------------------------------------------------
                            1997        1996         1996        1995        1994        1993        1992
                         ----------- -----------  ----------- ----------- ----------- ----------- -----------
SUMMARY OF OPERATIONS:
Interest income......... $   405,562 $   387,753  $ 1,550,807 $ 1,495,617 $ 1,302,800 $ 1,236,658 $ 1,341,504
Interest expense........     165,505     161,762      639,296     626,376     475,973     456,797     594,757
Net interest income.....     240,057     225,991      911,511     869,241     826,827     779,861     746,747
Provision for loan
 losses.................      14,500      15,500       62,000      71,850      91,995     112,885     165,553
Securities gains........       1,140         757        5,217       8,606       2,232       9,579      19,195
Net income (loss)(1)....      66,485      (2,239)     229,175     242,870     154,550     133,142      90,275
Net income (loss) per
 share(1)...............        0.68       (0.03)        2.44        2.77        1.80        1.57        1.13
Cash dividends declared
 per share..............        0.36        0.32         1.36        1.19        0.94        0.69        0.60
Average common shares
 outstanding............      98,271      93,134       93,061      86,674      84,381      82,712      77,499
BALANCE SHEET DATA:
Total assets............ $23,439,345 $22,329,776  $22,668,012 $21,536,935 $20,894,815 $19,139,498 $19,204,120
Securities..............   6,199,177   5,998,534    5,914,174   5,483,782   5,958,121   5,499,597   5,219,940
Loans...................  15,495,945  14,556,090   14,819,595  14,019,574  13,105,179  11,881,426  11,972,053
Deposits................  18,831,534  18,093,804   18,374,986  17,955,103  16,977,109  16,164,226  16,462,089
Long-term debt..........     830,257     398,605      689,977     424,862     544,936     467,501     364,762
Shareholders' equity....   2,017,800   1,816,922    1,926,873   1,802,316   1,533,717   1,456,527   1,356,744
Book value per common
 share..................       20.50       19.00        20.51       19.89       17.45       16.89       15.93

--------

(1) The reported net income (loss) and net income (loss) per share amounts include the impact of several non-recurring items. Non-recurring items include merger-related restructuring charges, gains and losses on the sale of acquired assets, a one-time SAIF assessment and the cumulative effects of changes in accounting principles. Net income, excluding these non-recurring items, for the years ended December 31, 1996, 1995, 1994, 1993, and 1992 was $305.9 million, $242.9 million, $190.2 million, $136.7 million and $90.3 million, respectively. Excluding these non-recurring charges net income per share for each of the years ended December 31, 1996, 1995, 1994, 1993, and 1992 was $3.26, $2.77, $2.22, $1.61, and
    $1.13, respectively. Net income and net income per share for the three months ended March 31, 1997 and 1996, excluding these non-recurring items, was $83.2 million or $.85 per share and $67.7 million or $.72 per share, respectively.

  Collective has a June 30 fiscal year end; as such, the periods disclosed below do not correspond to Summit's presentation. Collective's Summary of Selected Financial Data includes, in addition to its most recent five-year period ended June 30, 1996, Collective's most recent nine-month period ended March 31, 1997 with comparison to the corresponding period a year ago. The table below sets forth the selected historical financial information for Collective at or for each of the years in the five year period ended June 30, 1996 and the nine-month periods ended March 31, 1997 and 1996. Such information has been derived from and should be read in conjunction with the consolidated financial statements of Collective, including the respective notes thereto, and management's discussion and analysis of financial condition and results of operations contained in the Form 10-K's, Form 10-Q's and Form 8-K's of Collective, which are incorporated by reference into this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The selected historical financial information for Collective for the nine-month periods ended March 31, 1997 and 1996 reflect, in the opinion of the management of Collective, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Collective for such interim periods. Results for the nine-month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 1997.

                               COLLECTIVE BANCORP
                       SUMMARY OF SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                             AT OR FOR THE
                           NINE MONTHS ENDED
                               MARCH 31,                 AT OR FOR THE YEAR ENDED JUNE 30,
                         --------------------- -------------------------------------------------------
                            1997       1996       1996       1995        1994       1993       1992
                         ---------- ---------- ---------- ----------  ---------- ---------- ----------
SUMMARY OF
OPERATIONS(1):
Interest income......... $  282,098 $  266,273 $  355,685 $  336,317  $  269,570 $  215,985 $  216,123
Interest expense........    166,286    161,830    213,913    195,856     123,759    102,092    130,665
Net interest income.....    115,812    104,443    141,772    140,461     145,811    113,893     85,458
Provision for loan
 losses.................      2,554      1,099      2,035        240       2,352      3,017      1,453
Securities gains
 (losses)...............        375      1,032      1,060        (11)      2,722      3,102     10,099
Net income(2)...........     35,476     39,841     54,500     57,542      59,367     49,541     32,396
Net income per
 share(2)(3)............       1.73       1.95       2.67       2.80        2.89       2.41       1.67
Cash dividends declared
 per share..............        .75        .60       0.85       0.65        0.57       0.36       0.21
Average common shares
 outstanding(3).........     20,501     20,449     20,446     20,580      20,572     20,528     19,425
BALANCE SHEET DATA(1):
Total assets............ $5,517,588 $5,058,597 $5,145,471 $5,110,517  $4,589,258 $3,466,047 $2,499,669
Securities..............  2,403,946  2,438,420  2,412,097  2,543,186   2,487,815  1,535,513    943,261
Loans...................  2,879,631  2,460,030  2,566,227  2,393,648   1,943,400  1,670,955  1,353,569
Deposits................  3,498,659  3,143,356  3,254,387  3,277,823   3,003,962  2,791,978  2,114,149
Long-term debt..........      5,486      6,085      5,816      6,892       7,800     24,551     24,505
Shareholders' equity....    386,155    356,448    364,304    327,792     279,728    234,581    192,088
Book value per common
 share..................      18.89      17.47      17.88      16.10       13.80      11.64       9.56

--------
(1) Certain reclassifications have been made to historical amounts to conform to Summit's method of presentation.
(2) Net income and net income per common share for the nine months ended March 31, 1997 include a special one-time assessment for SAIF deposits of $10.5 million net of tax or $.51 per share (recorded during the three months ended September 30, 1996).
(3) Net income per share and average common shares outstanding assume full dilution.

  The table below sets forth, in summary form, certain unaudited pro forma combined financial information giving effect to the Merger under the pooling-of-interests method of accounting. For a description of the pooling-of-interests accounting method with respect to the Merger, see "THE MERGER-- Accounting Treatment." For purposes of this presentation, the pro forma results for each of the years in the five year period ended December 31, 1996 include Collective's results at or for its fiscal year ended June 30 of the same calendar year. The pro forma financial information is prepared based on the Exchange Ratio in the Merger of .895 shares of Summit Common for each share of Collective Common. See "THE MERGER--Exchange Ratio". The pro forma condensed combined financial information does not purport to be indicative of the combined financial position or results of operations for future periods or indicative of the results that actually would have been realized had the entities been a single entity during the periods reflected in the table.

                   SUMMIT AND COLLECTIVE PRO FORMA COMBINED
                      SUMMARY OF SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              AT OR FOR THE
                           THREE MONTHS ENDED
                                MARCH 31,                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------- -----------------------------------------------------------
                            1997       1996(1)      1996        1995        1994        1993        1992
                         ----------- ----------- ----------- ----------- ----------- ----------- -----------
SUMMARY OF OPERATIONS:
Interest income......... $   501,316 $   476,621 $ 1,906,492 $ 1,831,934 $ 1,572,370 $ 1,452,643 $ 1,557,627
Interest expense........     221,301     216,925     853,209     822,232     599,732     558,889     725,422
Net interest income.....     280,015     259,696   1,053,283   1,009,702     972,638     893,754     832,205
Provision for loan
 losses.................      15,510      15,786      64,035      72,090      94,347     115,902     167,006
Securities gains........       1,406       1,391       6,277       8,595       4,954      12,681      29,294
Net income..............      82,482      10,958     283,675     300,412     213,917     182,683     122,671
Net income per
 share(2)...............        0.71        0.09        2.53        2.84        2.06        1.78        1.26
Cash dividends declared
 per share..............        0.36        0.32        1.36        1.19        0.94        0.69        0.60
Average common shares
 outstanding(3).........     116,251     111,162     111,283     104,829     102,465     100,720      94,572
BALANCE SHEET DATA(4):
Total assets............ $28,950,610 $27,356,022 $27,807,733 $26,647,452 $25,484,073 $22,605,545 $21,703,789
Investment securities...   8,596,800   8,417,336   8,320,521   8,026,968   8,445,936   7,035,110   6,163,201
Loans...................  18,375,576  16,989,974  17,385,822  16,413,222  15,048,579  13,552,381  13,325,622
Deposits................  22,330,193  21,279,386  21,629,373  21,232,926  19,981,071  18,956,204  18,576,238
Long-term debt..........     835,743     405,228     695,793     431,754     552,736     492,052     389,267
Shareholders' equity....   2,364,815   2,154,427   2,285,610   2,130,108   1,813,445   1,691,108   1,548,832
Book value per common
 share..................       20.27       18.92       20.40       19.57       17.10       16.20       14.99

--------
(1) The unaudited pro forma combined financial data for the three months ended March 31, 1996 combines the unaudited financial data of Summit at or for the three months ended March 31, 1996 with the unaudited financial data of Collective at or for the three months ended September 30, 1995 to reflect the restatement of the historical financial statements of Summit that will be recorded on consummation of the Merger.
(2) Pro forma combined net income per common share was computed based on pro forma combined net income less preferred dividends divided by the weighted average number of shares outstanding during the period. Common stock equivalents are not included in the pro forma calculation as they are not material.
(3) Pro forma average common shares outstanding includes the average common shares outstanding for Summit plus the average common shares outstanding for Collective, adjusted by the Exchange Ratio, less the average common shares of Collective adjusted by the Exchange Ratio, owned by Summit.
(4) Balance sheet data as of March 31, 1997 give effect for anticipated expenses and charges, net of tax, relating to the Merger but do not reflect estimated expense savings and revenue enhancements anticipated to result from the Merger.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma condensed combined financial statements reflect the Merger under the application of the pooling-of-interests method of accounting. For a description of the pooling-of-interests method of accounting, see "THE MERGER--Accounting Treatment." This pro forma financial information is based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Commission. The pro forma financial information has been prepared using the historical consolidated financial statements and notes thereto appearing in Summit's Form 10-K for the year ended December 31, 1996 and Summit's Form 10-Q for the quarterly periods ended March 31, 1996 and 1997 and Collective's Form 10-K for the fiscal year ended June 30, 1996 and Collective's Form 10-Q for the quarterly periods ended September 30, 1995 and March 31, 1997. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

  The Pro Forma Condensed Combined Statements of Income give effect to the proposed Merger by combining the historical statements of income of Summit for the three years ended December 31, 1996, as filed on Form 10-K for the year ended December 31, 1996, and the historical statements of income of Collective for the three fiscal years ended June 30, 1996, as filed on Form 10-K for the year ended June 30, 1996. The Pro Forma Condensed Combined Statement of Income for the three months ended March 31, 1997 combines the unaudited statement of income of Summit for the three months ended March 31, 1997 and the unaudited statement of income of Collective for the three months ended March 31, 1997 as filed on Form 10-Q. The Pro Forma Condensed Combined Statement of Income for the three months ended March 31, 1996 combines the unaudited statement of income of Summit for the three months ended March 31, 1996 and the unaudited statement of income of Collective for the three months ended September 30, 1995, to reflect the restatement of the historical statements of income of Summit that will be recorded on the consummation of the Merger.

  The Pro Forma Condensed Combined Income Statements do not give effect to anticipated expenses and nonrecurring charges related to the Merger and the estimated effect of revenue enhancements and expense savings associated with the consolidation of the operations of Summit and Collective. Had these expenses and nonrecurring charges, net of tax effect, been reflected in the Pro Forma Condensed Combined Income Statements for the three months ended March 31, 1997, Summit and Collective Pro Forma net income would decrease by approximately $33.2 million or $.28 per share. The estimated restructuring charge constitutes forward-looking information and is based on currently available information as well as numerous factors and assumptions which are subject to change and could result in a restructuring charge differing from the estimate.

  The pro forma financial information uses the Exchange Ratio of .895 shares of Summit Common for each share of Collective Common.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1997

                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                    PRO FORMA
                                                   ADJUSTMENTS       SUMMIT AND
                                                    INCREASE         COLLECTIVE
                            SUMMIT     COLLECTIVE  (DECREASE)         PRO FORMA
                          -----------  ----------  -----------       -----------
ASSETS
Cash and due from banks.  $   968,930  $   65,936                    $ 1,034,866
Interest bearing
 deposits with banks....       13,457         --                          13,457
Short-term securities...      188,800      54,595                        243,395
Securities..............    6,199,177   2,403,946   $  (6,323)(1)      8,596,800
Loans...................   15,495,945   2,879,631                     18,375,576
  Less: Allowance for         277,011      13,461                        290,472
   loan losses..........  -----------  ----------   ---------        -----------
    Net Loans...........   15,218,934   2,866,170                     18,085,104
Premises and equipment..      201,363      41,096                        242,459
Other assets............      648,684      85,845                        734,529
                          -----------  ----------   ---------        -----------
Total Assets............  $23,439,345  $5,517,588   $  (6,323)       $28,950,610
                          ===========  ==========   =========        ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Deposits................  $18,831,534  $3,498,659                    $22,330,193
Other borrowed funds....    1,374,190   1,573,385                      2,947,575
Other liabilities.......      385,564      53,903   $  32,817 (1)(3)     472,284
Long-term debt..........      830,257       5,486                        835,743
                          -----------  ----------   ---------        -----------
  Total Liabilities.....   21,421,545   5,131,433      32,817         26,585,795
Shareholders' equity
  Common Stock..........      118,141         205      21,579 (1)(2)     139,925
  Surplus...............      926,802      60,490     (28,037)(1)(2)     959,255
  Retained earnings.....      984,161     330,387     (33,200)(3)      1,281,348
  Net unrealized (loss)
   gain on securities,
   net of tax...........      (11,304)      1,311        (712)(1)        (10,705)
  Employee Stock
   Ownership Plan debt..          --       (5,008)                        (5,008)
  Treasury Stock........          --       (1,230)      1,230 (2)            --
                          -----------  ----------   ---------        -----------
  Total Shareholders'       2,017,800     386,155     (39,140)         2,364,815
   equity...............  -----------  ----------   ---------        -----------
Total Liabilities and     $23,439,345  $5,517,588   $  (6,323)       $28,950,610
 Shareholders' Equity...  ===========  ==========   =========        ===========

See Notes to Pro Forma Financial Information on page 21.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                     SUMMIT AND
                                                                     COLLECTIVE
                                                  SUMMIT  COLLECTIVE PRO FORMA
                                                 -------- ---------- ----------
Interest income
  Interest and fees on loans.................... $309,338  $55,890    $365,228
  Interest on securities........................   95,173   39,487     134,660
  Other.........................................    1,051      377       1,428
                                                 --------  -------    --------
    Total interest income.......................  405,562   95,754     501,316
Interest Expense
  Interest on deposits..........................  132,795   35,521     168,316
  Interest on borrowed funds....................   32,710   20,275      52,985
                                                 --------  -------    --------
    Total interest expense......................  165,505   55,796     221,301
                                                 --------  -------    --------
    Net interest income.........................  240,057   39,958     280,015
  Provision for loan losses.....................   14,500    1,010      15,510
                                                 --------  -------    --------
    Net interest income after provision for loan
     losses.....................................  225,557   38,948     264,505
Non-Interest Income
  Service charges on deposit accounts...........   26,271    2,890      29,161
  Securities gains..............................    1,140      266       1,406
  Other.........................................   38,025    1,501      39,526
                                                 --------  -------    --------
    Total non-interest income...................   65,436    4,657      70,093
Non-Interest Expense
  Salaries and employee benefits................   87,659    7,900      95,559
  Occupancy, furniture and equipment, net.......   33,691    2,966      36,657
  Restructuring charges.........................   26,500      --       26,500
  Other.........................................   41,402    7,478      48,880
                                                 --------  -------    --------
    Total non-interest expenses.................  189,252   18,344     207,596
                                                 --------  -------    --------
Income before income taxes......................  101,741   25,261     127,002
  Federal and state income taxes................   35,256    9,264      44,520
                                                 --------  -------    --------
Net income......................................   66,485   15,997      82,482
                                                 ========  =======    ========
Net Income Per Common Share(4).................. $   0.68  $  0.78    $   0.71
                                                 ========  =======    ========
Average Common Shares Outstanding(1)(4).........   98,271   20,515     116,251
                                                 ========  =======    ========

See Notes to Pro Forma Financial Information on page 21.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                     SUMMIT AND
                                                                     COLLECTIVE
                                              SUMMIT   COLLECTIVE(5) PRO FORMA
                                             --------  ------------- ----------
Interest income
  Interest and fees on loans................ $295,129     $47,016     $342,145
  Interest on securities....................   91,318      41,852      133,170
  Other.....................................    1,306         --         1,306
                                             --------     -------     --------
    Total interest income...................  387,753      88,868      476,621
Interest Expense
  Interest on deposits......................  134,142      33,279      167,421
  Interest on borrowed funds................   27,620      21,884       49,504
                                             --------     -------     --------
    Total interest expense..................  161,762      55,163      216,925
                                             --------     -------     --------
    Net interest income.....................  225,991      33,705      259,696
  Provision for loan losses.................   15,500         286       15,786
                                             --------     -------     --------
    Net interest income after provision for
     loan losses............................  210,491      33,419      243,910
Non-Interest Income
  Service charges on deposit accounts.......   23,456       2,269       25,725
  Securities gains..........................      757         634        1,391
  Other.....................................   34,050       1,146       35,196
                                             --------     -------     --------
    Total non-interest income...............   58,263       4,049       62,312
Non-Interest Expense
  Salaries and employee benefits............   86,919       6,979       93,898
  Occupancy, furniture and equipment, net...   35,874       2,679       38,553
  Restructuring charges.....................  110,700         --       110,700
  Other.....................................   39,242       7,294       46,536
                                             --------     -------     --------
    Total non-interest expenses.............  272,735      16,952      289,687
                                             --------     -------     --------
Income before income taxes..................   (3,981)     20,516       16,535
  Federal and state income taxes............   (1,742)      7,319        5,577
                                             --------     -------     --------
  Net income................................   (2,239)     13,197       10,958
                                             ========     =======     ========
  Net Income Per Common Share(4)............ $  (0.03)    $  0.65     $   0.09
                                             ========     =======     ========
  Average Common Shares Outstanding(1)(4)...   93,134      20,444      111,162
                                             ========     =======     ========

See Notes to Pro Forma Financial Information on page 21.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                     SUMMIT AND
                                                                     COLLECTIVE
                                              SUMMIT   COLLECTIVE(6) PRO FORMA
                                            ---------- ------------- ----------
Interest income
  Interest and fees on loans............... $1,191,805   $191,341    $1,383,146
  Interest on securities ..................    355,288    162,296       517,584
  Other....................................      3,714      2,048         5,762
                                            ----------   --------    ----------
    Total interest income..................  1,550,807    355,685     1,906,492
Interest Expense
  Interest on deposits.....................    527,535    131,500       659,035
  Interest on borrowed funds...............    111,761     82,413       194,174
                                            ----------   --------    ----------
    Total interest expense.................    639,296    213,913       853,209
                                            ----------   --------    ----------
    Net interest income....................    911,511    141,772     1,053,283
  Provision for loan losses................     62,000      2,035        64,035
                                            ----------   --------    ----------
    Net interest income after provision for
     loan losses...........................    849,511    139,737       989,248
Non-Interest Income
  Service charges on deposit accounts......     98,949      9,373       108,322
  Securities gains.........................      5,217      1,060         6,277
  Other....................................    143,297      5,164       148,461
                                            ----------   --------    ----------
    Total non-interest income..............    247,463     15,597       263,060
Non-Interest Expense
  Salaries and employee benefits...........    326,380     28,602       354,982
  Occupancy, furniture and equipment, net..    136,209     10,746       146,955
  Restructuring charges....................    110,700        --        110,700
  Other....................................    174,646     31,183       205,829
                                            ----------   --------    ----------
    Total non-interest expenses............    747,935     70,531       818,466
                                            ----------   --------    ----------
Income before income taxes.................    349,039     84,803       433,842
  Federal and state income taxes...........    119,864     30,303       150,167
                                            ----------   --------    ----------
Net income................................. $  229,175   $ 54,500    $  283,675
                                            ==========   ========    ==========
Net Income Per Common Share(4)............. $     2.44   $   2.67    $     2.53
                                            ==========   ========    ==========
Average Common Shares Outstanding(1)(4)....     93,061     20,446       111,283
                                            ==========   ========    ==========

See Notes to Pro Forma Financial Information on page 21.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                     SUMMIT AND
                                                                     COLLECTIVE
                                              SUMMIT   COLLECTIVE(6) PRO FORMA
                                            ---------- ------------- ----------
Interest income
  Interest and fees on loans............... $1,132,584   $164,584    $1,297,168
  Interest on securities...................    355,264    167,396       522,660
  Other....................................      7,769      4,337        12,106
                                            ----------   --------    ----------
    Total interest income..................  1,495,617    336,317     1,831,934
Interest Expense
  Interest on deposits.....................    514,733    115,570       630,303
  Interest on borrowed funds...............    111,643     80,286       191,929
                                            ----------   --------    ----------
    Total interest expense.................    626,376    195,856       822,232
                                            ----------   --------    ----------
    Net interest income....................    869,241    140,461     1,009,702
  Provision for loan losses................     71,850        240        72,090
                                            ----------   --------    ----------
    Net interest income after provision for
     loan losses...........................    797,391    140,221       937,612
Non-Interest Income
  Service charges on deposit accounts......     88,083      7,815        95,898
  Securities gains (losses)................      8,606        (11)        8,595
  Other....................................    127,500      5,639       133,139
                                            ----------   --------    ----------
    Total non-interest income..............    224,189     13,443       237,632
Non-Interest Expense
  Salaries and employee benefits...........    336,550     27,490       364,040
  Occupancy, furniture and equipment, net..    131,401      9,986       141,387
  Other....................................    174,410     28,002       202,412
                                            ----------   --------    ----------
    Total non-interest expenses............    642,361     65,478       707,839
                                            ----------   --------    ----------
Income before income taxes.................    379,219     88,186       467,405
  Federal and state income taxes...........    136,349     30,644       166,993
                                            ----------   --------    ----------
Net income................................. $  242,870   $ 57,542    $  300,412
                                            ==========   ========    ==========
Net Income Per Common Share(4)............. $     2.77   $   2.80    $     2.84
                                            ==========   ========    ==========
Average Common Shares Outstanding(1)(4)....     86,674     20,580       104,829
                                            ==========   ========    ==========

See Notes to Pro Forma Financial Information on page 21.

                 PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                       (UNAUDITED, DOLLARS IN THOUSANDS)

                                                                    SUMMIT AND
                                                                    COLLECTIVE
                                            SUMMIT    COLLECTIVE(6) PRO FORMA
                                           ---------  ------------- ----------
Interest income
  Interest and fees on loans.............. $ 951,029    $129,017    $1,080,046
  Interest on securities..................   347,299     136,368       483,667
  Other...................................     4,472       4,185         8,657
                                           ---------    --------    ----------
    Total interest income................. 1,302,800     269,570     1,572,370
Interest Expense
  Interest on deposits....................   368,847      95,186       464,033
  Interest on borrowed funds..............   107,126      28,573       135,699
                                           ---------    --------    ----------
    Total interest expense................   475,973     123,759       599,732
                                           ---------    --------    ----------
    Net interest income...................   826,827     145,811       972,638
  Provision for loan losses...............    91,995       2,352        94,347
                                           ---------    --------    ----------
    Net interest income after provision
     for loan losses......................   734,832     143,459       878,291
Non-Interest Income
  Service charges on deposit accounts.....    82,997       5,997        88,994
  Securities gains........................     2,232       2,722         4,954
  Other...................................   124,837      (1,059)      123,778
                                           ---------    --------    ----------
    Total non-interest income.............   210,066       7,660       217,726
Non-Interest Expense
  Salaries and employee benefits..........   322,812      23,832       346,644
  Occupancy, furniture and equipment, net.   128,178       8,703       136,881
  Restructuring charges...................    13,565         --         13,565
  Other...................................   235,110      26,155       261,265
                                           ---------    --------    ----------
    Total non-interest expenses...........   699,665      58,690       758,355
                                           ---------    --------    ----------
Income before income taxes................   245,233      92,429       337,662
  Federal and state income taxes..........    88,952      33,062       122,014
                                           ---------    --------    ----------
Income before cumulative effect of a
 change in accounting principle...........   156,281      59,367       215,648
  Cumulative effect of a change in
   accounting principle...................    (1,731)        --         (1,731)
                                           ---------    --------    ----------
Net income................................  $154,550    $ 59,367    $  213,917
                                           =========    ========    ==========
Net Income Per Common Share:
  Income before cumulative effect of a
   change in accounting principle......... $    1.82    $   2.89    $     2.08
  Cumulative effect of a change in
   accounting principle...................     (0.02)        --          (0.02)
                                           ---------    --------    ----------
Net Income(4)............................. $    1.80    $   2.89    $     2.06
                                           =========    ========    ==========
Average Common Shares Outstanding(1)(4)...    84,381      20,572       102,465
                                           =========    ========    ==========

See Notes to Pro Forma Financial Information on page 21.

                   NOTES TO PRO FORMA FINANCIAL INFORMATION

--------

(1) Reflects the elimination of 163,700 shares of Collective Common owned by Summit at March 31, 1997.

(2) The Pro Forma Condensed Combined Balance Sheet gives effect to the Merger by combining the respective balance sheets of Summit and Collective at March 31, 1997 on a pooling-of-interests basis. The capital accounts have been adjusted to reflect the issuance of 18.2 million shares of Summit Common in exchange for all the outstanding shares of Collective Common and the retirement of Collective Common held in the treasury of Collective.

(3) Reflects charges of approximately $49.3 million, $33.2 million after the related tax effects, which includes estimated severance and outplacement costs, expenses related to facilities closures and consolidation costs directly attributable to the Merger.
(4) Average common shares outstanding and net income per common share for Collective assume full dilution. Pro forma combined net income per common share was computed based on pro forma combined net income less preferred dividends divided by the combined weighted average number of shares outstanding during the period. Pro forma combined weighted average shares includes Collective's weighted average shares outstanding, adjusted for the exchange ratio. Common stock equivalents are not included in the pro forma calculation as they are not material.
(5) Represents the results of operations of Collective for the three months ended September 30, 1995 to be consistent with the restatement of the historical financial statements of Summit that will be recorded on consummation of the Merger.
(6) Represents the results of operations of Collective for the fiscal year ended June 30 that falls within Summit's year ended December 31 to be consistent with the restatement of the historical financial statements of Summit that will be recorded on consummation of the Merger.

                       MARKET PRICE AND DIVIDEND MATTERS

MARKET PRICE AND DIVIDEND HISTORY

  Summit Common is listed and traded on the NYSE and is quoted under the symbol "SUB" and Collective Common is listed and traded on the Nasdaq under the symbol "COFD". The following table sets forth, for the periods indicated, the high and low sale prices of a share of Summit Common and Collective Common, as reported in published financial sources, and quarterly dividends declared per share of Summit Common and Collective Common.

  Where necessary, sale prices shown in the table below have been rounded to the nearest cent. All sale prices and dividends shown below with respect to Collective Common have been adjusted for stock splits and stock dividends declared per share.

                                   SUMMIT COMMON                   COLLECTIVE COMMON
                         --------------------------------- ---------------------------------
                         SALES PRICES                      SALES PRICES
                         -------------                     -------------
                          HIGH   LOW   DIVIDENDS PER SHARE  HIGH   LOW   DIVIDENDS PER SHARE
                         ------ ------ ------------------- ------ ------ -------------------
CALENDAR YEAR 1994
First Quarter........... $28.63 $23.50        $0.21        $21.13 $17.50        $0.15
Second Quarter..........  29.25  25.50         0.21         23.75  17.50         0.15
Third Quarter...........  29.13  26.13         0.26         22.63  19.63         0.15
Fourth Quarter..........  27.13  22.50         0.26         19.50  15.63         0.15
CALENDAR YEAR 1995
First Quarter...........  28.75  24.13         0.29         20.69  15.88         0.15
Second Quarter..........  30.75  27.13         0.29         23.00  17.75         0.20
Third Quarter...........  37.25  30.00         0.29         26.06  20.00         0.20
Fourth Quarter..........  35.75  31.50         0.32         27.63  23.50         0.20
CALENDAR YEAR 1996
First Quarter...........  40.13  34.38         0.32         28.25  22.50         0.20
Second Quarter..........  39.50  34.00         0.32         25.00  23.00         0.25
Third Quarter...........  41.13  32.63         0.36         29.75  23.00         0.25
Fourth Quarter..........  45.13  39.50         0.36         36.38  28.13         0.25
CALENDAR YEAR 1997
First Quarter...........  50.00  42.75         0.36         42.63  33.75         0.25
Second Quarter (through
 May 30, 1997)..........  49.50  42.88          (1)         43.63  37.50         0.25

--------

(1) Any dividend declared by the Summit Board during the second quarter has historically been declared at its regularly scheduled June Board meeting.

  On February 27, 1997, the last trading day prior to the public announcement of the execution of the Merger Agreement, the last sale price of a share of Summit Common was $47.50 and the last sale price of a share of Collective Common was $42.00. On May 30, 1997, the last sale price of Summit Common was $49.38 and the last sale price of Collective Common was $43.00. Collective stockholders are urged to obtain current market quotations.

  NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF SUMMIT COMMON WILL BE IF AND WHEN THE MERGER IS CONSUMMATED. BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF SUMMIT COMMON IS SUBJECT TO FLUCTUATION, THE VALUE OF THE SHARES OF SUMMIT COMMON THAT HOLDERS OF COLLECTIVE COMMON WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. COLLECTIVE STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SUMMIT COMMON AND COLLECTIVE COMMON. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF SUMMIT COMMON AND COLLECTIVE COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF SUMMIT COMMON AND COLLECTIVE COMMON BEFORE OR AFTER THE EFFECTIVE TIME.

COORDINATION AND DETERMINATION OF DIVIDENDS UNDER MERGER AGREEMENT

  In order to ensure that Collective stockholders will be paid at least one but no more than one regular dividend in the calendar quarter in which the Merger is consummated, Collective has agreed to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates. Under the Merger Agreement, Collective may declare a quarterly dividend up to $.25 per share.

DIVIDEND LIMITATIONS

  Summit's primary source of funds to pay dividends to its shareholders is provided by dividends from its subsidiary banks. At March 31, 1997, the subsidiary banks of Summit had $194.6 million available, under the most restrictive limitations, for the payment of dividends to Summit. See "SUMMIT BANCORP--Description of Business".

               PROPOSAL I--APPROVAL OF THE MERGER AGREEMENT

                                THE MERGER

  The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

GENERAL

  The Merger Agreement provides for the merger of Collective with and into Summit, with Summit being the surviving corporation ("Surviving Corporation"). Upon consummation of the Merger, each outstanding share of Collective Common other than (i) shares of Collective Common beneficially owned by Summit or a subsidiary of Summit (other than shares held as a result of debts previously contracted), if any, (ii) shares of Collective Common held in the treasury of Collective, if any, and (iii) shares of Collective beneficially owned by Collective or a subsidiary of Collective (other than shares held as a result of debts previously contracted), if any, will be converted into and represent the right to receive the Merger Consideration.

CLOSING AND EFFECTIVE TIME

  The Merger Agreement provides that, unless otherwise agreed and assuming all conditions to closing have been satisfied or waived, the closing of the Merger ("Closing") will be held on the date designated by Summit on at least five business days notice ("Closing Notice") given to Collective. The date for the Closing designated by Summit may not be later than 45 business days after the last to occur of the following: (1) if the transactions contemplated by the Merger Agreement are being contested in any legal proceedings, the date that all such proceedings have been brought to a conclusion favorable, in the judgment of Summit and Collective, to the consummation of the transactions contemplated by the Merger Agreement or such prior date as Summit and Collective shall elect, whether or not such proceedings have been brought to a conclusion; or (2) the date on which all Required Approvals are received and any required waiting periods have expired.

  If the Merger Agreement is approved by the requisite vote of Collective stockholders, all other conditions of the Merger are satisfied or waived and the Closing is held, the Merger will become effective at the date and time specified in the New Jersey Certificate or, if filed later than the effective hour and date set forth in the New Jersey Certificate, the date of filing of the Delaware Certificate. The New Jersey Certificate and Delaware Certificate are required by the Merger Agreement to be filed no later than one business day following the date on which the closing of the Merger occurs ("Closing Date"). If the Merger Agreement is approved by Collective stockholders on the scheduled date of the Special Meeting, subject to the satisfaction or waiver of certain other conditions described herein, it is presently contemplated that the Effective Time will occur during the third calendar quarter of 1997. The Merger Agreement may be terminated by either party if, among other things, the Closing fails to occur on or before January 1, 1998, but a party may not exercise this right if the failure to close is due solely to that party's failure to perform or observe agreements required by the Merger Agreement to be performed or observed by it on or before the Closing Date. See "THE MERGER--The Merger Agreement--Conditions to the Merger; Termination."

CONVERSION OF COLLECTIVE COMMON

  Upon consummation of the Merger, the outstanding shares of Collective Common held by each stockholder of Collective at the Effective Time, other than shares of Collective Common beneficially owned by Summit or a subsidiary of Summit (other than shares held as a result of debts previously contracted), if any, shares of Collective Common held in the treasury of Collective, if any, and shares of Collective beneficially owned by Collective or a subsidiary of Collective (other than shares held as a result of debts previously contracted), if any, will be converted into Summit Common at the Exchange Ratio of .895 and represent the right of the particular stockholder to receive the whole shares of Summit Common resulting from the conversion and, in lieu of any fractional share of Summit Common resulting from the conversion, a Cash in Lieu Amount equal to the fraction of a whole share represented by the fractional share multiplied by the closing price of a share of Summit

Common on the NYSE-Composite Transactions List on the last trading day prior to the Effective Time. The
Exchange Ratio is subject to appropriate adjustments in the event that, from the date of the Merger Agreement to the Effective Time, the outstanding shares of Summit Common are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.

EXCHANGE OF COLLECTIVE CERTIFICATES

  Prior to the Effective Time, Summit will appoint First Chicago Trust Company of New York or another entity reasonably satisfactory to Collective as the Exchange Agent. As promptly as practicable after the Effective Time, but in no event more than 7 days after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Collective Common as of the Effective Time, Summit will cause the Exchange Agent to send to each Collective stockholder a letter of transmittal and instructions for exchanging their Collective Certificates for a Summit Certificate and, if entitled thereto, a check representing a Cash In Lieu Amount.

  To effect a proper surrender and exchange of Collective Certificates, all Collective Certificates held by a particular Collective stockholder must be surrendered to the Exchange Agent by such stockholder with properly executed and completed letters of transmittal. Until a Collective stockholder has properly surrendered Collective Certificates, Summit may, at its option, refuse to pay to such holder dividends or other distributions, if any, payable to holders of Summit Common after the Effective Time; provided, however, that, upon proper surrender and exchange of Collective Certificates, there will be paid to such holders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid. No transfer of Collective Common will be effected on the stock transfer books of Collective after the Effective Time.

  The Exchange Agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of Summit regarding such matters as may be referred to it by the Exchange Agent shall be binding and conclusive.

  Neither certificates for fractions of shares of Summit Common nor scrip certificates for such fractions will be issued, and holders of Collective Certificates who would otherwise be entitled to receive fractions of shares of Summit Common will have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) that a holder of a full share of Summit Common would possess in respect of such full share, and will receive, in lieu thereof, the Cash In Lieu Amount.

  If more than one Collective Certificate is surrendered for the same Collective stockholder account, the number of whole shares of Summit Common for which a Summit Certificate will be issued to the owner of such account pursuant to the Merger Agreement will be computed on the basis of the aggregate number of shares of Collective Common represented by the Collective Certificates so surrendered.

  COLLECTIVE STOCKHOLDERS SHOULD NOT SURRENDER THEIR COLLECTIVE CERTIFICATES FOR EXCHANGE UNTIL A LETTER OF TRANSMITTAL, INSTRUCTIONS AND OTHER EXCHANGE MATERIALS ARE RECEIVED FROM THE EXCHANGE AGENT. HOWEVER, COLLECTIVE STOCKHOLDERS ARE URGED TO NOTIFY FCTC TRANSFER SERVICES, INC. NOW, AT (908) 205-4511 IF THEIR COLLECTIVE CERTIFICATES ARE LOST, STOLEN, DESTROYED OR NOT PROPERLY REGISTERED, IN ORDER TO BEGIN THE PROCESS OF ISSUING REPLACEMENT COLLECTIVE CERTIFICATES.

CONVERSION OF COLLECTIVE STOCK OPTIONS

  Each Original Option granted pursuant to the Collective Option Plans which is outstanding and unexercised at the Effective Time will be converted automatically at the Effective Time into a New Option. All Original Options granted under the Incentive Plan, whether or not exercisable immediately prior to the Effective Time, will be converted pursuant to the terms of the Incentive Plan into a New Option that is immediately exercisable after the Effective Time. Subject to the adjustment in exercise price and number of shares, described below, each

New Option will continue to be governed by the terms of the Collective Option Plan and Grant Agreement under which the corresponding Original Option was granted, including terms and provisions governing exercises. In each case, (i) the number of shares of Summit Common subject to the New Option will be equal to the number of shares of Summit Common which would have been issued in the Merger if the shares of Collective Common subject to that option were issued and outstanding immediately prior to the Effective Time, rounded down to the next lower full share, and (ii) the exercise price per share of Summit Common subject to the New Option will be equal to the exercise price per share of Collective Common subject to the Original Option so converted divided by the Exchange Ratio.

  Within 30 days after the receipt by Summit of an accurate and complete list of all holders of Collective options, Summit will issue to each holder of New Options, upon receipt and cancellation of all agreements under which Original Options were issued to such holder, appropriate instruments confirming the conversion described above; provided, however, that Summit will not be obligated to issue such confirming instruments or any shares of Summit Common issuable upon exercise of a New Option until the shares of Summit Common issuable upon exercise of the New Options have been registered with the Commission and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which Summit will use its best efforts to effect within 30 days after Collective shall have delivered to Summit the above mentioned option-holder list.

RECOMMENDATION OF COLLECTIVE BOARD

  THE MERGER AGREEMENT HAS BEEN APPROVED BY THE COLLECTIVE BOARD. THE COLLECTIVE BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF COLLECTIVE STOCKHOLDERS. THE COLLECTIVE BOARD UNANIMOUSLY RECOMMENDS THAT COLLECTIVE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

BACKGROUND

  In Spring, 1996, Collective was approached by a representative of Summit who expressed Summit's interest in the acquisition of Collective. The substance of that meeting was reported to the Collective Board but no action was taken on the overture by Summit at that time. Subsequently, in early November, 1996, Summit again approached Collective and reiterated its interest in the acquisition of Collective and requested permission to conduct a preliminary due diligence review of Collective to determine Summit's level of interest. At a subsequent meeting, later in November, Collective agreed to provide the information requested by Summit.

  On December 8, 1996, Collective contacted Merrill Lynch regarding its representation of Collective in connection with a proposed acquisition transaction. Collective subsequently entered into a financial advisory agreement with Merrill Lynch on January 15, 1997. On December 11, 1996, subsequent to the execution of a confidentiality agreement, certain of the requested information relating to Collective was provided to Summit. Negotiations between representatives of Summit and Collective continued and included discussions relating to such matters as board representation and treatment of employee benefit plans. The negotiations with Summit were discussed at the regular meeting of the Collective Board held on December 16, 1996, when the Collective Board reviewed its options of remaining independent, making further acquisitions, or being acquired. The Collective Board recognized that the acquisition of Collective by a larger financial institution could be the best means of maximizing the value of Collective's shares.

  During January, 1997, several meetings between representatives of Summit management and Collective management were held at which a potential transaction was discussed and due diligence was conducted. On February 7, 1997 Summit, through its financial advisor, Keefe Bruyette & Woods, Inc., submitted its preliminary exchange offer to Collective through Merrill Lynch. Negotiations on the exchange ratio continued up until February 18, 1997 when a tentative exchange ratio of .895 was agreed upon. Negotiations continued thereafter on the form of Merger Agreement and various business issues.

  At a meeting held on February 25, 1997, the Collective Board carefully reviewed the terms of discussion drafts of a merger agreement and a stock option agreement prepared by Summit and received presentations from Collective's management, a representative from Muldoon, Murphy & Faucette, counsel to Collective, and representatives from Merrill Lynch, Collective's financial advisor. The Collective Board reviewed a presentation and analyses prepared by Merrill Lynch and determined that such presentation and analyses were reasonable. At that meeting, Merrill Lynch delivered to the Collective Board its oral opinion (subsequently confirmed in writing) to the effect that, as of that date the Exchange Ratio contemplated by the discussion draft of the Merger Agreement was fair, from a financial point of view, to the stockholders of Collective. Following those presentations, the Collective Board unanimously agreed to an all stock transaction at an exchange ratio of .895 shares of Summit Common for each share of Collective Common, and approved the agreements and authorized their execution, subject to further negotiation on various terms and provisions contained therein. Negotiations between the parties continued until February 27, 1997, when agreement was reached, the definitive Merger Agreement and Merger Option Agreement were approved by Collective's Board in a telephone meeting and the Merger Agreement was executed. The following day the Merger Option Agreement was executed.

REASONS FOR THE MERGER

 Collective

  In reaching its determination that the Merger is in the best interests of Collective's stockholders, Collective's Board considered a number of factors. The following is a summary of the material factors considered by Collective's
Board:

  (i) The Collective Board's familiarity with and review of Collective's business, operations, financial condition, earnings and prospects;

  (ii) The current and prospective economic and competitive environment facing Collective and the range of possible values available to Collective's stockholders, including the timing and likelihood of actually receiving those values;

  (iii) The financial presentation of Merrill Lynch, Collective's independent financial advisor, and the opinion of Merrill Lynch that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the stockholders of Collective. A copy of the opinion of Merrill Lynch is attached hereto as Appendix B and is incorporated herein by reference See "OPINION OF COLLECTIVE'S FINANCIAL ADVISOR";

  (iv) The business, operations, financial condition, earnings and prospects of Summit;

  (v) The fact that consummation of the Merger is not conditioned upon Summit obtaining financing for its acquisition of Collective;

  (vi) The Board's evaluation of the risks to consummation of the Merger, including the risks associated with obtaining all necessary regulatory approvals without the imposition of terms or conditions which could be materially burdensome to Summit;

  (vii) The terms of the Merger Agreement and the Merger Option Agreement executed in connection with the Merger; and

  (viii) The nature of the consideration to be received in the Merger whereby Collective stockholders would receive stock in Summit, thus permitting stockholders to defer any tax liability associated with the increase in value of their stock associated with the Merger, and permitting stockholders to become stockholders of Summit, an institution with strong operations, management and earnings.

  Following the initial overture by Summit, the Collective Board evaluated the current and prospective economic and competitive environment facing Collective, industry trends toward consolidation, known Collective needs and requirements for investments in staffing, facilities and technology, anticipated liquidity and capital requirements, prospects for alternative transactions, and the valuations likely to be placed on Collective by potentially interested parties based upon similar transactions. That information indicated that stockholder value was more likely to be maximized through an acquisition of Collective than through continued independent operations. Subsequently, Collective's Board reviewed and evaluated the financial presentation of Merrill Lynch, which served to confirm the independently obtained data, and reviewed data and other published material relating to Summit's ability to consummate and fund the proposed transaction and obtain regulatory approval without being subjected to burdensome conditions.

  Because of the wide variety of factors considered in connection with its evaluation of the Merger, Collective's Board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  THE COLLECTIVE BOARD UNANIMOUSLY RECOMMENDS THAT COLLECTIVE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

  Summit. The Summit Board believes the Merger is consistent with Summit's long-term acquisition strategy and will enhance and expand Summit's retail franchise and competitive position in key market areas.

OPINION OF COLLECTIVE'S FINANCIAL ADVISOR

  On January 15, 1997 Collective engaged Merrill Lynch to act as its exclusive financial advisor in connection with the Merger. Pursuant to the terms of its engagement, Merrill Lynch agreed to assist Collective in analyzing, structuring, negotiating and effecting a transaction with Summit. Collective selected Merrill Lynch because Merrill Lynch is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with Collective and its business. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

  As part of its engagement, representatives of Merrill Lynch attended the meeting of the Collective Board held on February 25, 1997 (in person) and February 27, 1997 (via conference call) at which the Collective Board considered and approved the Merger Agreement. At the February 25, 1997 meeting, Merrill Lynch rendered an oral opinion (subsequently confirmed in writing) that, as of such date, the Exchange Ratio was fair to the holders of shares of Collective Common from a financial point of view. Such opinion was reconfirmed in writing as of the date of this Proxy Statement-Prospectus.

  The full text of Merrill Lynch's updated written opinion dated as of the date of this Proxy Statement-Prospectus is attached as Appendix B to this Proxy Statement-Prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix B. Collective stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch in connection therewith.

  MERRILL LYNCH'S OPINION IS DIRECTED TO THE COLLECTIVE BOARD AND ADDRESSES ONLY THE EXCHANGE RATIO. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COLLECTIVE STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

  Merrill Lynch has informed Collective that in arriving at its written opinion, Merrill Lynch, among other things: (1) reviewed Collective's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended June 30, 1996 and Collective's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ended March 31, 1997, December 31, 1996 and September 30, 1996; (2) reviewed Summit's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended December 31, 1996 and Summit's quarterly report on Form 10-Q and related unaudited financial information for the quarterly period ended March 31, 1997; (3) reviewed certain limited financial information, including financial forecasts, relating to the respective businesses, earnings, assets and prospects of

Collective and Summit furnished to Merrill Lynch by senior management of Collective and Summit as well as projected cost savings and related expenses expected to result from the Merger (the "Expected Savings") furnished to it by senior management of Summit; (4) conducted certain limited discussions with members of senior management of Collective and Summit concerning the respective businesses, financial condition, earnings, assets, liabilities, operations, regulatory condition, financial forecasts, contingencies and prospects of Collective and Summit and their respective views as to the future financial performance of Collective, Summit, and the combined entity, as the case may be, following the Merger; (5) reviewed the historical market prices and trading activity for Collective Common and Summit Common and compared them with that of certain publicly traded companies which Merrill Lynch deemed to be relevant; (6) compared the respective results of operations of Collective and Summit with those of certain companies which Merrill Lynch deemed to be relevant; (7) compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant; (8) reviewed the amount and timing of the Expected Savings following the Merger as prepared, and discussed with it, by senior management of Summit; (9) considered, based upon information provided by Summit's senior management, the pro forma impact of the Merger on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Summit;
(10) reviewed the Merger Agreement and the Merger Option Agreement; and (11) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary.

  In preparing its opinion, Merrill Lynch, with Collective's consent, assumed and relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to it by Collective and Summit, including that contemplated in the numbered items above, and Merrill Lynch has not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Collective or Summit or any of their subsidiaries, nor has it been furnished any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and, with Collective's consent, it has not made an independent evaluation of the adequacy of the allowances for loan losses of Collective or Summit, nor has it reviewed any individual credit files relating to Collective or Summit, and, with Collective's consent, it assumed that the respective aggregate allowances for loan losses for both Collective and Summit are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, it has not conducted any physical inspection of the properties or facilities of Collective or Summit. With Collective's consent, Merrill Lynch also assumed and relied upon the senior management of Collective and Summit as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefore) provided to, and discussed with, Merrill Lynch. In that regard, Merrill Lynch has assumed with Collective's consent that such forecasts, including without limitation, financial forecasts, evaluations of contingencies, Expected Savings and operating synergies resulting from the Merger and projections regarding underperforming and non-performing assets, net charge-offs, adequacy of reserves, future economic conditions and results of operations reflect the best currently available estimates and judgments of the senior management of Collective and Summit as to the expected future financial performance of Collective, Summit and/or the combined entity, as the case may be. Merrill Lynch's opinion is predicated on the Merger receiving the tax and accounting treatment contemplated in the Merger Agreement. Merrill Lynch's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

  Merrill Lynch's opinion was rendered without regard to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approval for the Merger.

  In connection with rendering its opinion dated February 25, 1997, Merrill Lynch performed a variety of financial analyses, consisting of those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Merrill Lynch in this regard, although it describes all material analyses performed by Merrill Lynch. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying Merrill Lynch's opinion.

  In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Summit, Collective and Merrill Lynch. The analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Merrill Lynch's analysis of the fairness to the stockholders of Collective of the Exchange Ratio and were provided to the Collective Board in connection with the delivery of Merrill Lynch's opinion. Merrill Lynch gave the various analyses described below approximately similar weight and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the comparison of selected companies analysis and the analysis of selected thrift merger transactions summarized below, no company utilized as a comparison is identical to Collective or Summit. Accordingly, an analysis of comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of the companies concerned. The analyses do not purport to be appraisals or to reflect the prices at which Collective or Summit might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Merrill Lynch's opinion is just one of many factors taken into consideration by the Collective Board.

  The projections furnished to Merrill Lynch and used by it in certain of its analyses were prepared by the senior management of Summit and Collective. Collective and Summit do not publicly disclose internal management projections of the type provided to Merrill Lynch in connection with its review of the Merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

  The following is a summary of the material analyses presented by Merrill Lynch to the Collective Board on February 25, 1997 (the "Merrill Lynch Report") in connection with its February 25, 1997 opinion.

  Summary of Proposal. Merrill Lynch reviewed the terms of the proposed transaction, including the Exchange Ratio and the implied aggregate transaction value. Based on Summit's closing stock price of $49.13 on February 21, 1997, Merrill Lynch calculated an implied transaction value per share of Collective of $43.97, and an implied total transaction value of approximately $909 million. Based on such implied total transaction value, Merrill Lynch also calculated the price to market, price to book, price to tangible book and price to earnings multiples, and the implied deposit premium paid (defined as the transaction value minus the tangible book value divided by total deposits) for Collective in the Merger. This analysis yielded a price to market multiple of 1.20x , a price to book value multiple of 2.42x, a price to tangible book value multiple of 2.69x, a price to last twelve months earnings multiple (excluding the Savings Association Insurance Fund Assessment) of 15.67x, and an implied deposit premium of 16.07%.

  Pro Forma Merger Analysis. Based on publicly available earnings forecasts from third parties and projections provided by Summit and Collective, including pre-tax fully-phased-in Expected Savings assumption of $18 million in 1998 and pre-tax merger and reorganization charges of $45 million, Merrill Lynch analyzed certain pro forma effects of the Merger. This analysis indicated that the transaction would be accretive to projected earnings per share of Summit Common in 1997 and thereafter and that the Merger would be dilutive to Summit's book value and tangible book value per share at the assumed closing of the Merger (September 30,

1997). In this analysis, Merrill Lynch assumed that Summit and Collective performed in accordance with the publicly available earnings forecasts from third parties and Expected Savings assumptions provided to Merrill Lynch by Summit's and Collective's senior management.

  Discounted Dividend Stream Analysis--Collective. Using a discounted dividend stream analysis, Merrill Lynch estimated the present value of the future streams of after-tax cash flows that Collective could produce and distribute to stockholders ("dividendable net income") on a stand-alone basis from 1997 through 2002. Merrill Lynch assumed that Collective performed in accordance with publicly available earnings forecasts from third parties in 1997 and 1998, increased at 10.00% per annum thereafter, and that Collective's tangible common equity to tangible asset ratio would be maintained at a minimum 6.0% level. Merrill Lynch estimated the terminal values for the Collective common stock at 9.0, 10.0 and 11.0 times Collective's 2003 estimated operating income (defined as net income before intangible amortization). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 13% to 15%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Collective Common. This discounted dividend stream analysis indicated a reference range of $32.23 to $40.60 per share for Collective Common. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Merrill Lynch noted that the discounted dividend stream analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

  Analysis of Selected Thrift Merger Transactions--Collective. Merrill Lynch reviewed publicly available information regarding eleven thrift merger transactions with a value greater than $500 million and less than $2 billion which had occurred in the United States since January 1, 1993 that it deemed to be relevant (the "Comparable Transactions"). The Comparable Transactions and the month in which they were announced are: Mercantile Bancorp.'s proposed acquisition of Roosevelt Financial (December, 1996); ABN-AMRO Holding's proposed acquisition of Standard Federal Bancorp (November, 1996); HSBC Holding's acquisition of First FS&LA of Rochester (August, 1996); MacAndrews & Forbes Holdings Inc.'s acquisition of Cal Fed Bancorp (July, 1996); Washington Mutual, Inc.'s acquisition of American Savings Bank (July, 1996); Republic New York Corporation's acquisition of Brooklyn Bancorp Inc. (September, 1995); NationsBank Corporation's acquisition of CSF Holdings, Inc. (July, 1995); First Union Corporation's acquisition of Coral Gables Fedcorp (January, 1995); First Bank System, Inc.'s acquisition of Metropolitan Financial Corporation (July, 1994); MacAndrews & Forbes Holdings Inc.'s acquisition of First Nationwide Bank (April, 1994); and ABN-AMRO Holding's acquisition of Cragin Financial Inc. (July, 1993). Merrill Lynch compared the price to book value, price to tangible book value and price to earnings ratios and the implied deposit premium paid in the Merger to the corresponding ratios for the Comparable Transactions. This analysis yielded a range of (i) price to book value multiples of 0.85x to 2.11x with a mean of 1.61x and a median of 1.63x (compared with a multiple of 2.42x for Collective using the February 21, 1997 price for Summit Common), (ii) price to tangible book value multiples of 1.11x to 2.60x with a mean of 1.74x and a median of 1.67x (compared with a multiple of 2.69x for Collective using the February 21, 1997 price for Summit Common),
(iii) price to trailing twelve months earnings multiples of 11.19x to 14.37x with a mean of 12.81x and a median of 12.76x (compared with a multiple of 15.67x for Collective using the February 21, 1997 price for Summit Common), and (iv) implied deposit premiums paid of 1.08% to 11.92% with a mean of 7.03% and a median of 6.56% (compared with a premium of 16.07% for Collective using the February 21, 1997 price for Summit Common). This analysis yielded an overall imputed reference range per share of Collective Common of $27.30 to $36.24 based on the mean and median imputed range.

  No company or transaction used in the above analysis as a comparison is identical to Collective or the Merger respectively. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of Collective and the companies to which it is being compared.

  Comparison of Selected Comparable Companies--Collective. In connection with the Merrill Lynch Report, Merrill Lynch compared selected operating and stock market results of Collective to the publicly available corresponding data of certain other companies which Merrill Lynch deemed to be relevant, including ALBANK Financial Corporation, Sovereign Bancorp, Inc., Astoria Financial Corp., Webster Financial Corp., Commercial Federal Corporation, Eagle Financial Corporation, Security Capital Corporation, and St. Paul Bancorp, Inc. (collectively the "Collective Composite") This comparison showed, among other things, that for the December 31, 1996 quarter annualized (i) Collective's ratio of noninterest expense to average assets was 1.38%, compared to a mean of 1.89% for the Collective Composite, (ii) Collective's ratio of noninterest income to average assets was 0.30%, compared to a mean of 0.49% for the Collective Composite, (iii) Collective's net interest margin was 2.95%, compared with a mean of 3.09% for the Collective Composite, (iv) Collective's efficiency ratio (defined as noninterest expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 39.44%, compared with a mean of 51.83% for the Collective Composite, (v) Collective's return on average assets was 1.12%, compared to a mean of 0.95% for the Collective Composite and (vi) Collective's return on average equity was 16.32%, compared to a mean of 12.43% for the Collective Composite. This comparison also indicated that (i) at December 31, 1996, (A) Collective's tangible equity to tangible asset ratio was 6.14%, compared to a mean of 7.22% for the Collective Composite, (B) Collective's ratio of nonperforming loans to total loans was 0.72%, compared with a mean of 0.79% for the Collective Composite, (C) Collective's ratio of nonperforming assets to total assets was 0.38%, compared with a mean of 0.63% for the Collective Composite, (D) Collective's ratio of loan loss reserves to nonperforming assets was 65.46%, compared with a mean of 139.65% for the Collective Composite, (ii) as of February 21, 1997, (A) the ratio of Collective's market price to estimated earnings for the twelve-month period ending fiscal year 1997 was 10.31x, compared to a mean of 11.45x for the Collective Composite (assuming reported average earnings estimates based on data from First Call for both Collective and the Collective Composite), (B) the ratio of Collective's market price to book value per share at December 31, 1996 was 2.01x, compared to a mean of 1.59x for the Collective Composite, (C) the ratio of Collective's market price to tangible book value per share at December 31, 1996 was 2.23x, compared to a mean of 1.90x for the Collective Composite, and
(iii) as of December 31, 1996, Collective's dividend yield was 2.70%, compared to a mean of 1.58% for the Collective Composite.

  Discounted Dividend Stream Analysis--Summit. Using a discounted dividend stream analysis, Merrill Lynch estimated the present value of dividendable net income that Summit could produce on a stand-alone basis from 1997 through 2002. Merrill Lynch assumed that Summit performed in accordance with publicly available earnings forecasts from third parties in 1997 and 1998, grows at 10.00% per annum thereafter, and that Summit's tangible common equity to tangible asset ratio would be maintained at a minimum 6.0% level. Merrill Lynch estimated the terminal values for the Summit Common at 11.0, 12.0 and
13.0 times Summit's 2003 estimated operating income (defined as net income before intangible amortization). The dividendable net income streams and terminal values were then discounted to present values using different discount rates (ranging from 12% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Summit Common. This discounted dividend stream analysis indicated a reference range of $46.20 to $55.93 per share for Summit Common. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Merrill Lynch noted that the discounted dividend stream analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

  Comparison of Selected Comparable Companies--Summit. Merrill Lynch compared selected operating and stock market results of Summit to the publicly available corresponding data of certain other companies which Merrill Lynch deemed to be relevant, including AmSouth Bancorp, Crestar Financial Corporation, First of America Bank Corp., Firstar Corp., Huntington Bancshares, Inc., Mercantile Bancorporation Inc., Regions Financial Corporation, and Southern National Corporation (collectively the "Summit Composite"). This comparison showed, among other things, that, according to publicly available data from third parties, for the December 31, 1996 quarter annualized (i) Summit's ratio of noninterest expense to average assets was 2.81%, compared to a mean of 3.11% for the Summit Composite, (ii) Summit's ratio of noninterest income to average assets was 1.13%, compared to a mean of 1.57% for the Summit Composite, (iii) Summit's net interest margin was 4.52%, compared to a mean of 4.37% for the Summit Composite, (iv) Summit's efficiency ratio (defined as noninterest expenses divided by the sum of noninterest income and net interest income before provision for loan losses) was 53.34%, compared with a mean of 55.27% for the Summit Composite, (v) Summit's return on average assets was 1.48%, compared to a mean of 1.37% for the Summit Composite and (vi) Summit's return on average equity was 17.36%, compared to a mean of 16.65% for the Summit Composite. This comparison also indicated that
(i) at December 31, 1996, (A) Summit's tangible equity to tangible asset ratio was 8.06%, compared to a mean of 7.22% for the Summit Composite, (B) Summit's ratio of nonperforming loans to total loans was 1.09%, compared with a mean of 0.61% for the Summit Composite, (C) Summit's ratio of nonperforming assets to total assets was 0.78%, compared with a mean of 0.44% for the Summit Composite, (D) Summit's ratio of loan loss reserves to nonperforming assets was 146.40%, compared with a mean of 236.43% for the Summit Composite, (ii) as of February 21, 1997, (A) the ratio of Summit's market price to estimated earnings for the twelve-month period ending fiscal year 1997 was 12.22x, compared to a mean of 12.28x for the Summit Composite (assuming reported average earnings estimates based on publicly available data from third parties for both Summit and the Summit Composite), (B) the ratio of Summit's market price to book value per share at December 31, 1996 was 2.40x, compared to a mean of 2.20x for the Summit Composite, (C) the ratio of Summit's market price to tangible book value per share at December 31, 1996 was 2.54x, compared to a mean of 2.48x for the Summit Composite, and (iii) as of December 31, 1996, Summit's dividend yield was 2.93%, compared to a mean of 2.80% for the Summit Composite. Certain of this data may differ with Summit's audited financial data as found in Summit's 1996 Form 10-K Financial Statements.

  In connection with its opinion dated as of the date of this Proxy Statement-Prospectus, Merrill Lynch performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. Merrill Lynch did not perform any analyses in addition to those described above in updating its February 25, 1997 opinion.

  Merrill Lynch has been retained by the Board of Directors of Collective as an independent contractor to act as financial adviser to Collective with respect to the Merger. Merrill Lynch is a nationally recognized investment banking firm which, among other things, regularly engages in the valuation of businesses and securities, including banking institutions, in connection with mergers and acquisitions. In addition, within the past two years, Merrill Lynch has provided financial advisory, investment banking and other services to Collective and Summit and has received fees of approximately $275,000 and $4.0 million, respectively, for the rendering of such investment banking services. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the securities of Collective and Summit for their own account and for the accounts of customers and, accordingly, may from time to time hold a long or short position in such securities.

  Collective and Merrill Lynch have entered into a letter agreement dated January 15, 1997 relating to the services to be provided by Merrill Lynch in connection with the Merger. Collective has agreed to pay Merrill Lynch fees as follows: (i) a cash fee of $50,000, which was paid upon the execution of the letter agreement; (ii) a cash fee of $200,000, which was paid upon execution of the Merger Agreement; (iii) a cash fee of $200,000 which was payable at the mailing of the Proxy Statement-Prospectus; and (iv) an additional fee of $5,869,000 payable in cash at the Closing of the Merger. In such letter, Collective also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with its advisory work, including the reasonable fees and disbursements of its legal counsel, and to indemnify Merrill Lynch against certain liabilities relating to or arising out of the Merger, including liabilities under the federal securities laws.

MERGER OPTION AGREEMENT

  As an inducement and condition to Summit's willingness to enter into the Merger Agreement, Collective (as issuer) entered into the Merger Option Agreement with Summit (as grantee). Pursuant to the Merger Option Agreement, Collective granted the Collective Option to Summit. The Collective Option is an option to purchase up to 4,067,024 shares of Collective Common at a price per share of $38.125, exercisable as described below.

The purchase of any shares of Collective Common pursuant to the Collective Option is subject to compliance with applicable law.

  Unless Summit is in breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Collective to terminate the Merger Agreement, Summit may exercise the Collective Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Collective Option will terminate upon the earliest to occur of certain events, including:

    (1) the time immediately prior to the Effective Time;

    (2) termination of the Merger Agreement prior to the occurrence of an Extension Event (as defined below) (other than a termination by Summit resulting from a breach thereof by Collective which has not been cured or is not capable of being cured within the time allotted); or

    (3) 15 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below) or the termination of the Merger Agreement by Summit upon a breach by Collective which has not been cured or is not capable of being cured within the time allotted.

  The term "Extension Event" shall mean the occurrence of certain events without Summit's prior written consent, including:

    (1) Collective, its Board of Directors or any of its subsidiaries taking certain actions (each an "Acquisition Transaction"), including recommending or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving Collective or any of its banking subsidiaries, (b) the purchase, lease, or other acquisition of 10 percent or more of the aggregate value of the assets or deposits of Collective or any of its banking subsidiaries, (c) the purchase or other acquisition of securities representing 10 percent or more of the voting power of Collective or any of its banking subsidiaries or (d) any substantially similar transaction, in each case except as otherwise permitted by the Merger Option Agreement;

    (2) any third party acquiring beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the aggregate voting power of Collective or any of its banking subsidiaries;

    (3) any third party making a bona fide proposal to Collective or its stockholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction (including the commencement of a tender offer or exchange offer to purchase 10 percent or more of the aggregate voting power of Collective or any of its banking subsidiaries);

    (4) after a proposal by a third party to Collective or its stockholders to engage in an Acquisition Transaction, Collective breaches (without cure) any representation or covenant in the Merger Agreement which would entitle Summit to terminate the Merger Agreement;

    (5) any third party filing an application with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction;

    (6) failure of the stockholders of Collective to approve the Merger Agreement, failure of the Collective Board of Directors to call a meeting for consideration of the Merger or cancellation of such a meeting, or Collective's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of Collective's Board with respect to the Merger Agreement, in each case after an Extension Event; or

    (7) any Purchase Event (as defined below).

The term "Purchase Event" shall mean either of the following events or transactions:

    (1) any person other than Summit or a subsidiary of Summit acquiring beneficial ownership of 25 percent or more of the aggregate voting power of Collective or any of its banking subsidiaries, except as otherwise permitted by the Merger Option Agreement; or

    (2) the occurrence of an Extension Event described in subparagraph (1) of the definition of "Extension Event" above, except that the percentage referred to in clauses (b) and (c) thereof shall be 25 percent.

  Upon the occurrence of certain events set forth in the Merger Option Agreement, at the election of Summit, the Collective Option (or shares issued pursuant to the exercise thereof) must be repurchased by Collective (the "Repurchase"), or converted into, or exchanged for, an option of another corporation or Collective (the "Substitute Option"). In addition, the Merger Option Agreement grants certain registration rights ("Registration Rights") to Summit with respect to the shares represented by the Collective Option. The terms of such Repurchase, Substitute Option and Registration Rights are set forth in the Merger Option Agreement.

  The Merger Option Agreement and the Collective Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement and may be expected to discourage offers by third parties to acquire Collective prior to the Merger.

  To the knowledge of Summit and Collective, no event giving rise to the right to exercise the Collective Option has occurred as of the date of this Proxy Statement-Prospectus.

  A copy of the Merger Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus, and reference is made thereto for the complete terms of the Merger Option Agreement and the Collective Option. The foregoing discussion is qualified in its entirety by reference to the Merger Option Agreement.

REGULATORY APPROVALS

  The Merger is subject to approval by the Federal Reserve Board under Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Section 4 of the BHC Act provides that a bank holding company shall not acquire the voting shares of any company that is not a bank (including the shares of a savings bank such as Collective Bank) unless the Federal Reserve Board determines that the transaction can reasonably be expected to produce benefits to the public that outweigh possible adverse effects such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

  Under the BHC Act, as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The acquisition by Summit of more than 5% of Collective's voting stock is subject to the same approval requirements as described above. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings are generally prerequisites to obtaining Federal Reserve Board approval to make acquisitions. All of Summit's subsidiary banks are currently rated "satisfactory" or better under the Community Reinvestment Act.

  An application with respect to the Merger was filed by Summit with the Federal Reserve Board on April 21, 1997. Regulations of the Federal Reserve Board under the BHC Act require notice of an application for approval of the Merger to be published in newspapers of general circulation and in the Federal Register and that the public have at least 30 days to comment on the application. In the event one or more comments protesting approval of the application are received by the Federal Reserve Board within the time period provided for in the respective notices, the Federal Reserve Board's regulations permit the Federal Reserve Bank having jurisdiction over the applicant, acting on delegated authority from the Federal Reserve Board, to arrange a private meeting between the applicant and the protesters if the Federal Reserve Bank decides such a meeting would be appropriate. In addition, if an applicant or a protestor requests a hearing or if the Federal Reserve Board determines such to be appropriate, the Federal Reserve Board may order that a formal hearing on the application be held or that a proceeding permitting all interested parties to present their views orally before the Federal Reserve Board or its designated representative be conducted. Due to the possibility that a private meeting, public hearing or proceeding providing for oral presentation will be scheduled by the Federal Reserve Board following receipt of a protest, and due additionally to the procedures relating thereto, Federal Reserve Board processing of merger applications receiving one or more protests will generally take longer than the processing of merger applications not receiving such protests. The comment period relating to Summit's application for approval of the Merger expired on or about May 23, 1997 and the application was approved by the Federal Reserve Board on May 29, 1997.

  All materials filed with the Federal Reserve Board were also filed with the U.S. Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Such materials must be on file for 30 days before the Merger is consummated.

  Collective stockholders should be aware that regulatory approvals of the Merger may be based upon different considerations than those that would be important to such stockholders in determining whether or not to approve the Merger Agreement. Any such approvals should in no event be construed by a Collective stockholder as a recommendation by any regulatory agency with respect to the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Directors and executive officers of Collective have interests in the Merger that are in addition to their interests as Collective stockholders. These interests are described in more detail below.

Indemnification

  In the Merger Agreement, Summit has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of Collective or any subsidiary of Collective on or before the Effective Time with respect to liabilities and claims (and related expenses including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Summit Restated Certificate of Incorporation and By-Laws in effect on the date the Merger Agreement was executed and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service to Summit.

  In the Merger Agreement, Summit also agreed that, subject to Collective's covenant to take all requisite action to preserve its rights under its directors and officers liability insurance policies with respect to matters occurring prior to the Effective Time (other than matters arising in connection with the Merger Agreement and the transactions contemplated thereby), for a period of six (6) years after the Effective Time, Summit would use its best efforts to provide to the persons who served as directors or officers of Collective or any subsidiary of Collective on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities on the date of the Merger Agreement ("Comparable Coverage"); provided that in no event is Summit required to expend in the aggregate for the six years of post-Merger coverage more than 200% of the amount expended by Collective prior to the execution of the Merger Agreement for one year of coverage ("Coverage Amount"). Summit has agreed to use its best efforts to obtain as much comparable insurance as is available for the Coverage Amount if it is unable to maintain or obtain Comparable Coverage. Collective must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at Summit's request.

Board of Directors

  As provided for in the Merger Agreement, upon consummation of the Merger, Thomas H. Hamilton, Chairman of Collective, will be appointed to the Summit Board to serve as a member of that class of Summit directors with a term of office expiring at the 2000 Annual Meeting of Shareholders of Summit and one other person chosen by the Board of Directors of Summit from among the persons serving as directors of Collective on the date of the Merger Agreement will be appointed to serve as a member of that class of Summit Board with a term of office expiring at the 1999 Annual Meeting of Shareholders of Summit. At this time such person has not been chosen.

Employment and Change of Control Agreements

  Thomas H. Hamilton is party to an employment agreement with each of Collective and Collective Bank which provide for Mr. Hamilton to be employed as Chairman of the Board and Chief Executive Officer of, respectively, Collective and Collective Bank for a three year term. Each agreement (and the related three year term of employment) automatically renews each year on its October 1 anniversary date unless the Board of Collective or Collective Bank, as the case may be, elects not to renew its agreement. The agreements provide that upon a termination of Mr. Hamilton's employment with either Collective or Collective Bank (other than due to death or for "cause", as defined in the agreements) following a "change of control" (as defined in the agreements) of Collective or Collective Bank (all during the term of the agreement), Mr. Hamilton is entitled to receive severance pay in the amount of the greater of the payments due for the remaining term of the agreement or three times the preceding year's base salary, including bonus and any other cash or deferred compensation paid or to be paid to Mr. Hamilton during such year, and the amount of any contributions made or to be made to any employee benefit plan on behalf of Mr. Hamilton during such year, except to the extent such benefits are otherwise payable upon a "Change of Control". In addition, for 36 months Mr. Hamilton is entitled to continuation of life, medical, dental and disability coverage substantially identical to coverage maintained prior to termination of employment. The Merger will constitute a "Change of Control" for purposes of Mr. Hamilton's employment agreements. If, pursuant to the provisions described above, payments were required to be made to Mr. Hamilton, the estimated amount of such payments would be $1,561,956. The employment agreement between Mr. Hamilton and Collective provides that all payments due to Mr. Hamilton thereunder shall be reduced by the amount of payments made pursuant to the employment agreement between Collective Bank and Mr. Hamilton.

  Collective Bank is a party to a change of control (termination) agreement with each of Edward J. McColgan, Scott T. Page, Arthur L. Foster, Bernard H. Berkman, Albert A. Kuehner, Harry G. Miller, Robert D. Pierson and John E. Palmer, which provide that if the employment of the named executive officer with Collective Bank (or a successor) is terminated for reasons other than (i) death or retirement of the executive, or (ii) by Collective Bank (or a successor) for "cause" (as defined in the agreements) or due to the disability of the executive, or is terminated by the executive for "good reason" (as defined in the agreements), then in such case the named executive officer is entitled to receive a lump sum payment equal to the aggregate of periodic salary and incentive payments the executive officer would otherwise have earned through the term of his agreement or for one year, whichever is greater, and any incentive payments or salary earned prior to the date of termination but not paid, plus life, disability, accident and health insurance benefits for the greater of one year or the remaining term of the agreement. Each agreement currently provides for a term ending December 31, 1998, unless prior thereto a "change of control" (as defined in the agreements) occurs, in which case the term is automatically extended to December 31, 1999. The Merger will constitute a "Change of Control" for purposes of these agreements. Messrs. McColgan, Page, and Berkman (the executive officers included in the summary compensation table in Collective's most recent annual meeting proxy statement) are currently paid salary at the annual rates of $186,900, $142,000 and $127,628, respectively, and have target annual incentives of 25%, 20% and 15% of base salary, respectively.

  Pursuant to the Merger Agreement, Summit has agreed to assume the obligations of Collective under the foregoing agreements.

Collective Stock Option Plans

  As described under "THE MERGER--Conversion of Collective Stock Options," Original Options outstanding at the Effective Time will be automatically converted into New Options, subject to the terms of the particular Collective Option Plan and Grant Agreement governing the Original Option, including terms and provisions governing exercises. The number of shares covered by the New Options and the exercise price thereof will be set by, respectively, multiplying the number of shares covered by, and dividing the exercise price of, the Original Option by, the Exchange Ratio. Pursuant to the terms of the Incentive Plan and Grant Agreements thereunder, Original Options granted under the Incentive Plan will be converted into immediately exercisable New Options whether or not the Original Option was exercisable.

  The following table sets forth certain information relating to Original Options held by Messrs. Hamilton, McColgan, Page and Berkman and all directors and executive officers of Collective as a group as follows: (i) the number of Original Options held by such persons; (ii) the number of Original Options held by such persons that are currently exercisable; (iii) the number of unexercisable Original Options held by such persons that will be converted into exercisable New Options at the Effective Time; (iv) the weighted average exercise price for currently exercisable Original Options; (v) the weighted average exercise price for unexercisable Original Options that will be converted into exercisable New Options at the Effective Time; and (vi) the aggregate net unrealized value of all Original Options based on the number of shares of Summit Common covered by, and the exercise price of, the New Options into which the Original Options are convertible and using the last sale price of a share of Summit Common on May 30, 1997 of $49.38 as the market price for purposes of the calculation.

                                                               WEIGHTED        WEIGHTED
                                                 OPTIONS       AVERAGE     AVERAGE EXERCISE AGGREGATE
                                               EXERCISABLE  EXERCISE PRICE PRICE OF OPTIONS    NET
                                    OPTIONS   IN CONNECTION   OF OPTIONS    EXERCISABLE IN  UNREALIZED
                          OPTIONS  CURRENTLY    WITH THE      CURRENTLY    CONNECTION WITH   VALUE OF
                           HELD   EXERCISABLE    MERGER      EXERCISABLE      THE MERGER     OPTIONS
                          ------- ----------- ------------- -------------- ---------------- ----------
Thomas H. Hamilton......   34,520      --         34,520           --          $  8.59      $1,229,257
Edward J. McColgan......   12,500    5,000         7,500        $18.50           15.25         345,625
Scott T. Page...........   16,500      --         16,500           --            13.70         503,250
Bernard H. Berkman......   15,000      --         15,000           --             5.85         575,250
Directors & Executive
 Officers as a Group (15
 Persons in Total)......  216,045   79,825       136,220          6.61           10.22       7,629,377

Directors Deferred Compensation Plan

  Collective maintains a Directors Deferred Compensation Plan which allows a director to defer receipt of directors fees until such time as the director's service on the Collective Board terminates. The plan pays interest at a rate set from time to time by Collective. Such deferred payments represent an unfunded obligation of Collective. Prior to the Effective Time, Collective will contribute to a grantor trust approximately $1,522,000, in order to provide a source of funds to assist Collective in meeting its liabilities under the plan.

Severance Pay Provision

  The Merger Agreement provides that any employee of Collective or a subsidiary of Collective at the Effective Time whose employment is terminated by Summit, other than for cause, within twelve (12) months of the Effective Time is entitled to receive a severance payment equal to the sum of: (i) the greater of (A) four times the employee's gross weekly salary or (B) the product of such employee's gross weekly salary multiplied by two times the number of full years of service completed by such employee prior to the termination of employment; and (ii) in the event less than 60 days advance notice of termination is provided to a particular employee, the product of (A) the difference of 60 minus the number of days of advance notice of termination received by a particular employee (a negative difference being treated as zero) and (B) the employee's annual salary rate at the time of termination of employment divided by 365. However, no employee of Collective or a subsidiary of Collective shall be eligible to receive the foregoing payment if such employee is offered a position by Summit which is similar in job content to the position held by such employee with Collective or a subsidiary and is located at a reasonably accessible location.

THE MERGER AGREEMENT

Amendment

  Collective and Summit may jointly amend the Merger Agreement at any time; provided, however, that, after the Special Meeting, no amendment may reduce the amount of, or change the form of consideration to be received by Collective stockholders unless such modification is submitted to a vote of Collective stockholders.

Collective Covenants

  Pursuant to the Merger Agreement, Collective has covenanted, among other things, that, until termination of the Merger Agreement, Collective will advise Summit of any material adverse change in Collective's business and of certain other circumstances, and the business of Collective and its subsidiaries will be carried on substantially in the same manner as prior to the execution of the Merger Agreement. Furthermore, until termination of the Merger Agreement, without the prior written consent of Summit, Collective will not declare or pay any dividend other than a quarterly cash dividend at a rate up to $.25 per share, and will refrain from taking certain other actions, including certain actions relating to changes in its capital stock, the incurrence of liabilities and the issuance of capital stock.

  Collective also has agreed that, until termination of the Merger Agreement or the Effective Time, neither Collective nor any of its subsidiaries nor any of the officers or directors of Collective or its subsidiaries shall, and that Collective shall direct and use its best efforts to cause its employees, agents, affiliates and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by Collective or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person or provide any nonpublic information or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below); provided, however, that the Board of Directors of Collective may furnish or cause to be furnished nonpublic information and may participate in discussions directly or through its representatives concerning an Acquisition Proposal if the Board of Directors of Collective, after having consulted with outside counsel and been advised of its legal rights, has determined that the failure to provide such nonpublic information or participate in such discussions would cause the members of the Board of Directors to breach their fiduciary duties under applicable laws, and, provided further, that Collective shall first obtain a confidentiality agreement in customary form and containing at least the confidentiality provisions set forth in the Merger Agreement. "Acquisition Proposal" is defined as any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, business combination or takeover transaction involving Collective or any of its subsidiaries, or the acquisition of any assets (except as otherwise permitted under the Merger Agreement) or any securities of Collective or any of its subsidiaries. In addition, Collective has agreed to notify Summit, by telephone call to its chief executive officer or general counsel, promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Collective or any of its subsidiaries or assets by another party and to deliver as soon as possible by facsimile transmission to such Summit officer a copy of any document relating thereto promptly after any such document is received by Collective.

  In order to ensure that Collective stockholders would be paid at least one, but no more than one, dividend in each calendar quarter between the date of the Merger Agreement and the Effective Time, Collective agreed in the Merger Agreement to coordinate with Summit the declaration of any dividends and the setting of any dividend record or payment dates.

Summit Covenants

  Pursuant to the Merger Agreement, Summit has covenanted, among other things, that, until termination of the Merger Agreement, Summit will advise Collective of any material adverse change in Summit's business and certain other circumstances.

Conditions to the Merger; Termination

  The obligations of both parties to consummate the Merger are subject to the satisfaction of certain conditions including: (1) approval of the Merger Agreement by the requisite vote of the holders of Collective Common; (2) receipt of all required regulatory approvals by Summit and Collective without restrictions or limitations, that, in the reasonable opinion of Summit or Collective, would materially adversely affect the financial condition of Summit following the consummation of the Merger and the expiration of any waiting periods required by such approvals; (3) effectiveness of the registration statement; (4) the receipt by Summit and Collective of an opinion from Thomson Coburn as to certain federal income tax consequences of the Merger; (5) the NYSE has indicated that the shares of Summit Common to be issued in the Merger are to be listed on the NYSE, subject to official notice of issuance; (6) the absence of material litigation; (7) the absence of regulatory agreements relating to the parties; (8) the delivery of officers' certificates by Collective and Summit; and (9) other customary conditions described in the Merger Agreement. In addition, the obligation of Summit to consummate the Merger is subject to the receipt by Summit of Affiliate Agreements from a sufficient number of Collective Affiliates, such that, in the reasonable opinion of Summit, based upon consultation with its independent accounting firm, the Merger may be accounted for on a pooling-of-interests basis and the receipt of a letter from KPMG Peat Marwick LLP, independent auditors for Summit, to the effect that, based on the facts known to such accountants, the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreement. Any of such conditions may be waived by the party for whose benefit the condition was included. However, the Merger will not be consummated without the receipt of the requisite stockholder and regulatory approvals.

  Either party may terminate the Merger Agreement if (1) Collective stockholders, in a vote on the Merger Agreement at a meeting held for such purpose, fail to approve the Merger Agreement by the requisite vote, (2) the other party materially breaches a warranty, representation or covenant and such breach is not cured or capable of being cured within 30 days of the giving of written notice thereof (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement), (3) on the date for Closing designated by Summit in the Closing Notice, all the conditions precedent to such parties' obligations to close are not met, or (4) the Closing is not consummated on or before January 1, 1998, provided, however, that a party does not have the termination right described by this clause (4) if the failure to close by January 1, 1998 is due solely to its failure to perform or observe an agreement which the Merger Agreement requires it to perform or observe by the Closing Date. In addition, the parties may terminate the Merger Agreement at any time by mutual agreement.


Expenses

  Should either party terminate the Merger Agreement because the other party has materially breached a warranty, representation or covenant or because the other party has not met its conditions of closing, then the terminating party shall be reimbursed by the defaulting party for the terminating party's out-of-pocket expenses reasonably incurred in connection with the Merger Agreement, including counsel fees, printing fees and filing fees, but excluding any brokers', finders' or investment bankers' fees. In the event that the Merger Agreement is terminated by either party other than under circumstances described in the immediately preceding sentence, each party is mutually released and discharged from liability to the other party or to any third party thereunder, and no party is liable to any other party for any costs or expenses incurred in connection with the Merger Agreement, except that each party is responsible for one-half of the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Commission, the Federal Reserve Board and the NYSE.

CHARTER AND BY-LAWS OF SURVIVING CORPORATION

  Pursuant to the Merger Agreement, the Restated Certificate of Incorporation and By-Laws of Summit, as in effect at the Effective Time, will be the Restated Certificate of Incorporation and By-Laws of the Surviving Corporation in the Merger unless and until amended.

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

BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

  The Merger Agreement provides that the Board of Directors of the Surviving Corporation will consist of (i) the members of the Board of Directors of Summit at the Effective Time, (ii) Thomas H. Hamilton, Chairman and Chief Executive Officer of Collective, provided he is still serving as such at the Effective Time and is available for service, who shall be designated to serve as a member of that class of Summit directors with a term of office expiring at the 2000 Annual Meeting of the Shareholders of Summit and (iii) one other person chosen by the Board of Directors of Summit from among those persons serving as Collective directors on the date of the Merger Agreement and who continue to serve as Collective directors through the Effective Time, who shall be designated to serve as a member of that class of Summit directors with a term of office expiring at the 1999 Annual Meeting of the Shareholders of Summit.

  The Merger Agreement also provides that the officers of Summit at the Effective Time will continue to be the officers of the Surviving Corporation.

NO DISSENTERS' RIGHTS

  Under applicable Delaware law, no dissenters' rights of appraisal are available to holders of Collective Common in connection with the Merger.

NEW YORK STOCK EXCHANGE LISTING

  Summit has agreed in the Merger Agreement to use its best efforts to cause the shares of Summit Common to be issued in the Merger to be listed on the NYSE. The NYSE's indication that such shares of Summit Common are to be listed on the NYSE (subject to official notice of issuance) is a condition to the consummation of the Merger.

ACCOUNTING TREATMENT

  It is anticipated that the Merger, when consummated, will be accounted for as a pooling-of-interests and it is a condition to Summit's obligations to consummate the Merger that Summit receives a letter from KPMG Peat Marwick LLP, independent auditors of Summit, to the effect that the Merger qualifies for such accounting treatment. Under this method of accounting, the historical book values of the assets, liabilities and stockholders' equity of Collective, as reported on its Consolidated Balance Sheet, will be carried over onto the Consolidated Balance Sheet of Summit and no goodwill or other intangible assets will be created. Summit will include in its Consolidated Statement of Income the consolidated results of operations of Collective for the entire fiscal year in which the consummation of the Merger occurs and will combine and restate its results of operations for prior periods to include the reported consolidated results of operations of Collective for prior periods.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The following discussion is based upon an opinion of Thompson Coburn, special counsel to Summit ("Counsel"), and except as otherwise indicated, reflects Counsel's opinion. The discussion is a summary of the material United States federal income tax ("federal income tax") consequences of the Merger to certain Collective stockholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Merger Agreement. The discussion does not address all aspects of federal income taxation that may be applicable to Collective stockholders in light of their status or personal investment circumstances, nor does it address the federal income tax consequences of the Merger that are applicable to Collective stockholders subject to special federal income tax treatment including (without limitation) foreign persons, insurance companies, tax-exempt entities, retirement plans, dealers in securities, persons who acquired their Collective Common pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold their Collective Common as part of a "straddle," "hedge" or "conversion transaction." In addition, the discussion does not address the effect of any applicable state, local or foreign tax laws, or the effect of any federal tax laws other than those pertaining to the federal income tax. As a result, each Collective stockholder is urged to consult his or her own tax advisor to determine the specific tax consequences of the Merger to such stockholder. The discussion assumes that shares of Collective Common are held as capital assets (within the meaning of Section 1221 of the Code) at the Effective Time.

  Collective has received an opinion from Counsel to the effect that, assuming the Merger occurs in accordance with the Merger Agreement, the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Code, with the following federal income tax consequences:

    (1) Collective stockholders will recognize no gain or loss as a result of the exchange of their Collective Common solely for shares of Summit Common pursuant to the Merger, except with respect to Cash in Lieu Amounts with regard to fractional shares, if any, as discussed below.

    (2) The aggregate adjusted tax basis of the shares of Summit Common received by each Collective stockholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will be equal to the aggregate adjusted tax basis of the shares of Collective Common surrendered.

    (3) The holding period of the shares of Summit Common received by each Collective stockholder in the Merger (including any fractional share of Summit Common deemed to be received, as described in paragraph 4 below) will include the holding period of the shares of Collective Common exchanged therefor.

    (4) A Collective stockholder who receives the Cash In Lieu Amount with regard to a fractional share of Summit Common will be treated as if the fractional share had been received by such stockholder in the Merger and then redeemed by Summit in return for the Cash In Lieu Amount. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Summit Common allocable to the fractional share.

  Counsel's opinion is subject to the conditions and customary assumptions that are stated therein and relies upon various representations made by Summit, Collective, and certain stockholders of Collective. If any of these representations or assumptions is inaccurate, the tax consequences of the Merger could differ from those described herein. Counsel's opinion is also based upon the Code, regulations proposed or promulgated thereunder, judicial precedent relating thereto, and current administrative rulings and practice, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. The receipt of Counsel's opinion again as of the Closing Date is a condition to the consummation of the Merger. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service ("Service"), has no binding effect. The Service could take a position contrary to Counsel's opinion and, if the matter were litigated, a court may reach a decision contrary to the opinion. Neither Summit nor Collective has requested an advance ruling as to the federal income tax consequences of the Merger, and the Service is not expected to issue such a ruling.

  THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN COLLECTIVE STOCKHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH COLLECTIVE STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSIONS MAY NOT APPLY TO EACH COLLECTIVE STOCKHOLDER. ACCORDINGLY, EACH COLLECTIVE STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

RESALE OF SUMMIT COMMON

  The shares of Summit Common into which shares of Collective Common are converted on the Effective Date will be freely transferable under the Securities Act except for shares issued to any stockholder who may be deemed to be a Collective Affiliate for purposes of Rule 145 under the Securities Act as of the date of Special Meeting or an affiliate of Summit for purposes of Rule 144 under the Securities Act thereafter. Collective Affiliates may not sell their shares of Summit Common acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Collective Affiliates who may be deemed to be affiliates of Summit after the Merger may not sell their shares of Summit Common except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 144 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of a company under Rules 144 and 145 generally include individuals or entities that control, are controlled by or are under common control with the company and may include certain officers and directors of such company as well as principal stockholders thereof.

  Collective agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person deemed in the opinion of Collective's counsel to be a Collective Affiliate to enter into an agreement with Summit providing that such persons agree to be bound by the restrictions imposed by the pooling-of-interest accounting rules and Rule 145. The rules regarding pooling-of-interests accounting treatment include restrictions on sales or other dispositions of Summit Common or Collective Common by affiliates of either Summit or Collective during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Summit and Collective.

DIFFERENCES IN SHAREHOLDERS' RIGHTS

  The rights of Collective stockholders, which are determined by Delaware corporation law and the Restated Certificate of Incorporation and By-Laws of Collective, differ from the rights accorded Summit shareholders, which are determined by New Jersey corporation law and the Restated Certificate of Incorporation and By-Laws of Summit. Some of the differences in shareholders' rights are attributable to differences between the corporation law of Delaware, the state of Collective's incorporation, and the corporation law of New Jersey, the state of Summit's incorporation. The remaining differences in shareholders' right are attributable to differences between the Restated Certificate of Incorporation and By-Laws of Collective and the Restated Certificate of Incorporation and By-Laws of Summit. Certain of the rights of Collective stockholders described below which are provided by Delaware corporation law or contained in the Restated Certificate of Incorporation or By-Laws of Collective and which are not provided by New Jersey corporation law or contained in the Restated Certificate of Incorporation or By-Laws of Summit are deemed to have an anti-takeover effect and will not be available to Collective stockholders as Summit shareholders; however, certain rights provided for by New Jersey corporation law or the Restated Certificate of Incorporation or By-Laws of Summit are also deemed to have an anti-takeover effect and will be available to Collective stockholders only after becoming Summit shareholders. The following is a summary discussion of the most significant differences in shareholders' rights. This summary is qualified in its entirety by reference to the corporation laws of Delaware and New Jersey and the governing documents of Collective and Summit referred to above.

Comparison of Certificates of Incorporation and By-Laws

Classified Board and Cumulative Voting

  COLLECTIVE. The Restated Certificate of Incorporation and By-Laws of Collective divide the Collective Board into three classes, as nearly equal in number as possible, with each class of directors serving a staggered term of three years. The By-Laws of Collective provide that the Collective Board shall consist of nine directors. There are three directors in each class. Directors are elected by a plurality of votes cast. Stockholders of Collective are entitled to cumulate their votes in the election of directors and cast for one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held, or distribute their shares between two or more candidates.


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

  SUMMIT. The Restated Certificate of Incorporation of Summit provides that the Summit Board shall consist of not less than five and not more than forty persons and divides the Summit Board into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire Summit Board. Directors are elected by a plurality of votes cast by shares entitled to vote. Presently there are six directors in each class. Holders of Summit Common may not cumulate their votes in elections of directors.

  The Restated Certificate of Incorporation of Summit further requires that resolutions increasing the number of directors be approved by 80% of, as the case may be, directors holding office or shares of capital stock of Summit entitled to vote generally in the election of directors, voting as a single class.

  The Restated Certificate of Incorporation of Summit also provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, repeal or take any action inconsistent with the classified board of directors or the requirement for an 80% affirmative vote to approve any increase in the number of directors. The effect of these provisions is to make it difficult for persons other than those negotiating directly with the Summit Board to acquire seats on the Summit Board and obtain control of Summit.

Meetings and Consents

  COLLECTIVE. Collective's By-Laws provide that a special meeting of stockholders may be called by the Chairman of the Board, by the President or by a majority of the Board of Directors and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than one-tenth of all the outstanding capital stock entitled to vote at the meeting. Under the Collective Restated Certificate of Incorporation and By-Laws, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting and may not be effected by consent in writing of stockholders.

  SUMMIT. Under Summit's By-Laws, except as otherwise provided by law, special meetings may be called only by the Chairman, Vice Chairman, President or majority of the entire Board. The Restated Certificate of Incorporation of Summit requires that, subject to the rights of holders of any series of Preferred Stock or other class or series of stock having preference over the Summit Common as to dividends or upon liquidation, all actions by the shareholders of Summit be taken exclusively at a duly called annual or special meeting of Summit's shareholders or by the unanimous, but not less than unanimous, written consent of the shareholders. An additional provision in the Restated Certificate of Incorporation of Summit provides that the affirmative vote of the holders of 80% or more of the combined voting shares of Summit, voting as a single class, is required to amend, alter, repeal or take any action inconsistent with this requirement. Under the Summit By-Laws, except as otherwise required by law or Summit's Restated Certificate of Incorporation, all actions by shareholders must be taken at a meeting unless the Board determines that such action shall be taken by written consent.

Shareholder Rights Plan

  SUMMIT SHAREHOLDER RIGHTS PLAN. Summit has in effect a shareholder rights plan pursuant to which holders of shares of Summit Common possess one preferred stock purchase right for each share of Summit Common held by them. Each preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of certain takeover-related events ("effective time"), one hundredth of a share of a new series of Preferred Stock, designated the Series R Preferred Stock, at $90 per one hundredth share ("exercise price"), with full shares having rights per share equal to 100 times the rights of Summit Common with respect to voting, dividends and distributions upon liquidation or merger as well as entitling the holder to an additional preferential dividend. Upon the occurrence of certain subsequently occurring events, holders of the preferred stock purchase rights become entitled to purchase either shares of the Series R Preferred Stock (if not already purchased) or a number of shares of the "acquiring person" (as defined in the rights plan) equal in market value to twice the exercise price of the preferred stock purchase right. The Summit Board has the power to redeem the preferred stock purchase rights at any time but, after the preferred stock purchase rights become exercisable, it may do so only upon the majority vote of non-management directors in connection with a business combination it has approved. For a further description of Summit's shareholder rights plan, see "DESCRIPTION OF SUMMIT CAPITAL STOCK--Shareholder Rights Plan." The combination of prohibitive dilution of the acquiring person's share value and the power of the Summit Board to redeem the preferred stock purchase rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and to the extent possible, discourage or defeat abusive partial or two-tiered acquisition proposals.

  Collective has not adopted a stockholder rights plan.

Nominations to the Board, Shareholder Proposals and Conduct of Meeting

  COLLECTIVE. Pursuant to Collective's By-Laws, nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Collective stockholders may nominate directors for election by providing written notice to Collective's Secretary delivered or mailed and received at the offices of Collective not less than thirty (30) days prior to the meeting (unless less than 40 days notice or prior disclosure of the meeting is given, in which case such nomination must be mailed or delivered not later than ten days following the notice or public disclosure). The Collective officer presiding at the meeting shall disregard any stockholder nomination to the Collective Board which is not made in accordance with the By-Laws.

  SUMMIT. The By-Laws of Summit contain provisions that empower the Summit Board to adopt rules, regulations and procedures governing meetings of Summit shareholders and empower the chairman of a meeting of Summit shareholders, subject to the rules and regulations adopted by the Summit Board, to adopt such rules, regulations and procedures and to take such actions that the chairman deems necessary, appropriate or convenient for the proper conduct of a stockholder meeting. The Summit By-Laws also contain provisions that (1) establish rules governing nominations for director and shareholder proposals made at meetings of shareholders and, in general, empower the chairman of an annual meeting to disallow nominations and shareholder proposals that are not made at least 80 days in advance of the anniversary of the preceding year's annual meeting or that otherwise fail to comply with the requirements of the By-Laws and (2) establish rules governing nominations for directors made at special meetings of shareholders and empower the chairman of a special meeting to disallow nominations that are not made at least 70 days prior to such special meeting or the 10th day following the day on which public announcement of such special meeting is first made or that otherwise fail to comply with the requirements of the By-Laws.

Vote Required for Charter and By-Law Amendments

  COLLECTIVE. The Collective Restated Certificate of Incorporation provides the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of Collective entitled to vote thereon is required to amend the Restated Certificate of Incorporation of Collective. Pursuant to Collective's Restated Certificate of Incorporation and By-Laws, the By-Laws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of Collective. The Collective Restated Certificate of Incorporation also authorizes a majority of the Board of Directors to adopt, amend or repeal the By-Laws.

  SUMMIT. As discussed above, the Restated Certificate of Incorporation of Summit requires that certain provisions relating to increases in the number of directors (which number may also be increased by the Board), changes to the classified board provision and changes to the provision requiring that actions by shareholders be effected at an annual or special meeting or by unanimous written consent, receive the affirmative vote of holders of 80% of the combined voting shares of Summit, voting as a single class. Otherwise, pursuant to the New Jersey Business Corporation Act, the Restated Certificate of Incorporation may be amended, in general, by the affirmative vote of a majority of the votes cast. The By-Laws of Summit provide for amendments upon two-thirds vote of the Board of Directors. Under the New Jersey Business Corporation Act, by-laws made by a corporation's board may be altered or repealed and new by-laws made by the shareholders.

Removal of Directors

  COLLECTIVE. Under the Collective Restated Certificate of Incorporation, the Board of Directors, or any individual director, may be removed for cause by the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote for the election of directors; provided, however, that if less than the entire board is to be removed no director may be removed if the votes cast against removal would be sufficient to elect a director if such votes were cumulated.

  SUMMIT. The Summit Restated Certificate of Incorporation contains no specific provisions with respect to removal of directors (other than for directors elected by holders of preferred stock). Under the New Jersey Business Corporation Act, with respect to a classified board, unless otherwise provided in the certificate of incorporation, directors may be removed by shareholders for cause only by the affirmative vote of the majority of votes cast by the holders entitled to vote thereon.

Authorized Shares

  COLLECTIVE. Collective has 37,000,000 authorized shares of common stock, par value $.01 per share and 2,500,000 shares of Preferred Stock, par value $.01 per share. As of March 31, 1997, there were 20,446,519 shares of Collective Common outstanding and no shares of Preferred Stock outstanding. Collective's Restated Certificate of Incorporation does not provide for preemptive rights to attach to the ownership of Collective Common.

  SUMMIT. The Restated Certificate of Incorporation of Summit authorizes the issuance of 260,000,000 shares of Summit Common and 4,000,000 shares of preferred stock, no par value. As of March 31, 1997, there were 98,450,950 shares of Summit Common outstanding and 1,000,000 shares (subsequently increased to 1,500,000 shares) of Summit Series R Preferred created in Summit's Restated Certificate of Incorporation for issuance under the Shareholder Rights Plan of Summit. The Restated Certificate of Incorporation of Summit and the New Jersey Business Corporation Act authorize the Summit Board to amend the Restated Certificate of Incorporation without stockholder concurrence to divide the authorized shares of preferred stock into series, to determine the designations and the number of shares of any such series, and to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of preferred stock. No preemptive rights attach to the ownership of Summit Common.

Indemnification; Limitation of Liability

  COLLECTIVE. Collective's Restated Certificate of Incorporation provides that Collective shall indemnify each person who is made a party to a "proceeding", as such term is defined therein, by reason of the fact that such person is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, for expenses and liabilities incurred in connection with such proceedings to the fullest extent permitted by the Delaware General Corporation Law, including advancement of expenses, and authorizes Collective to purchase insurance for officers, directors and corporate agents. Collective's Restated Certificate of Incorporation also provides that a director of Collective shall not be personally liable to Collective or its stockholders for monetary damages for breach of a fiduciary duty, except for any liability: (i) for breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; (iii) for unlawful payment of dividends, stock repurchases or redemptions; or (iv) for transactions resulting in receipt by such director of an improper personal benefit. The Collective Restated Certificate of Incorporation also provides for further elimination or limitation of liability to the fullest extent to which the Delaware General Corporation Law may permit if amended.

  SUMMIT. Summit's By-Laws provide that corporate agents (which term includes directors, officers and employees) of Summit shall be indemnified and held harmless by Summit to the fullest extent authorized by the laws of the State of New Jersey against expenses and liabilities arising in connection with actions performed by the corporate agent on behalf of Summit and that Summit may maintain insurance for corporate agents against liabilities and expenses. Summit's Restated Certificate of Incorporation limits the personal liability of a director or officer for damages for breach of any duty owed to the company or its shareholders except for liability for breach of duty based upon an act or omission: (i) in breach of such person's duty of loyalty to the corporation or its shareholders (ii) not in good faith or involving a knowing violation of the law or (iii) resulting in receipt by such person of an improper personal benefit.

Comparison of Corporation Laws

  Appraisal Rights in Merger or Consolidation. Under New Jersey corporation law, unless a certificate of incorporation otherwise provides, a dissenting shareholder of a New Jersey corporation that is a party to a consolidation, or that is not the surviving corporation in a merger, or that is the surviving corporation in a merger requiring shareholder approval, has appraisal rights with respect to any shares other than (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders, and (2) shares in exchange for which, pursuant to the plan of merger or consolidation, the shareholder will receive cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders. Summit's Restated Certificate of Incorporation contains nothing which provides otherwise. Under Delaware corporation law, stockholders of a Delaware corporation have appraisal rights in a merger or consolidation to which such corporation is a constituent party, except for certain mergers and consolidations not requiring any vote by stockholders of the corporation, in which such corporation is the surviving entity, with respect to any shares other than shares listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 holders. However, even with respect to shares so listed or held, appraisal rights exist if, pursuant to the plan of merger, the stockholder is to receive in exchange for his shares anything other than stock of the surviving corporation, stock of any other corporation listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 holders or cash in lieu of fractional shares.

  Appraisal Rights Relating to Disposition of Assets. Under New Jersey corporation law, a dissenting shareholder in a New Jersey corporation has appraisal rights in the case of any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation not in the usual or regular course of business as conducted by the corporation (other than for certain transfers of assets of a wholly owned subsidiary by the parent corporation), except, unless the certificate of incorporation provides otherwise, with respect to (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders, or (2) a transaction pursuant to a plan of dissolution of the corporation which provides for the distribution of substantially all of its net assets to shareholders according to their interests within one year, where such transaction is wholly for cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders, or (3) a sale pursuant to court order. Delaware corporation law does not provide for appraisal rights in connection with dispositions of assets, unless the corporation's certificate of incorporation provides otherwise. Collective's Restated Certificate of Incorporation does not provide for appraisal rights in these circumstances.

  Class Voting on Merger or Consolidation. Under New Jersey corporation law, any class or series of shares shall be entitled to vote as a class if the plan of merger or consolidation contains any provision that, if contained in a proposed charter amendment, would entitle the class or series to vote as a class on the amendment. Delaware corporation law provides that any class or series of shares shall be entitled to vote as a class or series upon a proposed amendment to the Certificate of Incorporation, whether pursuant to a plan of merger or consolidation or otherwise, if such amendments make certain changes to the class or series that adversely affect the rights of the shares of such class or series.

  Source of Dividends. Under New Jersey corporation law, dividends may not be paid if, after giving effect to the dividend, either (1) the corporation would be unable to pay its debts as they become due in the ordinary course of its business or (2) the corporation's total assets would be less than its total liabilities. Under Delaware corporation law, dividends may be paid out of surplus or, in the absence thereof, out of the net profits of the current and/or next preceding fiscal year, except where capital represented by stock enjoying a preference upon the distribution of assets thereby would be impaired.

  Shareholder Approval of Mergers and Consolidations. While shareholder approval of a merger or consolidation is generally required under both the New Jersey and the Delaware corporation laws, the New Jersey corporation law provides that, unless otherwise provided in the corporation's certificate of incorporation, approval of the shareholders of a surviving corporation in a merger is not required if (i) the plan of merger does not make an amendment of the certificate of incorporation of the surviving corporation that would otherwise require shareholder approval, (ii) the shares outstanding immediately before the effectiveness of the merger are not changed by the merger, and (iii) the number of voting or participating shares outstanding (including shares issuable upon conversion of other securities or upon exercise of rights or warrants issued pursuant to the merger) after the merger, after giving effect to the merger, will not exceed by more than 40% the number of voting and participating shares, as the case may be, of the surviving corporation outstanding immediately prior to the merger. The Delaware corporation law has a similar provision but the percentage threshold is 20% rather than 40% and is with reference to common stock rather than voting or participating stock (although the Collective Restated Certificate of Incorporation refers to voting stock with respect to such provision).

  Under New Jersey corporation law, unless otherwise provided in the corporation's certificate of incorporation, a merger requiring shareholder approval must be approved by the majority of the votes cast by shareholders entitled to vote thereon. Under Delaware corporation law, unless otherwise provided in the certificate of incorporation, a merger requiring stockholder approval requires the affirmative vote of a majority of the outstanding stock of the corporation.

  Shareholder Approval of Asset Sales. Under New Jersey corporation law, a sale of all or substantially all of a corporation's assets outside of the regular course of business requires the approval of the board of directors and the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon. Under Delaware corporation law, a sale of all or substantially all of a corporation's assets requires the approval of the board of directors and the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

  Power to Adopt, Amend or Repeal By-laws. Under New Jersey corporation law, the power to adopt, amend and repeal by-laws of a corporation is vested in the Board of Directors unless such power is reserved to the shareholders in the certificate of incorporation, but by-laws made by the Board of Directors may be amended and repealed and new by-laws adopted by the shareholders and the shareholders may prescribe in such by-laws that the Board may not amend or repeal by-laws approved by shareholders. Under Delaware corporation law, the power to adopt, amend or repeal by-laws of a corporation is vested in the corporation's stockholders, although the corporation's certificate of incorporation may also vest such power in the corporation's board of directors.

  Action by Shareholders by Written Consent in Lieu of a Meeting. Under New Jersey corporation law, except as otherwise provided in a certificate of incorporation, any action (other than the election of directors and the approval of a merger, consolidation or sale of substantially all the assets of the corporation) required or permitted to be taken at a meeting of the corporation's shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would have been necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted (except that the election of directors and the approval of a merger, consolidation or sale of substantially all the assets of the corporation requires unanimous written consent of all shareholders). The corporation must give all shareholders advance notice of such proposed action if the proposed action involves a merger, consolidation or sale of substantially all of the assets of a corporation. As discussed earlier, Summit's Restated Certificate of Incorporation permits action by written consent only where the consent is unanimous. Under Delaware corporation law, except as otherwise provided in a company's certificate of incorporation, any action required or permitted to be taken at the meeting of a corporation's stockholders may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of outstanding shares having not less that the minimum number of votes that would have been necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. As discussed earlier, Collective's Restated Certificate of Incorporation prohibits stockholder action by written consent in lieu of a meeting.

  Removal of Directors. Under New Jersey corporation law, one or more of all directors of a corporation may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote thereon. Unless otherwise provided in the certificate of incorporation, shareholders of a corporation whose board of directors is classified may not remove a director except for cause. Under Delaware corporation law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; or (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

  Special Meetings of Shareholders. Under New Jersey corporation law, special meetings of shareholders may be called by the President or Board of Directors of the corporation, or by such other officers, directors or shareholders as provided for in the by-laws. In addition, holders of not less than 10% of a corporation's voting stock may apply to the New Jersey Superior Court for an order directing a special meeting of shareholders to be held. Under Delaware corporation law, special meetings of stockholders may be called by the Board of Directors or by such person or persons as may be authorized by a company's certificate of incorporation or the by-laws.

  De Facto Merger. Under New Jersey corporation law, shareholders have the same voting and dissent and appraisal rights as if they were shareholders of a surviving corporation in a merger, if (1) voting shares outstanding or issuable after the transaction exceed by more than 40% voting shares outstanding before the transaction or (2) shares entitled to participate without limitation in distributions outstanding or issuable after the transaction exceed by more than 40% such shares outstanding before the transaction. Delaware corporation law does not contain a comparable provision.

  Shareholders' Derivative Actions. New Jersey corporation law contains certain provisions that have the effect of discouraging derivative actions. Specifically, New Jersey law authorizes the court having jurisdiction over the action to award reasonable expenses and attorney's fees to the successful defendants in a derivative action upon a finding that the action was brought without reasonable cause. In addition, the corporation may require the plaintiff or plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by the corporation or by other named defendants for which the corporation may become legally liable if plaintiff or plaintiffs are holders of less than 5% of the outstanding shares of any class or series of such corporation (or voting trust certificates therefor) unless the shares or trust certificates so held have a market value in excess of $25,000. Delaware corporation law does not contain comparable provision.

  Proxies. Under New Jersey corporation law, a proxy is valid for no longer than eleven months unless a longer period is specified. In addition, a proxy is revocable at will unless coupled with an interest. The death or incapacity of a shareholder does not revoke a proxy and it will continue in force until revocation by the shareholder's personal representative. Under Delaware corporation law, a proxy is not valid beyond three years from its date unless it so provides for a longer period. In addition, for a proxy to be irrevocable it must state that it is irrevocable and be coupled with an interest in the stock itself or in the corporation generally, sufficient in law to support an irrevocable power.

  Inspection of Books and Records. Under New Jersey corporation law, a shareholder of record for at least 6 months immediately preceding his demand or any holder (or a person authorized on behalf of such holder) of at least 5% of the outstanding shares of any class or series shall have the right to examine for any proper purpose the minutes of the proceedings of shareholders and record of shareholders. Further, upon establishing a proper purpose and receiving a court order a shareholder may examine the books and records of account, minutes and records of shareholders of a corporation. Under Delaware corporation law, any stockholder upon written demand under oath stating the purpose thereof has the right during usual business hours to inspect for any proper purpose the stock ledger, list of stockholders and other books and records, and to make copies or abstracts therefrom.

  Anti-takeover Statutes. New Jersey has adopted a type of anti-takeover statute known as a "business combination" statute. Subject to numerous qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation's board approved the transaction prior to the stockholder becoming an interested stockholder, the transaction receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder, or the transaction meets certain minimum financial terms. An "interested stockholder" is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five-year period has at any time owned 10% or more of the voting power. The term "business combination" is defined broadly to include, inter alia, (1) the merger or consolidation of the corporation with the interested stockholder or any corporation that after such merger or consolidation would be an affiliate or associate of the interested stockholder, (2) the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation's assets or
(3) the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation. The effect of the statute is to protect non-tendering post-acquisition minority shareholders from mergers in which they will be "frozen out" after the merger, by prohibiting transactions in which an acquiror could favor itself at the expense of minority stockholders. The New Jersey statute does not apply to New Jersey corporations that do not have either their principal executive offices or significant business operations located in New Jersey. Delaware has adopted a business combination type of anti-takeover statute that operates in a manner similar to the New Jersey statute. Although there are numerous differences between the Delaware statute and the New Jersey statute, the most significant include the following: (i) under the Delaware statute, the moratorium imposed on a business combination with an interested stockholder is three years, as opposed to five years under the New Jersey statute; (ii) the Delaware statute defines "interested stockholder" using a 15% ownership threshold rather than the 10% threshold under the New Jersey statute; (iii) the Delaware statute permits an interested stockholder to avoid the moratorium by acquiring 85% of the corporation's voting power in the same transaction in which that stockholder becomes an interested stockholder (the New Jersey statute does not contain a comparable provision); and (iv) the Delaware statute applies to Delaware corporations regardless of the locations of their offices and business operations.

  Under New Jersey corporation law, a director of a New Jersey corporation, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be in the best interest of the corporation, may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the action on the corporation's employees, suppliers, creditors and customers; (b) the effects of the action on the community in which the corporation operates; and (c) the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation. Determinations resulting in the rejection of a proposal or offer to acquire the corporation are expressly covered by this provision of the New Jersey Business Corporation Act. The Delaware General Corporation Law contains no such "other constituency" provision.

  Indemnification. Under New Jersey corporation law, a corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against his reasonable expenses (including counsel fees) in connection with any pending, threatened or completed proceeding by or in the right of the corporation to procure a judgment in its favor which involves such person by reason of his corporate agent status, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless, and only to the extent that the Superior Court of New Jersey or the court in which such proceeding was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Superior Court of New Jersey or such other court shall deem proper. In connection with any other proceeding, a corporation may indemnify any such person against his reasonable expenses and liabilities in connection with any such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. New Jersey corporation law requires that a corporation shall indemnify any such person against expenses to the extent such person has been successful on the merits or otherwise in any of the foregoing proceedings or in the defense of any claim, issue or matter therein, and provides that any such person may apply to a court for an award of indemnification by the corporation if the corporation has failed or refused to provide indemnification as provided under the statute.

  New Jersey corporation law also permits a corporation to purchase and maintain insurance on behalf of any such person against any expenses incurred in any proceeding and any liabilities asserted against such person by reason of his or her corporate agent status, whether or not the corporation would have the power to indemnify such person under the statute.

  Similarly, the Delaware corporation law provides that a corporation may indemnify any person with respect to certain pending, threatened or completed actions (including a suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to derivative actions, however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper. Delaware corporation law requires that a corporation shall indemnify any such person against expenses to the extent such person has been successful on the merits or otherwise in any of the foregoing proceedings or defense of any such claims.

  The Delaware corporation law permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

  Limitation of Director and Officer Liability. New Jersey corporation law provides that directors and members of any committee designated by the board of directors are not liable to a corporation or its shareholders if, acting in good faith, in discharging their duties they rely upon (i) the opinion of counsel for the corporation, (ii) written reports setting forth financial data concerning the corporation and prepared by an independent public accountant or certified public accountant or firm of such accountants, (iii) financial statements, books of account or reports of the corporation represented to them to be correct by the president, the officer of the corporation having charge of its books of account, or the person presiding at a meeting of the board, or
(iv) written reports
of committees of the board. The Delaware corporation law contains a similar provision which states that members of a board of directors or any committee designated by the board of directors are fully protected in the performance of their duties if they rely in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

  The New Jersey corporation law further provides that the certificate or incorporation of domestic corporations may contain provisions which limit the personal liability of directors and officers, in whole or in part, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders except for acts or omissions (i) in breach of the director's or officer's duty of loyalty to the corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. The New Jersey corporation law provides that the duty of loyalty is breached by an act or omission known or believed by a director or officer to be contrary to the best interests of the corporation or its shareholders in connection with matters in which the director or officer has a material conflict of interest. The Delaware corporation law contains a substantially similar provision but is restricted in scope to directors only, does not specifically define what constitutes a breach of the duty of loyalty and specifically prohibits provisions which eliminate director liability for unlawful payments of dividends and unlawful stock purchases and redemptions.

                                SUMMIT BANCORP.

DESCRIPTION OF BUSINESS

  Summit commenced operations on October 1, 1970 as a bank holding company registered under the BHC Act. Summit owns three bank subsidiaries and eight active non-bank subsidiaries. At March 31, 1997, Summit had total consolidated assets of $23.4 billion on the basis of which it ranked as the largest New Jersey-based bank holding company.

  The bank subsidiaries engage in a general banking business. Summit Bank (Hackensack, NJ) is Summit's largest bank subsidiary, accounting for approximately 85% of Summit's total consolidated assets at March 31, 1997. Summit's non-bank subsidiaries engage primarily in discount brokerage, commercial finance lending, lease financing, and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

  The bank subsidiaries operated 385 banking offices located in major trade centers and suburban areas in New Jersey and Pennsylvania as of March 31, 1997. The following table lists, as of March 31, 1997, each bank subsidiary, the location in New Jersey or Pennsylvania of its principal office, the number of its banking offices and, in thousands of dollars, its total assets and deposits. Both the New Jersey and Pennsylvania subsidiaries are state banks; however, only the New Jersey banks are members of the Federal Reserve System.

                                    NO. OF
LOCATION OF PRINCIPAL OFFICES   BANKING OFFICES TOTAL ASSETS (1) TOTAL DEPOSITS
-----------------------------   --------------- ---------------- --------------
Summit Bank, Hackensack, NJ....       290         $19,954,532     $16,219,548
Summit Bank, Bethlehem, PA.....        73           2,723,747       1,992,818
The Bank of Mid Jersey,
 Bordentown, NJ (2)............        22             674,233         556,197

--------
(1) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.
(2) To be merged into Summit Bank, Hackensack, NJ

  Summit is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to Summit or its non-bank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of Summit or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to Summit without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects Summit's state member banks, restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Each bank, as a state-chartered bank, may declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 50 percent of its capital (New Jersey) or 100 percent of its capital (Pennsylvania). In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991, all institutions are prohibited from paying dividends if after doing so an institution would be "undercapitalized". At March 31, 1997, the total undistributed net assets of Summit's subsidiary banks were $1.8 billion of which $194.6 million was available under the most restrictive limitations for the payment of dividends to Summit.

                      DESCRIPTION OF SUMMIT CAPITAL STOCK

  Summit is presently authorized to issue 260,000,000 shares of Summit Common and 4,000,000 shares of Preferred Stock, without par value ("Summit Preferred"). As of March 31, 1997, there were 98,450,950 shares of Summit Common outstanding, no shares of Summit Preferred outstanding and 1,000,000 shares (subsequently increased to 1,500,000 shares) of Summit Series R Preferred designated in Summit's Restated Certificate of Incorporation and reserved for issuance under the Summit Rights Plan (as defined herein). Pursuant to the New Jersey Business Corporation Act, the Summit Board has authority to set the terms and conditions of the authorized but unissued Summit Preferred. Summit may issue any authorized Summit Common and Summit Preferred without further stockholder vote, unless such a vote is required for a particular transaction by applicable law or stock exchange rules, including rules of the NYSE, on which the Summit Common is presently listed. The issuance of additional Summit Common or Summit Preferred, including Summit Preferred that might be convertible into Summit Common, may, among other things, affect the earnings per share applicable to existing Summit Common and the equity and voting rights of existing holders of Summit Common.

  The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the New Jersey Business Corporation Act, Summit's Restated Certificate of Incorporation and Summit's Rights Plan.

COMMON STOCK

  The rights of holders of Summit Common are subject to the preferences as to dividends and liquidation rights and other prior rights, if any, of any class or series of Summit Preferred that may be issued. The holders of Summit Common are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by the Summit Board out of funds of Summit legally available therefor. Shares of Summit Common do not have cumulative voting rights; accordingly, at any annual meeting of Summit shareholders (or at any special meeting of shareholders where an election of directors is conducted) the holders of 50 percent plus 1 of the shares represented at the meeting (provided a quorum is present) can fill all positions on the Summit Board that are up for election at such meeting if they so choose and, in such event, the holders of the remaining shares will not be able to fill any of such positions. Summit has a classified Board of Directors, under which approximately one-third of the directors are elected each year. In the event of the liquidation of Summit, holders of Summit Common are entitled to share pro rata in the distribution of Summit's assets available for such purpose. All shares of Summit Common are fully paid and nonassessable. No preemptive rights attach to the ownership of Summit Common and no personal liability is imposed on the holders thereof by reason of the ownership of such shares. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for the Summit Common. Summit Bank (Hackensack, NJ) is the co-transfer agent.

TRUST PREFERRED SECURITIES

  On March 20, 1997, Summit Capital Trust I ("Trust"), a statutory business trust created under the laws of the State of Delaware and wholly-owned subsidiary of Summit, issued $150.0 million of 8.4% Capital Trust Pass-through Securities, representing undivided beneficial interests in the assets of the Trust ("Capital Securities"), and $4.6 million of Common Securities, representing undivided beneficial interests in the assets of the Trust ("Common Securities") (collectively, the Capital Securities and Common Securities are referred to as the "Trust Securities"). The Trust used the proceeds received from the sale of the Trust Securities to purchase $154.6 million of 8.4% Junior Subordinated Deferrable Interest Debentures due 2027 issued by Summit ("Subordinated Debentures"). The Trust was created solely for the purpose of investing the proceeds received from the sale of the Trust Securities in the Subordinated Debentures. Summit has guaranteed that, to the extent the Trust has received certain payments from Summit, the Trust will distribute such funds.

SHAREHOLDER RIGHTS PLAN

  In August 1989, Summit adopted a shareholder rights plan ("Rights Plan"), under which preferred stock purchase rights ("Rights") attached to Summit Common outstanding as of the close of business on August 28,

1989. Holders of shares of Summit Common issued subsequent to that date receive the Rights with their shares. Except as indicated below, each Right entitles the registered holder to purchase from Summit one-hundredth of a share of a new series of Summit Preferred Stock, designated the Series R Preferred Stock ("Summit Series R Preferred"). The Rights expire on August 16, 1999, and are subject to redemption and amendment in certain circumstances. The Rights trade automatically with shares of Summit Common and become exercisable only under certain circumstances as described below.

  In general, the Rights will become exercisable upon the earlier to occur (a "Distribution Date", as defined in the Rights Plan) of the following: (1) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the Summit Common outstanding at that time or voting securities of Summit representing 15% or more of the total voting power of Summit (such person or group becoming an "Acquiring Person", as defined in the Rights Plan) or (2) ten business days (or such later date as the Summit Board may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding Summit Common or voting securities representing 30% or more of the total voting power of Summit.

  Generally, in the event a Distribution Date occurs by virtue of a person or group becoming an Acquiring Person (other than pursuant to an offer for all outstanding shares of Summit Common and other voting securities that the Summit Board determines to be fair to shareholders and otherwise in the best interests of Summit), each Right, other than Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the Right, Summit Series R Preferred having a value equal to two times the exercise price of the Right.

  In the event that a Distribution Date occurs (under either of the circumstances described above) and Summit is acquired in a merger or other business combination, or more than 50% of Summit's assets or earning power is sold or transferred, each Right will thereafter entitle the holder there to receive, upon the exercise of the Right, common stock of the acquirer having a value equal to two times the exercise price of the Right.

  Summit may redeem the Rights, in whole but not in part, at any time on or prior to the close of business on the earlier of (1) the tenth day after a public announcement that a person has become an Acquiring Person or (2) the close of business on August 16, 1999, at a price of $.01 per Right (the "Redemption Price"), but only by the vote of a majority of the Independent Directors (as defined in the Rights Plan). Summit may also redeem the Rights following the tenth day after a public announcement that a person has become an Acquiring Person, in whole but not in part, in connection with the Summit Board's approval of an agreement providing for a merger or other business combination not involving an Acquiring Person, but only by the vote of a majority of the Independent Directors. Immediately upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

  The combination of prohibitive dilution of the Acquiring Person's share values and the power of the Summit Board to redeem the Rights is intended to encourage potential acquiring persons to negotiate with the Summit Board with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat abusive partial or two-tiered acquisition proposals.

  The foregoing description of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the Rights Plan, which is more fully described in Summit's Registration Statement on Form 8-A filed August 28, 1989.

                           COLLECTIVE BANCORP, INC.

DESCRIPTION OF BUSINESS

  Collective was formed in December, 1988, as a Delaware business corporation and is headquartered in Cologne, New Jersey. Collective conducts its operations primarily through a federally-insured savings bank subsidiary, Collective Bank. Collective Bank also owns subsidiaries that are engaged in securities brokerage, insurance agency and mortgage lending activities. Collective is registered as a unitary savings and loan holding company with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended (the "HOLA") and is subject to OTS regulation, examination, supervision and reporting requirements. At March 31, 1997, Collective had total consolidated assets of $5.5 billion.

  Collective Bank is principally engaged in the business of attracting deposits from the general public and using those deposits, together with borrowings and other funds, to originate loans secured by real estate, to purchase mortgage-backed securities and, to a lesser extent, to originate various types of consumer and commercial loans and make other investments, under the HOLA. In addition, the activities of Collective Bank are governed by the HOLA and the Federal Deposit Insurance Act. Collective Bank operates 82 banking offices providing depository and lending services to individuals and businesses throughout New Jersey.

  Collective Bank is subject to extensive regulation, examination and supervision by the OTS, as its primary federal regulator, and the FDIC, as the deposit insurer. The Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund managed by the FDIC. This regulation and supervision establishes a comprehensive framework of activities in which Collective Bank can engage and is intended primarily for the protection of the insurance fund and depositors.

                    DESCRIPTION OF COLLECTIVE CAPITAL STOCK

COMMON STOCK

  Collective is presently authorized to issue 37,000,000 shares of Collective Common and 2,500,000 shares of Preferred Stock. As of March 31, 1997, there were 20,446,519 shares of Collective Common outstanding and no shares of Collective Preferred Stock outstanding.

  Dividends and Liquidation Rights. The holders of Collective Common are entitled to receive and share equally in such dividends as may be declared by the Collective Board out of funds legally available therefor. In the event of the liquidation of Collective, holders of Collective Common are entitled to share pro rata in the distribution of Collective's assets for such purpose.

  Voting Rights. The holders of Collective Common elect the Collective Board and act on such other matters as are required to be presented to them under the Delaware General Corporation Law, Collective's Restated Certificate of Incorporation or as are otherwise presented to them by the Collective Board. Each holder of Collective Common is entitled to one vote per share. Holders of Collective Common are entitled to cumulate votes in the election of directors. Collective has a classified Board of Directors under which one-third of the directors are elected each year. Directors of Collective are elected by a plurality of votes cast.

  Preemptive Rights. Holders of Collective Common are not entitled to preemptive rights with respect to any shares that may be issued.

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              PROPOSAL II--RIGHT TO ADJOURN SPECIAL MEETING

  In the event there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the scheduled date and time of the Special Meeting, the Merger Agreement could not be approved unless the Special Meeting were postponed or adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Collective at the time of the Special Meeting to be voted for such adjournment, if necessary, Collective has submitted the question of the right to adjourn under the circumstances to its stockholders as a separate matter for their consideration. A majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal II is required in order to approve any such right to adjourn. The Board of Directors of Collective recommends that stockholders vote their proxies in favor of such right so that their proxies may be voted for adjournment of the Special Meeting in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment right unless otherwise indicated thereon, except that if no vote is indicated with respect to Proposal II on a proxy card indicating a vote against the proposal to approve the Merger Agreement, the proxy will not be voted in favor of Proposal II. If it is necessary to adjourn the Special Meeting, no notice of the time and place of the adjourned meeting is required to be given to stockholders other than an announcement of such time and place at the Special Meeting.

                             STOCKHOLDER PROPOSALS

  In order to be eligible for inclusion in Collective's proxy materials for Collective's Annual Meeting of Stockholders, in the event that the Merger is not consummated prior to such meeting, any stockholder proposal to take action at such meeting would have been required to be received at Collective's main office at 158 Philadelphia Avenue, Egg Harbor City, New Jersey 08215, not later than May 16, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

  The Summit Board will consider and include in the Summit Proxy Statement for the 1998 Annual Meeting of Summit Shareholders proposals which meet the regulations of the Commission and New Jersey law and which comply with Summit's By-Laws. In order to be considered for inclusion, proposals must be received on or before November 7, 1997. Proposals should be addressed to the Secretary of Summit.

  The By-Laws of Summit provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of Summit not less than 80 and not more than 100 days before the anniversary of the preceding year's annual meeting provided, however, that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice of a shareholder proposal, to be timely, must be received by the Secretary not later than the close of business on the later of the 80th day prior to such annual meeting or the tenth day following the day on which public announcement of the meeting date is first made. Any such notice of a shareholder proposal by a shareholder to the Secretary of Summit must be accompanied by (a) the name and address of the shareholder who intends to present the proposal for a vote, (b) a representation that such shareholder is a holder of record of shares entitled to vote at the meeting, (c) a description of all agreements, arrangements or understandings between such shareholder and any other shareholder relating to the proposal to be voted on and any financial contractual interest of such shareholder in the outcome of such vote and (d) such other information regarding the proposal to be voted on and the shareholder intending to represent the proposal for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of such proposal pursuant to the proxy rules of the Commission.

                                 LEGAL MATTERS

  The legality of the Summit Common offered hereby will be passed upon for Summit by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of Summit. Mr. Ober owns 26,578 shares of Summit Common and options to purchase 79,508 shares of Summit Common at a weighted average exercise price of $23.00. Certain federal tax matters will be passed upon for Summit and Collective by Thompson Coburn, St. Louis, Missouri.

                                    EXPERTS

  The consolidated financial statements of Summit Bancorp. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Collective Bancorp, Inc. and subsidiary as of June 30, 1996 and for the year then ended included in Collective's Annual Report on Form 10-K for the year ended June 30, 1996, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Collective Bancorp, Inc. and subsidiary as of June 30, 1995 and for each of the two years in the period then ended included in the 1996 Annual Report to Stockholders and incorporated by reference in Collective's Annual Report on Form 10-K for the year ended June 30, 1996, incorporated by reference herein and in the Registration Statement, have been audited by Deloitte & Touche LLP, independent certified public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                                                                     APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER dated February 27, 1997 between Summit Bancorp., a New Jersey business corporation ("Summit"), and Collective Bancorp., Inc., a Delaware business corporation ("Collective").

                             W I T N E S S E T H :

  WHEREAS, the respective boards of directors of Summit and Collective deem it advisable and in the best interests of their respective shareholders to merge Collective into Summit ("Merger") pursuant to the laws of the States of New Jersey and Delaware and this Agreement and Plan of Merger ("Agreement");

  WHEREAS, the Board of Directors of Summit and Collective have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

  WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code");

  WHEREAS, Summit and Collective intend on the day after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit A; and

  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain other terms and conditions of the Merger.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I.

                              GENERAL PROVISIONS

  Section 1.01. The Merger.

  (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), Collective shall be merged with and into Summit pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") and the Delaware General Corporation Law, as amended ("Delaware Law") (Summit as the surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").

  Section 1.02. Capital Stock of Summit. All shares of the capital stock of Summit issued or issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain issued or issued and outstanding, as the case may be, immediately thereafter.

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

  Section 1.03. Terms of Conversion of Collective Capital Stock.

  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Collective:

  (1) All shares of the Common Stock, par value $.01 per share, of Collective ("Collective Stock") which immediately prior to the Effective Time are owned beneficially by Summit or a subsidiary of Summit (other than Collective Stock held as a result of debts previously contracted), if any, are held in the treasury of Collective, if any, or owned beneficially by Collective or a subsidiary of Collective (other than Collective Stock held as a result of debts previously contracted) shall be canceled and retired and no cash, securities or other consideration shall be payable or paid or delivered under this Agreement in exchange for such Collective Stock; and

  (2) Subject to Section 1.03(a)(1), outstanding shares of Collective Stock held as of the Effective Time by each Collective Shareholder (as defined at Section 1.07(c) below) shall be converted in accordance with the New Jersey Act and the Delaware Law into the right to receive whole shares of the Common Stock, par value $1.20 per share, of Summit ("Summit Stock") and cash in lieu of fractional shares of Summit Stock as follows: the aggregate number of shares of Collective Stock held by each Collective Shareholder shall be multiplied by the Exchange Ratio and (i) the number of whole shares of Summit Stock an Collective Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the whole number resulting from the foregoing multiplication, and (ii) the cash in lieu of a fractional share of Summit Stock ("Cash In Lieu Amount") an Collective Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the product obtained by multiplying the fraction, if any, which results from the foregoing multiplication by the closing price of one share of Summit Stock on the New York Stock Exchange-Composite Transactions List on the last trading day ending prior to the Effective Time. (The shares of Summit Stock issuable in accordance with this Section 1.03(a)(2) are sometimes referred to herein as the "Shares"). (The Shares and any Cash In Lieu Amounts payable in the Merger are sometimes collectively referred to herein as the "Merger Consideration").

  (b) In the event that, from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock, the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Merger in exchange for Collective Stock shall be appropriately adjusted so that Collective Shareholders who become entitled to receive Summit Stock pursuant to the provisions hereof shall be entitled to receive such number of whole shares of Summit Stock or other stock (and Cash In Lieu Amount, if any) as they would have received if the Effective Time had occurred prior to the happening of such event.

  (c) The "Exchange Ratio" is hereby defined to be .895.

  Section 1.04. Reservation of Summit Stock; Issuance of Shares Pursuant to the Merger. Summit shall reserve and make available for issuance to holders of Collective Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights). Upon the terms and subject to the conditions of this Agreement, particularly Sections 1.03 and 1.07, Summit shall issue the Shares upon the effectiveness of the Merger to Collective Shareholders.

  Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to Collective, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger and subject to Sections 1.03 and 1.07, certificates representing whole shares of Summit Stock ("Summit Certificates") and Cash In Lieu Amounts for certificates representing shares of Collective Stock ("Collective

Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to Collective Shareholders under Section 1.07(c), prior to the time such obligations arise.

  Section 1.06. Effective Time. The Merger shall be effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger of Summit and Collective required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the New Jersey Act ("NJ Certificate"), or, if filed later than the effective hour and date set forth in the NJ Certificate, the date the Certificate of Merger required by this Agreement to be filed with the Secretary of State of the State of Delaware ("Delaware Certificate") is filed in accordance with Section 252 of the Delaware Law. (The NJ Certificate and the Delaware Certificate are collectively referred to herein as the "Certificates of Merger"). Summit shall file the Certificates of Merger as promptly as practicable following the Closing (as defined at Section 9.01) but in no event later than one business day following the date the Closing shall occur.

  Section 1.07. Exchange of Collective Certificates.

  (a) After the Effective Time and subject to Section 1.07(c) below, each Collective Shareholder (except as provided otherwise in Section 1.03(a)(1) above), upon surrender to the Exchange Agent of all Collective Certificates registered to the Collective Shareholder, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such Collective Shareholder becomes entitled to receive pursuant to Section 1.03(a)(2) and the Cash In Lieu Amount, payable by check, such Collective Shareholder may become entitled to receive pursuant to Section 1.03(a)(2). Until so surrendered, outstanding Collective Certificates held by each Collective Shareholder, other than certificates for Collective Stock governed by Section 1.03(a)(1), shall be deemed for all purposes (other than as provided below with respect to unsurrendered Collective Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent only the right to receive the number of whole shares of Summit Stock and the Cash In Lieu Amount, if any, determined in accordance with Section 1.03(a)(2). Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered Collective Certificates dividends or other distributions, if any, payable to holders of Summit Stock; provided, however, that upon the surrender and exchange of Collective Certificates following a dividend or other distribution by Summit there shall be paid to such Collective Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

  (b) Holders of Collective Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Collective.

  (c) As promptly as practicable, but in no event more than 7 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Collective Stock as of the Effective Time ("Collective Shareholders") (including the address and social security number of and the number of shares of Collective Stock held by each Collective Shareholder) from Collective ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each Collective Shareholder instructions and transmittal materials for use in surrendering and exchanging Collective Certificates for the Merger Consideration. If Collective Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 7 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from Collective cause the Exchange Agent to cancel and exchange Collective Certificates for Summit Certificates and Cash In Lieu Amounts, if any; provided, however, that if the Exchange Agent, in order to satisfy its obligations under the Code with respect to the reporting of dividend income to former shareholders of Collective, must suspend the exchange process provided for in the second sentence of this Section 1.07(c) in order to preserve and report the required reporting information, the 7-day exchange requirement shall be extended 5 business days for exchanges being processed by the Exchange Agent at the commencement of, or which are received during, the period of the suspension.

  (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Collective of the shares of Collective Stock which were outstanding immediately prior to the Effective Time.

  Section 1.08. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of Summit in effect immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is deemed by law to be affected by the Certificate of Merger. The By-Laws of Summit in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

  Section 1.09. Board of Directors and Officers. The Board of Directors of the Surviving Corporation shall consist of (i) the members of the Board of Directors of Summit at the Effective Time, (ii) Thomas H. Hamilton, Chairman and Chief Executive Officer of Collective, provided he is still serving as such at the Effective Time and is available for service, who, subject to the foregoing proviso, shall be designated to serve as a member of that class of Summit directors with a term of office expiring at the 2000 Annual Meeting of the Shareholders of Summit, and (iii) one other person chosen by the Board of Directors of Summit from among those persons serving as Collective directors on the date hereof and who continue to serve as Collective directors through the Effective Time, who shall be designated to serve as a member of that class of Summit directors with a term of office expiring at the 1999 Annual Meeting of the Shareholders of Summit,. The officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time. Such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or otherwise as provided by law or until their earlier deaths, resignation or removal.

  Section 1.10. Collective Stock Options.

  (a) At the Effective Time, each Collective Option (as defined in Section 1.10(b) below) shall be deemed to constitute, and shall automatically be converted in accordance with the Exchange Ratio into, options to purchase Summit Stock ("Summit Options") and each Summit Option shall be administered in accordance with the terms and conditions provided for in the Collective Option Plan under which the corresponding Collective Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. The number of shares of Summit Stock which may be purchased upon exercise of a particular Summit Option shall be the number of shares of Summit Stock which would have been issued in the Merger if the shares of Collective Stock purchasable upon exercise of the corresponding Collective Option were issued and outstanding immediately prior to the Effective Time; provided, however, that the number of shares of Summit Stock that may be purchased upon exercise of a Summit Option shall not include any fractional share interest but shall be rounded down to the next lower full share. The exercise price per share of Summit Stock purchasable upon exercise of a Summit Option shall equal the exercise price per share of Collective Stock as set forth in the corresponding Collective Option so converted divided by the Exchange Ratio (subject to any adjustments provided for in this Agreement), rounded to the fourth decimal place. Within 30 days after the receipt by Summit of an accurate and complete list of all holders of Collective Options (including the address and social security number of each such holder and a description of the Collective Options held by such holder specifying, at a minimum, the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of Collective Stock subject thereto) ("Final Option List"), Summit shall issue to the holders of such Collective Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this Section 1.10, upon surrender of the outstanding instruments representing such Collective Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Summit Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the New York Stock Exchange and for sale by any appropriate state securities regulators, which Summit shall use its best efforts to effect within 30 days after Collective shall have delivered to Summit the Final Option List. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Summit Options remain outstanding. At or prior to the Effective Time, Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Summit Options.

  (b) For purposes of this Section 1.10, "Collective Option" is hereby defined to mean a stock option for Collective Stock outstanding on the date hereof and all rights appertinent thereto granted under the Collective Federal Savings and Loan Association Stock Option Plan or the Collective Incentive Stock Option Plan ("Collective Option Plans") and not subsequently exercised, terminated, forfeited or expired prior to the Effective Time.

  Section 1.11. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Collective acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Collective or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Collective, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

  Section 1.12. Unclaimed Merger Consideration. If, upon the expiration of one year following the Effective Time, Merger Consideration remains with the Exchange Agent due to the failure of Collective Shareholders to surrender and exchange Collective Certificates for Merger Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Collective Certificates or take possession of such unclaimed Merger Consideration, in which such latter case, Collective Shareholders who have theretofore failed to surrender and exchange Collective Certificates shall thereafter look only to Summit for payment of the Merger Consideration and the unpaid dividends and distributions on the Summit Stock constituting some or all of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Summit, Collective, the Exchange Agent or any other person shall be liable to any former holder of shares of Collective Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  Section 1.13. Lost Collective Certificates. In the event any Collective Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Collective Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Collective Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Collective Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE II.

                 REPRESENTATIONS AND WARRANTIES OF COLLECTIVE

  Collective represents and warrants to Summit as follows:

  Section 2.01. Organization, Capital Stock.

  (a) Each of Collective and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 10% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on Collective Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Collective and its subsidiaries on a consolidated basis, or (ii) the ability of Collective to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("Collective Material Adverse Effect" or "Collective Material Adverse Change"). However, an Collective Material Adverse Effect or Collective Material Adverse Change will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Merger. Each of Collective and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

  (b) Collective is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA").

  (c) Collective or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Collective's direct and indirect nonbank subsidiaries.

  (d) (1) The authorized capital stock of Collective consists of 37,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share, and as of the date hereof 20,439,318 shares of Collective Stock were issued and outstanding, 49,500 shares of Collective Stock were held in the Treasury of Collective and no shares of Preferred Stock were issued or outstanding. All issued and outstanding shares of the capital stock of Collective and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Except as set forth in this Section 2.01(d), except for director and employee stock options outstanding under the Collective Option Plans, except for Collective Stock issuable under the Collective Employee Restricted Stock Plan (as defined at Section 2.01(a)(3) below) as described in Collective Schedule 4.05(h), and except for Collective Stock issuable in connection with the exercise of options outstanding on the date hereof under the Collective Option Plans, there are no Equity Securities of Collective or any nonbank subsidiary of Collective outstanding, in existence, the subject of an agreement or reserved for issuance.

  (2) "Equity Securities" of an issuer means (i) the capital stock or other equity securities of such issuer, options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer, and (ii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, shares of capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer.

  (3) No Collective plan or contract, whether oral or written or formal or informal, exists which provides for the granting or awarding of Collective Stock, stock options, stock appreciation rights or other securities, derivative securities or stock-based cash rights to any person other than the Collective Option Plans, the Collective Bancorp, Inc. Restricted Stock Plan ("Collective Employee Restricted Stock Plan") and the Collective Bancorp, Inc. 1993 Non-Employee Directors' and Qualified Consultant's Restricted Stock Award Plan ("Collective Director Restricted Stock Plan") and the contracts issued pursuant thereto. (The Collective Employee Restricted Stock Plan and the Collective Director Restricted Stock Plan are sometimes collectively referred to herein as the "Collective Restricted Stock Plans", and the Collective Restricted Stock Plans and

Collective Option Plans are sometimes referred to collectively herein as the "Collective Stock Plans"). The Collective Stock Plans, including all amendments thereto, have been duly approved by the shareholders of Collective in compliance with any applicable laws or applicable regulations of governmental or self-regulatory authorities. Copies of the Collective Stock Plans, including all amendments thereto, have been previously provided to Summit. All information relating to outstanding grants and awards under the Collective Stock Plans, including without limitation director and employee stock options, stock appreciation or other rights, and restricted stock awards (including without limitation date of grant or award, expiration date, lapse date, plan under which granted or awarded, type (if option, whether nonqualified or incentive; if a right, type and whether or not granted in tandem with an option), exercise price, number of shares, performance goals), is set forth in Collective Schedule 2.01(d).

  (e) Collective owns no bank subsidiary other than the Collective Bank ("Bank") ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the jurisdiction of its organization and is qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have an Collective Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a Federal savings bank as contemplated by the applicable Federal laws of the United States. Bank is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

  (f) The authorized and outstanding capital stock of Bank is as set forth on Collective Schedule 2.01(f). Collective is the holder and beneficial owner of all of the issued and outstanding Equity Securities of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on Collective Schedule 2.01(f).

  (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Collective or a subsidiary of Collective are held free and clear of any claims, liens, encumbrances or security interests.

  Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in (a) Collective's annual report to shareholders for the fiscal year ended June 30, 1996, (b) Collective's annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended June 30, 1996 and (c) Collective's quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended September 30, 1996 and December 31, 1996 (the "Collective Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Collective and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein. The Collective Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Collective Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

  Section 2.03. No Conflicts. Collective and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Collective, or the consummation of the transactions contemplated hereby including the Merger by Collective upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Collective or any of its subsidiaries or upon any of the Equity Securities of Collective or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Collective or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

    (a) the Restated Certificate of Incorporation or the By-Laws of Collective or any of its subsidiaries;

    (b) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

    (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

    (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Collective or any of its subsidiaries is a party or by which Collective or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a Collective Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

  Section 2.04. Absence of Undisclosed Liabilities. Except as disclosed in Collective Schedule 2.04, Collective and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Collective or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the Collective Financial Statements or disclosed in the notes thereto, (b) commitments made by Collective or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Collective and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since June 30, 1996, which are not in the aggregate material to Collective and its subsidiaries, taken as a whole. Other than as may be reported in the Forms 10-Q of Collective referred to in Section 2.02, neither Collective nor any of its subsidiaries has, since June 30, 1996, become obligated on any debt due in more than one year from the date of this Agreement in excess of $1,000,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York entered into in the ordinary course of business.

  Section 2.05. Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Collective or any of its subsidiaries which materially and adversely affects Collective and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Collective and its subsidiaries, taken as a whole, pending or, to Collective's knowledge, threatened, against or involving Collective or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Collective referred to in Section
2.02. Neither Bank nor Collective is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor Collective has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor Collective has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recently completed examination of each aspect of Bank's and

Collective's business nor has Bank or Collective been advised of any significant deficiencies by any such agency in connection with any current examination of Bank or Collective by any such agency.

  Section 2.06. Brokers' Fees. Collective has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). Collective
Schedule 2.06 consists of true and complete copies of all agreements between Collective and Merrill Lynch with respect to the transactions contemplated by this Agreement or similar transactions.

  Section 2.07. Material Filings. At the time of filing, all filings made by Collective and its subsidiaries after June 30, 1990 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Collective and its subsidiaries have since June 30, 1993 timely made all filings required by the Securities Act and the Exchange Act, Federal and state banking laws and regulations and the rules and regulations of the NASD and any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

  Section 2.08. Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of Collective of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Collective's Restated Certificate of Incorporation and the Delaware Law at a meeting of such holders to be duly called and held, Collective has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of Collective has taken all action required by law, its Restated Certificate of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of Collective to approve this Agreement and the transactions contemplated hereby including the Merger by a simple majority of the votes cast at the meeting held in accordance with Section 4.03. This Agreement is a valid and binding agreement of Collective enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation. The Board of Directors of Collective in authorizing the execution of this Agreement has determined to recommend to the shareholders of Collective the approval of this Agreement, the Merger and the other transactions contemplated hereby.

  Section 2.09. Absence of Changes. There has not been, since June 30, 1996, any Collective Material Adverse Change except as may have been reported in the Forms 10-Q of Collective referred to in Section 2.02. Except as may have been reported in said Forms 10-Q of Collective, neither Collective nor any of its subsidiaries has since June 30, 1996: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to Collective or other subsidiaries of Collective, and an ordinary cash dividend to Collective shareholders of $0.25 per share per fiscal quarter, or, (ii) except as disclosed in Collective Schedule 2.09, directly or indirectly purchased, redeemed or otherwise acquired any shares of such stock held by persons other than Collective and its subsidiaries; (b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) except with respect to the employment agreement and termination agreements disclosed in Collective
Schedule 2.09 ("Officer Agreements"), made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $250,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $250,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $1,000,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

  Section 2.10. Allowance for Loan and Lease Losses. At June 30, 1996 and thereafter the allowances for loan and lease losses of Collective and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Collective's knowledge, the loan and lease portfolios of Collective in excess of such allowances are collectible in the ordinary course of business. Collective
Schedule 2.10 constitutes a list of all loans and leases made by Collective or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

  Section 2.11. Taxes and Tax Returns. Neither Collective nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in
Section 341(f)(4) of the Code) owned by Collective or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Merger is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by Collective and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns (as defined below) have been timely filed by Collective and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes (as defined below), and the amounts shown thereon to be due and payable, as well as any interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Collective or any of its subsidiaries, have been paid in full or adequate provision therefor has been included on the books of Collective or its appropriate subsidiary. Other than franchise tax returns filed by Collective with the State of Delaware, neither Collective nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of Collective or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Collective or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of Collective for all taxable years ended on or
prior to        and the State of New Jersey has audited the New Jersey income tax returns of Collective and its subsidiaries for all taxable years ended on
or prior to       . Neither Collective nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of New Jersey. Collective is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Collective nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, claims, assessments, examinations, notices of deficiency, demands for taxes, refund litigation, proceedings, audits or proposed deficiencies pending or, to Collective's knowledge, threatened against Collective or any of its subsidiaries, including a claim or assessment by any authority in a jurisdiction where Collective or any of its subsidiaries do not file tax returns and Collective or any such subsidiary is subject to taxation, and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Collective nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Collective or any of its subsidiaries, and neither Collective nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Collective and its subsidiaries have complied in all material respects with all requirements relating to information reporting, including tax identification number reporting, and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

  "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. "Return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to Taxes.

  Section 2.12. Properties. Collective has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Collective Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Collective Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Collective and its subsidiaries taken as a whole. Collective and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a Collective Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of Collective and its subsidiaries taken as a whole.

  Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by Collective or any of its subsidiaries or used by Collective or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Collective or such subsidiary subject to exceptions which are not, in the aggregate, material to Collective and its subsidiaries, taken as a whole. Collective and each of its subsidiaries maintains insurance (with companies which, to the best of Collective's knowledge, are authorized to do business in New Jersey) against loss relating to such properties and such other risks as companies engaged in similar business located in the State of New Jersey, would, in accordance with good business practice, be customarily insured in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect Collective and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on Collective Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Except as disclosed on Collective
Schedule 2.13, since January 1, 1991, neither Collective nor any of its subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) nor have they received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased.

  Section 2.14. Contracts.

  (a) Except as set forth in Collective Schedule 2.14(a), neither Collective nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $250,000.

  (b) Except as set forth in Collective Schedule 2.09(a) or 2.14(b), neither Collective nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral: (i) employment or severance contract (including, without limitation, any Collective bargaining contract or union agreement) or other agreement with any director, executive officer or other key employee of Collective or any subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Collective or any of its subsidiaries of the nature contemplated by this Agreement which is not terminable without penalty by Collective or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $250,000 in the aggregate for any one project or in excess of $1,000,000 in the aggregate for all projects; (iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $250,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property other than OREO property involving consideration in excess of $250,000; (v) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, or any other non-qualified compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) agreement containing covenants that limit the ability of Collective or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, Collective (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any Regulatory Agency),
(vii) agreement which by its terms limits the payment of dividends by Collective or any of its subsidiaries, (viii) contract (other than this Agreement) limiting the freedom of Collective or its subsidiaries to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or (x) other contracts material to the business of Collective and its subsidiaries taken as a whole and not made in the ordinary course of business.

  (c) Neither Collective nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Collective, is materially adverse, onerous, or harmful to any aspect of the business of Collective and its subsidiaries taken as a whole.

  Section 2.15. Pension and Benefit Plans.

  (a) Neither Collective nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in Collective Schedule 2.15(a) (individually a "Collective Pension Plan" and collectively the "Collective Pension Plans"). In its present form each Collective Pension Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Collective Pension Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and Collective or the subsidiary whose employees are covered by such Collective Pension Plan has received from the IRS a determination letter to that effect and such determination letter may still be relied on. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Collective Pension Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of Collective or any subsidiary whose employees are covered by a Collective Pension Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Collective Pension Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Collective Pension Plan or has been misled as to his or her rights under such Collective Pension Plan. No Collective Pension Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any Collective Pension Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Collective Pension Plans or any fiduciary thereof which would subject Collective or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Collective is a member and which is under common control within the meaning of Section 414 of the Code. Neither Collective nor any of its subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which Collective or any of its subsidiaries or ERISA Affiliates has any obligation to contribute and the present value of all benefits vested and all benefits accrued under each Collective Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the Collective Pension Plan allocable to such vested or accrued benefits. No Collective Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Collective Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1990. No Collective Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA(whether or not waived). No Collective Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. There has been no change in control of any Collective Pension Plan since the last effective date of any such change of control disclosed to Summit in Collective Schedule 2.15(a).

  (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit, health and welfare plans, arrangements or agreements, including without limitation the Collective Stock Plans and medical, major medical, disability, life insurance or dental plans covering employees generally, other than the Collective Pension Plans, maintained by Collective or any of its subsidiaries with an annual cost in excess of $250,000 (collectively "Collective Benefit Plans") are listed in Collective Schedule 2.15(b) (unless already listed in Collective Schedule 2.15(a)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Collective Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of Collective or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to an Collective Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Collective Benefit Plans or has been misled as to their rights under the Collective Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Collective Benefit Plans which would subject Collective or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Collective or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

  (c) There is no pending or, to Collective's knowledge, threatened litigation, administrative action or proceeding relating to any Collective Benefit Plan or Collective Pension Plan. There has been no announcement or commitment by Collective or any subsidiary of Collective to create an additional Collective Benefit Plan or Collective Pension Plan, or to amend a Collective Benefit Plan or Collective Pension Plan, except for amendments required by applicable law, which may materially increase the cost of such Collective Benefit Plan or Collective Pension Plan and, except for any plans or amendments expressly described on Collective Schedule

2.15(a) or Collective Schedule 2.15(b), Collective and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Collective Benefit Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") that cannot be amended or terminated upon more than sixty (60) days' notice without incurring any liability thereunder. With respect to each Collective Benefit Plan and Collective Pension Plan to the extent applicable, Collective has supplied or will promptly supply to Summit a true and complete copy of (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Collective Benefit Plan or Collective Pension Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such plan, including amendments thereto, (D) the most recent summary plan description for such plan, including amendments thereto, if the plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such plan is a pension plan and (F) the most recent determination letter issued by the IRS if such plan is qualified under Section 401(a) of the Code. To the extent that any individual plan or arrangement described under this Section 2.15 does not completely meet representations made herein, such plan and its variance from the representation is set forth in Collective Schedule 2.15(a) or Collective
Schedule 2.15(b).

  Section 2.16. Fidelity Bonds. Since at least January 1, 1991, Collective and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1991, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither Collective nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither Collective nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Collective's and its subsidiaries' past claim experience.

  Section 2.17. Labor Matters. Hours worked by and payment made to employees of Collective and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Collective and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Collective or its appropriate subsidiary. Collective is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to Collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to Collective or any of its subsidiaries. Since January 1, 1991, no employee of Collective or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances which could constitute a material claim, suit, action, complaint or proceeding likely to result in a material liability. No employees of Collective or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Collective pending with, or, to the knowledge of Collective, threatened by, any labor organization or group of employees of Collective.

  Section 2.18. Books and Records. The minute books of Collective and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Collective and each of its subsidiaries fairly and accurately reflect the transactions to which Collective and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

  Section 2.19. Concentrations of Credit. No customer or affiliated group of customers (a) is owed by Collective or any subsidiary of Collective an aggregate amount equal to more than 5% of the shareholders' equity of Collective or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to

Collective or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of Collective or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

  Section 2.20. Trademarks and Copyrights. Neither Collective nor any of its subsidiaries has received notice or otherwise knows that the manner in which Collective or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

  Section 2.21. Equity Interests. Neither Collective nor any of its subsidiaries owns, directly or indirectly, except for the equity interest of Collective in Bank and of Collective and Bank in the nonbank subsidiaries of Collective listed on Collective Schedule 2.01(a), any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted. None of the investments reflected in the consolidated balance sheet of Collective as of June 30, 1996, and none of such investments with face value of in excess of $100,000 made by it or any of its subsidiaries since June 30, 1996, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business ( including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of Collective or any of its subsidiaries.

  Section 2.22. Environmental Matters.

  (a) Except as disclosed on Collective Schedule 2.22 or as may be disclosed in the Forms 10-K and 10-Q of Collective referred to in Section 2.02 hereof, to the knowledge of Collective:

  (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by Collective or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Collective or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Collective or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

  (2) Neither Collective nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Collective or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

  (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Collective or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

  (b) Neither Collective nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource

Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

  (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

  (d) Collective shall disclose to Summit all matters of the types described above which Collective would have been required to disclose to Summit on the date hereof if known to Collective on the date hereof, as such become known to Collective between the date hereof and the Effective Time ("Discovered Matters"). It shall be considered material for all purposes of this Agreement if the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase two investigation reports or as may be prudent in light of serious life, health or safety concerns) with respect to the Discovered Matters, if any, is in the aggregate in excess of $5,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty.

  Section 2.23. Accounting, Tax and Regulatory Matters. Neither Collective nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interest accounting treatment, or (B) as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

  Section 2.24. Interest of Management and Affiliates. All loans presently on the books of Collective or any of its subsidiaries to its present or former directors or executive officers, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features. No present or former officer or director of Collective or any of its subsidiaries or any of their associates or any members of their immediate families has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Collective or any of its subsidiaries except for the normal rights of a shareholder; no such person is indebted to or has a contract or commitment for the purchase or sale of real or personal property, materials, supplies or services in excess of $10,000 per annum or for longer than one year whether or not in the ordinary course of business with Collective or any of its subsidiaries, except for normal business expense advances and loans or other extensions of credit of not more than $25,000 in the aggregate; neither Collective nor any of its subsidiaries has any commitment, whether written or oral, to lend any funds to any such person; and neither Collective nor any of its subsidiaries is indebted to any such person except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of Collective or such subsidiary, as appropriate, as in effect immediately prior to the date hereof. The consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from Collective or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of Collective or any of its subsidiaries or any successor or assign of such subsidiary, other than payments and benefits provided for in the Officer Agreements.

  Section 2.25. Registration Obligations. Neither the Collective nor any of its subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

  Section 2.26. Corporate Documents. Collective has delivered to the Summit true and complete copies of its Restated Certificate of Incorporation and by-laws, as amended to date, which are currently in full force and effect, and the certificate of incorporation and by-laws of each of its subsidiaries.

  Section 2.27. Community Reinvestment Act Compliance. Collective and Bank are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last completed examination. As of the date of this Agreement, Collective has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Collective to fail to be in substantial compliance with such provisions.

  Section 2.28. Business of Collective. Since June 30, 1996, Collective has conducted its business only in the ordinary course. For purposes of the foregoing, Collective has not, since June 30, 1996, controlled expenses through (i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of seller, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or (vii) extraordinary reduction or deferral of ordinary or necessary expenses.

  Section 2.29. Interest Rate Risk Management Instruments.

  (a) Set forth on Collective Schedule 2.29(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements, and other interest rate risk management arrangements to which Collective or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

  (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Collective or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed, at the time entered into and at the date of this Agreement, to be financially responsible and are legal, valid and binding obligations of Collective or a subsidiary and are in full force and effect. Collective and each of its subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                                 ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF SUMMIT

  Summit represents and warrants to Collective as follows:

  Section 3.01. Organization, Capital Stock.

  (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20 with attached rights issued pursuant to the Summit Shareholder Rights Plan, of which 94,152,078 shares were issued and outstanding as of January 31, 1997 and 4,000,000 shares of Preferred Stock, each without par value, of which no shares were issued and outstanding and 1,500,000 shares of Series R Preferred Stock were reserved for issuance as of January 31, 1997.

  (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect" or "Summit Material Adverse Change"). However, a Summit Material Adverse Effect or Summit Material Adverse Change will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting financial institutions or their holding companies generally or from charges or expenses incident to the Merger. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

  (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) or described at Summit
Schedule 3.01 and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings Incentive Plan and 1993 Incentive Stock and Option Plan and the Agreement and Plan of Merger, dated August 28, 1996, between Summit and B.M.J. Financial Corp. ("BMJ Merger Agreement") and Series R Preferred Stock issuable pursuant to the Summit Shareholder Rights Plan.

  (d) Except as disclosed on Summit Schedule 3.01, all Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

  Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1995, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1995 and
(c) quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in accountants' reports thereon, the Summit Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

  Section 3.03. No Conflicts. Summit is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Merger by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, taken as a whole, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

    (a) the Restated Certificate of Incorporation or the By-Laws of Summit;

    (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

    (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

    (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a Summit Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

  Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, taken as a whole, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in
Section 3.02 or in the Form 8-K of Summit dated December 10, 1996. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

  Section 3.05. Material Information. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1990 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1993 timely made all filings required by the Securities Act and the Exchange Act.

  Section 3.06. Corporate Action. Assuming due execution and delivery by Collective, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. This Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation.

  Section 3.07. Absence of Changes. Except as disclosed in the Summit Financial Statements or in the Summit news release disclosing 1996 earnings, a copy of which was previously delivered to Collective ("Summit News Release"), there has not been, since December 31, 1995, any Summit Material Adverse Change and there is no matter or fact which may result in any such Summit Material Adverse Change in the future.

  Section 3.08. Non-bank Subsidiaries. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR
(S)210.1-02(v)), at December 31, 1995.

  Section 3.09. Absence of Undisclosed Liabilities. The Summit Financial Statements are prepared on an accrual basis and reflect all known assets, liabilities and loss contingencies (as defined in Statement of Financial Accounting Standards No.5). There are no material liabilities, whether contingent or absolute, direct or indirect, or loss contingencies not disclosed in the Summit Financial Statements, the Form 8-K of Summit dated December 10, 1996 or in the Summit News Release .

  Section 3.10. Environmental Matters.

  (a) Except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02 hereof, to the knowledge of Summit:

  (1) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of Summit or a subsidiary, (ii) Former Property of Summit or a subsidiary during the time of previous ownership, occupancy or lease, or (iii) Participation Facility during the time that Summit or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

  (2) neither Summit nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Summit or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

  (3) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, nor is there with respect to any Loan Property any violation of an environmental law, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on Summit and its subsidiaries, taken as a whole.

  (b) Neither Summit nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility which would result in a Summit Material Adverse Change,
(ii) has received any information requests from any environmental regulatory authority with respect to a matter which would result in a Summit Material Adverse Change, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or Federal proceeding which would result in a Summit Material Adverse Change.

  Section 3.11. Allowance for Loan and Lease Losses. At December 31, 1995 and thereafter, the allowances for loan and lease losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of Summit's knowledge, the loan and lease portfolios of Summit and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

  Section 3.12. Taxes and Tax Returns. Except to the extent not material to Summit and its subsidiaries, taken as a whole, proper and accurate Federal, state and local returns have been timely filed by Summit and each of its bank subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of Summit or its appropriate subsidiary. Except to the extent not material to Summit and its subsidiaries, taken as a whole, provision has been made on the books of Summit or its appropriate bank subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Summit or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. Summit is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Summit nor any of its bank subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to Summit's knowledge, threatened against Summit or any of its bank subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any Federal, state or local taxes. Neither Summit nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Summit or any of its subsidiaries which would result in any additional tax liability, and neither Summit nor any of its bank subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method which would result in any additional tax liability. Summit and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under Federal law including record keeping and reporting on monetary instruments transactions.

  Section 3.13. Properties. Summit, directly or through its subsidiaries, has good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Summit Financial Statements (except properties and assets disposed of since that date in the ordinary course of business and OREO property disposed of since that date), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Summit Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Summit and its subsidiaries taken as a whole. Summit and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a material adverse effect on Summit and its subsidiaries taken as a whole.

  Section 3.14. Labor Matters. To the knowledge of Summit, hours worked by and payment made to employees of Summit and each of its bank subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Summit and each of its bank subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Summit or its appropriate bank subsidiary, except for any immaterial noncompliance. Summit is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes, except for any immaterial non-compliance. No labor dispute, strike or other work stoppage has occurred and is continuing or is threatened with respect to Summit or any of its bank subsidiaries. No employee of Summit or any of its bank subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are likely to result in a material liability. To the knowledge of Summit, no employees of Summit or any of its bank subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Summit pending with, or, to the knowledge of Summit, threatened by, any labor organization.

  Section 3.15. Books and Records. The minute books of Summit and each of its bank subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Summit and each of its bank subsidiaries fairly and accurately reflect the transactions to which Summit and each of its bank subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

                                  ARTICLE IV.

                            COVENANTS OF COLLECTIVE

  Collective hereby covenants and agrees with Summit that:

  Section 4.01. Preparation of Registration Statement and Applications for Required Consents. Collective will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued in connection with the Merger and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by Collective to solicit shareholders of Collective for approval of the Merger. In connection therewith, Collective will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Collective, deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). Collective will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide Collective and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Collective and its counsel before making any such filing or application, and Summit will provide Collective and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Collective covenants and agrees that all information furnished by Collective for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by Collective to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Collective will furnish to Merrill Lynch such information as Merrill Lynch may reasonably request for purposes of the opinion referred to in Section 8.07.

  Section 4.02. Notice of Adverse Changes. Collective will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Collective contained in this Agreement or the Collective Schedules or the materials furnished pursuant to the

Post-Signing Document List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Collective Material Adverse Change, (c) any inability or perceived inability of Collective to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Collective or any of its subsidiaries or assets, which, if determined adversely to Collective or any of its subsidiaries, would have a material adverse effect upon Collective and its subsidiaries taken as a whole or the ability of the parties to timely consummate the Merger and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Collective or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Collective or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Collective and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Collective agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

  Section 4.03. Meeting of Shareholders. Collective will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the Delaware Law and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Collective shall mail the Proxy-Prospectus to its shareholders and use, unless in the written opinion of counsel such action would be a breach of the fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

  Section 4.04. Copies of Filings. Without limiting the provisions of Section 4.01, Collective will deliver to Summit, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Collective.

  Section 4.05. No Material Transactions. Until the Effective Time, Collective will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

  (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Collective to Collective or other subsidiaries of Collective except that Collective may declare, set aside and pay a dividend of $0.25 per quarter;

  (b) declare or distribute any stock dividend or authorize or effect a stock split;

  (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Collective into other subsidiaries of Collective) or enter into any other transaction not in the ordinary course of the banking business;

  (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business or other transactions involving not more than $250,000;

  (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to Collective and its subsidiaries taken as a whole;

  (f) (i) pay any employee bonuses, other than bonuses, up to a maximum of $200,000 in the aggregate for all employees, for performance during calendar quarters in 1997 completed prior to the Effective Time, calculated in accordance with the formulas and subject to satisfaction of the performance criteria set forth in the Collective Executive Incentive Compensation Program, a copy of which was previously delivered to Summit, payable within 30 days of the Effective Time solely to employees of Collective or its subsidiaries who remain so employed through the Effective Time, or (ii) increase or enter into any agreement to increase the rate of compensation of any employee on the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding five percent (5%);

  (g) create, adopt or modify any employment, termination, severance pension, supplemental pension, profit sharing, bonus, deferred compensation, death benefit, retirement, stock option, stock award, stock purchase or other employee or director benefit or welfare plan, arrangement or agreement of whatsoever nature, including without limitation the Collective Pension Plans and the Collective Benefit Plans (collectively, "Collective Plans"), or change the level of benefits, reduce eligibility, performance or participation standards, increase any payment or benefit under any Collective Plan;

  (h) except as described on Collective Schedule 4.05(h) with respect to restricted stock to be issued under the Collective Employee Restricted Stock Plan, distribute, issue, sell, award or grant any of its Equity Securities, any stock appreciation rights, derivative securities or stock-based cash rights except pursuant to the exercise of director and employee stock options granted prior to the date hereof under the Collective Option Plans and exercisable and outstanding under the terms of the Collective Option Plans at the date of such exercise;

  (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions;

  (j) amend its certificate or articles of incorporation, charter or by-laws;

  (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Collective or any of its subsidiaries, taken as a whole;

  (l) create, amend, increase, or accelerate the exercisability of, or release any restrictions on any rights, awards, benefits, entitlements, or options under the Collective Plans;

  (m) make any employer contribution to an Collective Plan which under the terms of the particular plan is voluntary and within the sole discretion of Collective to make;

  (n) make any determination or take any action, discretionary or otherwise, under or with respect to any Collective Plan other than routine administration in accordance with past precedent;

  (o) amend or exercise any discretion to change the current terms of the Collective Dividend Reinvestment Plan or issue any Collective Stock under the Collective Dividend Reinvestment Plan at a discount; or

  (p) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Collective or any of its subsidiaries, any holder of 10% of more of the outstanding shares of Collective Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. (S)371c and 12 U.S.C. (S)371c-1. For purposes of this Section 4.05(p), "control shall have the meaning associated with that term under 12 U.S.C. (S)371c.

  Section 4.06. Operation of Business in Ordinary Course. Collective, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries:
(a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Collective or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Collective will notify and consult with Summit prior to terminating any of the five highest paid employees of Collective; (d) will use their best efforts to continue to maintain fidelity bonds insuring Collective and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of Collective or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, would be likely to have a material adverse effect on Collective and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at June 30, 1996, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending June 30, 1996, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Collective's independent certified public accountants.

  Section 4.07. Further Actions. Collective will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

  Section 4.08. Cooperation. Until the Effective Time, Collective will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of Collective or any of its subsidiaries.

  Section 4.09. Copies of Documents. As promptly as practicable, but not later than 45 days after the date hereof, Collective will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the Collective Schedules or called for by the list attached hereto as Exhibit B (the "Post-Signing Document List").

  Section 4.10. Applicable Laws. Collective and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on Collective or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Merger.

  Section 4.11. Agreements of Affiliated Shareholders. Collective agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a writing setting forth the names of those persons who in the written opinion of Muldoon, Murphy & Faucette, special counsel to Collective (which such opinion need be delivered only to Collective and cited by Collective in its letter), constitute all the affiliates of Collective for the purposes of Rule 145 under the Securities Act (an "Collective Affiliate") and Collective shall use its best efforts to cause each Collective Affiliate to enter into, prior to the date of mailing of the Proxy-Prospectus, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit C hereto, and effective prior to such date (an "Affiliate Agreement").

  Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by Collective or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

  Section 4.13. Confidentiality. All information furnished by Summit to Collective or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Merger shall not occur, Collective and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Collective or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Collective with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Collective shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in Collective's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to Collective by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Collective is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Collective may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

  Section 4.14. Dividends. Collective will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of Collective Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Collective Stock and any shares of Summit Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. Collective will notify Summit at least five business days prior to any proposed dividend declaration date.

  Section 4.15. Acquisition Proposals. Collective agrees that neither Collective nor any of its subsidiaries nor any of the respective officers and directors of Collective or its subsidiaries shall, and Collective shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by Collective or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below); provided however, that the Board of Directors of Collective may furnish or cause to be furnished nonpublic information and may participate in such discussions directly or through its representatives concerning an Acquisition Proposal, if such Board of Directors has determined, after having consulted with outside counsel and been advised of its legal rights to the effect, that the failure to provide such nonpublic information or participate in such discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws, and, provided, further, that Collective shall first obtain a confidentiality agreement in customary form and containing at least the confidentiality provisions set forth at Sections
4.13 and 5.08. "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving

Collective or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of Collective or any of its subsidiaries. Collective will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Collective will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Collective will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Collective or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by Collective.

  Section 4.16. Tax Opinion Certificates. Collective shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date, and Collective shall use its best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Collective Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date.

  Section 4.17. Best Efforts to Ensure Pooling. Collective agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

  Section 4.18. Directors' and Officers' Insurance. Collective and each of its subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies ("D&O Insurance") in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Collective. Collective shall renew any existing D&O Insurance or purchase any "discovery period" D&O Insurance provided for thereunder at Summit's request.

                                  ARTICLE V.

                              COVENANTS OF SUMMIT

  Summit hereby covenants and agrees with Collective that:

  Section 5.01. Approvals and Registrations. Based on such assistance of and cooperation Collective as Summit shall reasonably request, Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement,
(b) with the Federal Reserve Board, an application for approval of the Merger, and (c) with the New York Stock Exchange ("NYSE"), an application for the listing of the shares of Summit Stock issuable upon the Merger, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by Collective Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will furnish to Merrill Lynch, investment bankers advising Collective, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

  Section 5.02. Notice of Adverse Changes. Summit will promptly advise Collective in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a material adverse effect on Summit and its subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries taken as a whole, and
(g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Summit agrees that the delivery of such notice shall not constitute a waiver by Collective of any of the provisions of Articles VI or VIII.

  Section 5.03. Copies of Filings. Summit shall promptly provide to Collective and its counsel copies of the application filed with the Federal Reserve Board, all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K and all documents to be distributed in any manner to the shareholders of Summit.

  Section 5.04. Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as Collective may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Collective set forth in Articles VI and VIII hereof are satisfied.

  Section 5.05. Applicable Laws. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Merger and will promptly cooperate with and furnish information to Collective in connection with any such requirements imposed upon Collective or on any of its subsidiaries in connection with the Merger.

  Section 5.06. Unpaid Collective Dividends. By virtue of the Merger and without further action on anyone's part, Summit shall assume the obligation of Collective to pay dividends, if any, on Collective Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

  Section 5.07. Cooperation. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as Collective from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Collective's representatives covering the business and affairs of Summit or any of its subsidiaries.

  Section 5.08. Confidentiality. All information furnished by Collective to Summit or its representatives pursuant hereto shall be treated as the sole property of Collective and, if the Merger shall not occur, Summit and its representatives shall return to Collective all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which
(x) was legally in Summit's possession prior to the disclosure thereof by Collective, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or
(ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Collective to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Collective in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

  Section 5.09. Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

  Section 5.10. Indemnification.

  (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Collective or any subsidiary of Collective on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit.

  (b) Subject to Collective's obligation set forth at Section 4.18: For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of Collective or any subsidiary of Collective on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by Collective on an annual basis (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

  (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Collective referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

  Section 5.11. Employee Matters.

  (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of the Collective Plans; provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a plan available to all its employees generally which is similar in benefits, character or nature to, or which covers risks similar to those covered by, an Collective Plan which is available to all Collective employees generally, then, if such Collective Plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of Collective affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit without being subject to any exclusions due to pre-existing conditions and such employees shall be given credit for years of service with Collective for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the Summit Retirement Plan and any supplemental retirement plans of Summit and, during the applicability of the Severance Arrangement (as defined at Section 5.11(c) below) but only during the applicability of the Severance Arrangement, any severance plans, policies or practices of Summit.

  (b) After the Effective Time, Collective employees shall not be entitled to participate automatically in benefits plans, programs or arrangements of Summit not maintained by Summit for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.

  (c) Any employee of Collective or a subsidiary of Collective at the Effective Time whose employment is terminated by Summit, other than for cause, within twelve (12) months of the Effective Time shall receive, upon executing a document (in form satisfactory to Summit in its sole discretion) which releases Summit from all claims relating to such employee's employment by Collective and Summit, a lump sum payment equal to the sum of (i) and (ii), where:

    (i) is the greater of (A) such employee's gross weekly salary multiplied by four, or (B) the product obtained by multiplying such employee's gross weekly salary multiplied by two times the number of full years of service completed by such employee prior to the termination of employment, and

    (ii) (only in the event less than 60 days advance notice is provided to a particular terminated employee) is the product of (A) the difference obtained by subtracting from 60 the number of days of advance notice of termination received by a particular employee (a negative difference shall for purposes of this Section 5.11 be treated as a zero), and (B) the employee's annual salary rate at the time of the termination of employment divided by 365;

provided, however, that no employee of Collective or a subsidiary of Collective shall be eligible to receive the payment provided for above if such employee is offered a position by Summit which is similar in job content to the position held by such employee with Collective or its subsidiary and is located at a reasonably accessible location. (The terms and conditions governing severance in this Section 5.11(c) are sometimes referred to herein as the "Severance Arrangement").

  (d) Summit shall assume the obligations of Collective under the Officer Agreements.

                                  ARTICLE VI.

             CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF
                             SUMMIT AND COLLECTIVE

  The respective obligations of Summit and Collective under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and Collective in accordance with Section 10.09:

  Section 6.01. Receipt of Required Consents. Summit and Collective shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit or Collective, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

  Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or Collective, shall be contemplated or threatened by the SEC on the Closing Date.

  Section 6.03. Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date, Summit and Collective shall have received from Thompson Coburn an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to them, to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of Collective Stock who receive solely Summit Stock in the Merger will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the Collective Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the Collective Stock for which it is exchanged, assuming that such Collective Stock is a capital asset in the hands of the holder thereof at the Effective Time.

  In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinion, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinion being untrue.

  Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or Collective or any of its subsidiaries, that is material to the Merger or to the financial condition of Summit and its subsidiaries taken as a whole or Collective and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of Summit and its subsidiaries taken as a whole or Collective and its subsidiaries taken as a whole, as the case may be.

  Section 6.05. NYSE Listing. At the Closing Date, the NYSE shall have indicated that the shares of Summit Stock to be issued in the Merger are to be listed on the NYSE, subject to official notice of issuance.

                                 ARTICLE VII.

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

  The obligation of Summit to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

  Section 7.01. No Adverse Changes. During the period from June 30, 1996 to the Closing Date there shall not have been any Collective Material Adverse Change, and Collective and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Collective and its subsidiaries, taken as a whole, to conduct their business.

  Section 7.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Collective in this Agreement and the Collective Schedules and the material furnished pursuant to the Post-Signing Document List shall be true and correct in all material respects on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Collective shall have complied in all material respects with all covenants and agreements contained herein to be performed by Collective on or before the Closing Date.

  Section 7.03. Secretary's Certificate. Collective shall have furnished to Summit a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Collective relating to this Agreement, the Option Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of Collective and certify to the satisfaction of the condition set forth in
Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

  Section 7.04. Officer's Certificate. Collective shall have furnished to Summit a certificate signed by the Chief Executive Officer of Collective, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to Collective, and at Sections 7.01, 7.02, 7.07 and 7.10.

  Section 7.05. Opinion of Collective's Counsel. Summit shall have received an opinion of counsel to Collective, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit D.

  Section 7.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

  Section 7.07. Consents to Collective Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which Collective or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of Collective and its subsidiaries on a consolidated basis, shall have been obtained.

  Section 7.08. FIRPTA Affidavit. Collective shall have delivered to Summit an affidavit of an executive officer of Collective stating, under penalties of perjury, that Collective is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

  Section 7.09. Shareholder Approval. The shareholders of Collective, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Collective's Restated Certificate of Incorporation and By-Laws.

  Section 7.10. Absence of Regulatory Agreements. Neither Collective nor any Collective subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or of Collective and its subsidiaries taken as a whole, and neither Collective nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

  Section 7.11. Affiliate Agreements. A sufficient number of Collective Affiliates shall have delivered executed Affiliate Agreements to Summit such that, in the reasonable opinion of Summit based on consultation with its independent accounting firm, the Merger may be accounted for on a pooling-of-interests basis. In the event Summit elects to close the Merger notwithstanding the failure of one or more Collective Affiliates to deliver an executed Affiliate Agreement to Summit, Summit may, notwithstanding Article I hereof, refuse to exchange the Collective Certificates of such Collective Affiliate and treat such Collective Affiliate as an unexchanged Collective Shareholder.

  Section 7.12. Pooling-of-Interests Letter. Summit shall have received a letter from KPMG Peat Marwick LLP to the effect that, based on the facts known to such accountants, the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

  The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

                                 ARTICLE VIII

             CONDITIONS PRECEDENT TO THE OBLIGATION OF COLLECTIVE

  The obligation of Collective to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Collective in writing in accordance with Section 10.09:

  Section 8.01. No Adverse Changes. During the period from December 31, 1995 to the Closing Date there shall not have been any Summit Material Adverse Change, and Summit and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Summit and its subsidiaries, taken as a whole, to conduct their business.

  Section 8.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement and in the Summit Schedules shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit on or before the Closing Date. By way of illustration and not limitation, the entry by Summit after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $1 billion of debt or equity or a combination of debt and equity in public or private offerings, the issuance of Series R Preferred Stock pursuant to Summit's Shareholder Rights Plan, the redemption or repurchase by Summit of its Common Stock, the Rights attached to Summit Common Stock or the Series R Preferred Stock issuable pursuant to Summit's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

  Section 8.03. Secretary's Certificate. Summit shall have furnished to Collective a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Merger Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

  Section 8.04. Officer's Certificate. Summit shall have furnished to Collective a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

  Section 8.05. Opinion of Summit Counsel. Collective shall have received an opinion of the General Counsel of Summit, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Collective, substantially to the effect provided in Exhibit E.

  Section 8.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Collective, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

  Section 8.07. Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Merrill Lynch, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the Exchange Ratio to the shareholders of Collective in the Merger.

  Section 8.08. Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Merger or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

  Section 8.09. Collective Shareholder Approval. The shareholders of Collective, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Collective's Certificate of Incorporation and By-Laws.

  The receipt of the documents required by this Article VIII by Collective shall in no way constitute a waiver by Collective of any of the provisions of or its rights under this Agreement.

                                  ARTICLE IX

                          CLOSING; TERMINATION RIGHTS

  Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by Summit on at least five business days notice (the "Closing Notice") given to Collective, at the office of Summit, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than 45 business days after the last to occur of the following:

    (a) the date of the approval of the Merger by the shareholders of Collective in accordance with Section 7.09;

    (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and Collective, to the consummation of the transactions contemplated herein or such prior date as Summit and Collective shall elect, whether or not such proceeding has been brought to a conclusion; or

    (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

such date is sometimes referred to herein as the "Closing Date". At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause the NJ Certificate to be filed with the State of New Jersey and the Delaware Certificate to be filed with the State of Delaware, all in accordance with
Section 1.06. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

  Section 9.02. Termination Rights.

  (a) The Boards of Directors of Collective and Summit may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, the Board of Directors of either party may terminate this Agreement in the event that:

    (i) the shareholders of Collective at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Merger, this Agreement and the transactions contemplated hereby by the requisite vote, or

    (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

    (iii) Collective's investment banker is unable to deliver to Collective by July 31, 1997 the opinion required by Section 8.07; or

    (iv) the Closing is not consummated on or before January 1, 1998, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

  (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close (other than a condition set forth in Article VI) shall not have been met (other than a failure of the condition set forth at Section 7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(i) hereof, a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(iii) hereof or a refusal of Summit to close due to a failure of the condition set forth at Section 7.12 hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

  (c) The Board of Directors of Summit may terminate this Agreement if Collective does not execute and deliver the Option Agreement by the day immediately following the date hereof.

  (d) (1) The Board of Directors of Collective may terminate this Agreement at any time during the ten-day period commencing the second day after the Determination Date if

    (i) the Average Closing Price of a share of Summit Stock is less than $39.00, and

    (ii) the quotient obtained by dividing the Average Closing Price (as defined below) by $47.50 is more than .18 less than the quotient obtained by dividing the Index Price (as defined below) on the Determination Date (as defined below) by the Index Price on the Starting Date (as defined below).

  (2) For purposes of this Section 9.02(d)(2):

    (i) "Average Closing Price" means the average of the closing prices of a share of Summit Stock on the NYSE-Composite Transactions List (as reported in the Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Collective and Summit) for the 30 consecutive full trading days, ending on the Determination Date, on which one share of Summit Stock is traded.

    (ii) "Determination Date" means the date on which the Required Consent of the Federal Reserve Board shall have been received.

    (iii) "Index Group" means the 20 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. If any company belonging to the Index Group or Summit declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Summit shall be appropriately adjusted for the purposes of applying this
  Section 9.02(d). The 20 bank holding companies and the weights attributed to them are as follows:


      BANK HOLDING COMPANIES                                           WEIGHTING
      ----------------------                                           ---------
      Signet Banking Corporation......................................    2.88%
      Crestar Financial Corporation...................................    5.22%
      Central Fidelity Banks, Inc.....................................    2.85%
      Southern National Corporation...................................    5.24%
      Marshall & Ilsley Corporation...................................    4.24%
      Firstar Corporation.............................................    7.18%
      Comerica Incorporated...........................................    5.14%
      Huntington Bancshares, Inc......................................    6.83%
      First Of America Bank Corporation...............................    2.86%
      Corestates Financial Corp.......................................   10.17%
      First Bank System, Inc..........................................    6.46%
      National City Corporation.......................................   10.69%
      SouthTrust Corporation..........................................    4.60%
      Mellon Bank Corporation.........................................    6.28%
      Old Kent Financial Corporation..................................    2.15%
      BankBoston Corporation..........................................    7.34%
      Keystone Financial, Inc.........................................    1.82%
      Wilmington Trust Corporation....................................    1.62%
      Star Banc Corporation...........................................    4.16%
      Mercantile Bankshares Corporation...............................    2.27%
                                                                        -------
          TOTAL.......................................................  100.00%

    (iv) "Index Price" means, on a given date, the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

    (v) "Starting Date" means February 28, 1997.

  (e) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

  (1) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

  (2) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and Collective; provided, however, that: (A) if Collective terminates this Agreement pursuant to Section 9.02(a)(ii) or Section 9.02(b), Summit shall reimburse Collective for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and
(B) if Summit
terminates this Agreement pursuant to Section 9.02(a)(ii), Section 9.02(b) or
Section 9.02(d), Collective shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

  (f) Notwithstanding any termination of this Agreement, (i) Collective shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Collective and (ii) Summit shall indemnify and hold Collective harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

  (g) Except as provided otherwise herein in the event of a termination of this Agreement, Collective and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.

                                   ARTICLE X

                                 MISCELLANEOUS

  Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

  Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.03. Entire Agreement; Amendments. This Agreement, the Collective Schedules, the Summit Schedules and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Collective contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Collective.

  Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

  Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

      Summit:              Summit Bancorp.
                           Attn: John G. Collins
                           301 Carnegie Center
                           P.O. Box 2066
                           Princeton, NJ 08543-2066
                           Telephone No.: 609-987-3422
                           Facsimile No.: 609-987-3435

      With a copy to:      Richard F. Ober, Jr., Esq.
                           Summit Bancorp.
                           301 Carnegie Center
                           P.O. Box 2066
                           Princeton, NJ 08543-2066
                           Telephone No.: 609-987-3430
                           Facsimile No.: 609-987-3435

      Collective:          Collective Bancorp, Inc.
                           716 West White Horse Pike
                           Cologne, New Jersey 08213
                           Attention: Thomas H. Hamilton
                           Telephone No.: 609-625-1110 (x5002)
                           Facsimile No.: 609-965-4381

      With a copy to:      Scott T. Page, Esq.
                           Collective Bancorp, Inc.
                           716 West White Horse Pike
                           Cologne, New Jersey 08213
                           Telephone No.: 609-965-5151
                           Facsimile No.: 609-965-4381

      With a copy to:      George W. Murphy, Jr., Esq.
                           Muldoon, Murphy & Faucette
                           5101 Wisconsin Avenue, N.W.
                           Washington, DC 20016
                           Telephone No.: 202-362-0840
                           Facsimile No.: 202-966-9409

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

  A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

  Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

  Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

  Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Collective, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.


  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                          SUMMIT BANCORP.

                                                   /s/ John G. Collins
                                          By: _________________________________
                                                      John G. Collins
                                                       Vice Chairman

                                          COLLECTIVE BANCORP, INC.

                                                 /s/ Thomas H. Hamilton
                                          By:  ________________________________
                                                    Thomas H. Hamilton
                                               Chairman and Chief Executive
                                                          Officer

                             AMENDMENT NO. 1

                           (DATED MAY 27, 1997)

                                  TO THE

                       AGREEMENT AND PLAN OF MERGER

                        (DATED FEBRUARY 27, 1997)

  This Amendment No. 1, dated May 27, 1997, to the Agreement and Plan of Merger, dated February 27, 1997 (the "Agreement"), is entered into by and between Summit Bancorp., a New Jersey business corporation ("Summit") and Collective Bancorp, Inc., a Delaware business corporation ("Collective"). Summit and Collective have determined to amend the Agreement to clarify certain provisions and to facilitate the transactions contemplated thereby.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto, intending to be legally bound, agree as follows:

  1. Section 2.11 of the Agreement is amended in its entirety to read as follows:

    Section 2.11 Taxes and Tax Returns

      (a) Each of Collective and its subsidiaries has filed all income tax returns that it was required to file without regard to economic nexus. All such income tax returns were correct and complete in all material respects. All income taxes owed by any of Collective and its subsidiaries (whether or not shown on any income tax return) have been paid.

      (b) There is no material dispute or claim concerning any income tax liability of any of Collective and its subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of Collective and the directors and officers of Collective and its subsidiaries has knowledge based upon personal contact with any agent of such authority.

      (c) Collective Schedule 2.11 lists all federal and state income tax returns filed with respect to any of Collective and its subsidiaries for taxable periods ended on or after December 31, 1993. Collective has delivered to Summit correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of Collective and its subsidiaries since December 31, 1993. None of Collective and its subsidiaries has waived any statute of limitations in respect of income taxes or agreed to any extension of time with respect to an income tax assessment or deficiency.

      (d) Collective and its subsidiaries have not filed a consent under Code (S)341(l) concerning collapsible corporations. None of Collective and its subsidiaries has been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S)897(c)(l)(A)(ii). None of Collective and its subsidiaries is a party to any tax allocation or sharing agreement other than among members of the current affiliated group. None of Collective and its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Collective) or (ii) has any liability for the taxes of any person (other than Collective and its subsidiaries) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, other than the former Continental Bancorporation and subsidiaries which joined the current affiliated group on October 1, 1996 by way of merger.

      (e) The income taxes of Collective and its subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserves for income tax liabilities set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the closing date in accordance with the past custom and practice of Collective and its subsidiaries in filing their income tax returns.

  IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed in counterparts by their duly authorized officers as of the 27th day of May, 1997.


SUMMIT BANCORP.                      COLLECTIVE BANCORP, INC.




By  /s/ John G. Collins              By  /s/ Thomas H. Hamilton
  ---------------------------        ---------------------------------------
        John G. Collins                 Thomas H. Hamilton
        Vice Chairman                   Chairman and Chief Executive
                                        Officer

                                                                      APPENDIX B



                                                Investing Banking

                                                Corporate and Institutional
                                                Client Group

                                                World Financial Center
                                                North Tower
                                                New York, New York  10281-1325
                                                212 449 1000


[LOGO]Merrill Lynch


                                         June 5, 1997

Board of Directors
Collective Bancorp, Inc.
158 Philadelphia Avenue
Egg Harbor City, NJ 08215

Members of the Board:

  Summit Bancorp. ("Summit") and Collective Bancorp, Inc. ("Collective") have entered into an Agreement and Plan of Merger (the "Agreement") dated February 27, 1997 pursuant to which Collective will be merged with and into Summit in a transaction (the "Merger") in which each outstanding share of Collective's common stock, par value $0.01 per share (the "Collective Shares"), will be converted into the right to receive 0.895 shares (the "Exchange Ratio") of the common stock, par value $1.20 per share, of Summit (the "Summit Shares"), all as set forth more fully in the Agreement. In connection with the Merger, the parties have also entered into the Stock Option Agreement, dated February 28, 1997, (the "Option Agreement") pursuant to which Collective has granted to Summit an option to acquire, under certain circumstances, 19.9% of outstanding Collective Shares, as set forth more fully in the Option Agreement.

  You have asked us whether, in our opinion, the proposed Exchange Ratio in the Merger is fair to the shareholders of Collective from a financial point of view.

  In arriving at the opinion set forth below, we have, among other things:

   (1) Reviewed Collective's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended June 30, 1996 and Collective's Quarterly Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ended September 30, 1996, December 31, 1996 and March 31, 1997;

   (2) Reviewed Summit's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended December 31, 1996 and Summit's Quarterly Report on Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997;

   (3) Reviewed certain limited financial information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of Collective and Summit furnished to us by senior management of Collective and Summit as well as projected cost savings and related expenses expected to result from the Merger (the "Expected Savings") furnished to us by senior management of Summit;

   (4) Conducted certain limited discussions with members of senior management of Collective and Summit concerning respective financial condition, businesses, earnings, assets, liabilities, operations, regulatory condition, financial forecasts, contingencies and prospects, of Collective and Summit and their respective view as to the future financial performance of Collective, Summit and the combined entity, as the case may be, following the Merger;

[LOGO]Merrill Lynch

   (5) Reviewed the historical market prices and trading activity for the Collective Shares and the Summit Shares and compared them with that of certain publicly traded companies which we deemed to be relevant;

   (6) Compared the respective results of operations of Collective and Summit with those of certain publicly traded companies which we deemed to be relevant;

   (7) Compared the proposed financial terms of the Merger contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

   (8) Reviewed the amount and timing of the Expected Savings for Collective and Summit following the Merger as prepared, and discussed with us, by the senior management of Summit;

   (9) Considered, based upon information provided by Summit's senior management, the pro forma impact of the transaction on the earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios of Summit;

  (10) Reviewed the Agreement and Plan of Merger and the Option Agreement;
     and

  (11) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate.

  In preparing our opinion, with your consent we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by Collective and Summit, including that contemplated in the numbered items above, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Collective or Summit or any of their subsidiaries, nor have we been furnished any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses and, with your consent, we have not made an independent evaluation of the adequacy of the allowance for loan losses of Collective or Summit, nor have we reviewed any individual credit files relating to Summit or Collective and, with your consent, we have assumed that the respective aggregate allowance for loan losses for both Summit and Collective is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not conducted any physical inspection of the properties or facilities of Collective or Summit. With your consent, we have also assumed and relied upon the senior management of Collective and Summit as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to, and discussed with us. In that regard, we have assumed and relied with your consent that such forecasts, including without limitation, financial forecasts, evaluations of contingencies, Expected Savings and operating synergies resulting from the Merger and projections regarding underperforming and non-performing assets, net charge-offs, adequacy of reserves, future economic conditions and results of operations reflect the best currently available estimates, allocations and judgments of the senior management of Collective and Summit as to the future financial performance of Collective, Summit or the combined entity, as the case may be. Our opinion is predicated on the Merger receiving the tax and accounting treatment contemplated in the Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  Our opinion was rendered without regard to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approval for the Merger.

  We have been retained by the Board of Directors of Collective as an independent contractor to act as financial advisor to Collective with respect to the Merger and will receive a fee for our services. In addition,

[LOGO]Merrill Lynch

Collective has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past two years provided financial advisory, investment banking and other services to Collective and Summit and received customary fees for the rendering of such services. In addition, in the ordinary course of our securities business, we may actively trade debt and/or equity securities of Collective and Summit and their respective affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

  Our opinion is directed to the Board of Directors of Collective and does not constitute a recommendation to any shareholder of Collective as to how such shareholder should vote at any shareholder meeting of Collective held in connection with the Merger. This opinion is directed only to the proposed Exchange Ratio.

  On the basis of, and subject to the foregoing, we are of the opinion that the proposed Exchange Ratio in the Merger is fair to the shareholders of Collective from a financial point of view.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH
                                                       INCORPORATED

                                                /s/ Michael F. Barry
                                          By __________________________________
                                            Director
                                            Investment Banking Group

                                                                     APPENDIX C

                COLLECTIVE BANCORP, INC. STOCK OPTION AGREEMENT

  THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

  STOCK OPTION AGREEMENT, dated as of the 28th day of February, 1997 (this "Agreement"), between Summit Bancorp., a New Jersey corporation ("Grantee"), and Collective Bancorp, Inc., a Delaware corporation ("Issuer").

                             W I T N E S S E T H :

  WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 27th day of February, 1997 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

  WHEREAS, as a condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  SECTION 1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 4,067,424 fully paid and nonassessable shares of the common stock, par value $.01 per share, of Issuer ("Common Stock") at a price equal to $38.125 (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

  SECTION 2. Exercise of Option. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(a)(ii) thereof, or (iii) 15 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), or the termination of the Merger Agreement by Grantee pursuant to Section 9.02(a)(ii) thereof, and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in material breach of any material covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses (i) - (iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in
Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in such case, to the provisions of
Section 9.

  (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

    (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

    (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

    (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

    (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
  (y) shall not have been cured prior to the Notice Date (as defined below);

    (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

    (vi) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been called by the Board of Directors of Issuer in accordance with Section 4.03 of the Merger Agreement or held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after an Extension Event;

    (vii) any Purchase Event (as defined below).

  (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary; or

    (ii) The occurrence of an Extension Event described in Section 2(b)(i) except that the percentage referred to in clauses (x) and (y) shall be 25%.

  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

  (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

  (g) At such closing, simultaneously with the delivery of the Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

  (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

  "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between Summit Bancorp. and Collective Bancorp, Inc. ("Issuer") dated as of the 27thJ day of February, 1997. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act;
(ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

  SECTION 3. Reservation of Shares. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
(S) 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

  SECTION 4. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  SECTION 5. Adjustment upon Change of Capitalization. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

    (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

    (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

    (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

  SECTION 6. Registration Rights.

  (a) Demand Registration Rights. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder of any of the shares of Common Stock issued pursuant hereto) delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option and any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

  (b) Additional Persons With Registration Rights. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

  (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to Section 6.

  (d) Indemnification. In connection with any registration under this Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

  Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

  If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other Grantees.

  (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Grantee thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Grantee with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Grantee under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

  SECTION 7. Repurchase at the Option of Grantee or Owner. (a) Upon the occurrence of a Repurchase Event (as defined below), (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 12 months of the occurrence of a Repurchase Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the Nasdaq National Market (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

  (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

  (c) Issuer hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

  (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer or any Bank Subsidiary, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

  (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

  SECTION 8. Substitute Option in the Event of Corporate Change. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

  (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined) The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

  (d) The following terms have the meanings indicated:

    (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

    (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

    (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

  SECTION 9. Extension of Time for Regulatory Approvals. Notwithstanding Sections 2(e), 6, 7 and 11, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11, hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

  SECTION 10. Issuer Warranties. Issuer hereby represents and warrants to Grantee as follows:

  (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

  (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

  SECTION 11. Assignment of Option by Grantee. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. Grantee will pay any reasonable out-of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

  (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

  "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between Summit Bancorp. and Collective Bancorp, Inc. ("Issuer") dated as of the 27th day of February, 1997. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

  SECTION 12. Application for Regulatory Approval. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market System and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

  SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  SECTION 14. Separability of Provisions. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

  SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

  SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

  SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  SECTION 19. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  SECTION 20. Merger Agreement. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

  SECTION 21. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

  SECTION 22. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  SECTION 23. No Rights as Shareholder. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

  SECTION 24. Grantee Representation. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

  IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                       SUMMIT BANCORP.

                                       By  /s/ John G. Collins
                                          -------------------------------------
                                               John G. Collins
                                               Vice Chairman

                                       COLLECTIVE BANCORP, INC.

                                       By  /s/ Thomas H. Hamilton
                                          -------------------------------------
                                               Thomas H. Hamilton
                                               Chairman & Chief Executive
                                               Officer

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  With respect to the indemnification of directors and officers, Section 5 of
Article IX of the By-Laws of Summit Bancorp. provide:

    Section 5. Indemnification and Insurance (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of new Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof ) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

    (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officers of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

    (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to
  Section 5(b) of this By-Law has been received by the Corporation, the claimant may at anytime thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such act (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

    (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

    (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

    (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
  (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

    (h) For purposes of this By-Law:

      (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

      (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

      (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

      (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

      (5) "expenses" means reasonable costs, disbursements and counsel fees;

      (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties;

      (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

      (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation."

    (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

    (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

  Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of Summit's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

  Article 7 of Summit's Restated Certificate of Incorporation provides that:

    Except to the extent prohibited by law, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that a Director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. Neither the amendment or repeal of this Article 7, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of this Article 7 in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article 7 would have accrued or arisen, prior to such amendment, repeal or adoption.

  Summit carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts of such officers and directors of Summit arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $40,000,000 in the aggregate.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

  This Registration Statement includes the following exhibits:

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
     2    Agreement and Plan of Merger dated February 27, 1997 between
          Collective and Summit and Amendment No. 1 dated May 27, 1997.
          (Included without exhibits as Appendix A to the Proxy Statement-
          Prospectus included in this Registration Statement; with Exhibit A thereto included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement and Exhibits B through E thereto incorporated by reference to Exhibit 10 (a) to the Schedule
          13D filed by Summit with respect to Collective Bancorp, Inc. Common
          Stock (File No. 0-17515) dated February 28, 1997).
     3(a) Restated Certificate of Incorporation of Summit, as restated March 1,
          1996 (incorporated by reference to Exhibit (3)A on Form 10-K for the year ending December 31, 1995).
      (b) By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to Exhibit (3)B on Form 10-K for the year ending
          December 31, 1995).
     4    Rights Agreement, dated as of August 16, 1989, by and between Summit
          Bancorp. (under the former name UJB Financial Corp.) and First
          Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 2 to the Registration Statement of Summit
          Bancorp on Form 8-A, filed August 28, 1989 (File No. 1-6451)).
     5    Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.
     8    Opinion of Thompson Coburn regarding tax matters.
    10    Collective Stock Option Agreement--included as Appendix C to the
          Proxy Statement-Prospectus included in this Registration Statement.
    23(a) Consent of KPMG Peat Marwick LLP (Summit).
      (b) Consent of KPMG Peat Marwick LLP (Collective).
      (c) Consent of Deloitte & Touche LLP.
      (d) Consent of Richard F. Ober, Jr., Esq.--included in his opinion filed as Exhibit 5 to this Registration Statement.
      (e) Consent of Thompson Coburn--included in its opinion filed as Exhibit
          8 to this Registration Statement.
      (f) Consent of Merrill Lynch & Co.
    24    Power of Attorney--included on the signature page of the original filing.

EXHIBIT
  NO.                                                DESCRIPTION
-------                                              -----------
   99(a) Form of Collective Proxy
     (b) Opinion of Merrill Lynch & Co.--Included as Appendix B to the Proxy Statement-Prospectus included in this Registration Statement.
     (c) Consent of Thomas H. Hamilton.

  (B) FINANCIAL STATEMENT SCHEDULES

  All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

ITEM 22. UNDERTAKINGS

  (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 3(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item

20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-26397 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor, and the State of New Jersey on the 4th of June, 1997.

                                          SUMMIT BANCORP.

                                          By:        *
                                             ----------------------------------
                                             T. JOSEPH SEMROD
                                             CHAIRMAN OF THE BOARD OF
                                             DIRECTORS

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-26397 has been signed below on the 4th day of June, 1997 by the following persons in the capacities indicated.

                                           Chairman of the Board of Directors
                *                           (Chief Executive Officer)
  -----------------------------------
           T. JOSEPH SEMROD

                                           President and Director
                *
  -----------------------------------
             ROBERT G. COX

                                           Senior Executive Vice President--
                *                           Finance (Principal Financial
  -----------------------------------       Officer)
           JOHN R. HAGGERTY

                                           Executive Vice President and
                *                           Comptroller (Principal Accounting
  -----------------------------------       Officer)
           WILLIAM J. HEALY

                                           Director
                *
  -----------------------------------
          S. RODGERS BENJAMIN

                                           Director
                *
  -----------------------------------
            ROBERT L. BOYLE

                                           Director
                *
  -----------------------------------
          JAMES C. BRADY, JR.

                                           Director
                *
  -----------------------------------
            JOHN G. COLLINS

                                           Director
                *
  -----------------------------------
          T.J. DERMOT DUNPHY

                                           Director
                *
  -----------------------------------
         ANNE EVANS ESTABROOK

                                           Director
                *
  -----------------------------------
           ELINOR J. FERDON

                                           Director
                *
  -----------------------------------
            FRED G. HARVEY

                                           Director
                *
  -----------------------------------
            JOHN R. HOWELL

                                           Director
                *
  -----------------------------------
           FRANCIS J. MERTZ

                                           Director
                *
  -----------------------------------
         GEORGE L. MILES, JR.

                                           Director
                *
  -----------------------------------
         HENRY S. PATTERSON II

                                           Director
                *
  -----------------------------------
          RAYMOND SILVERSTEIN

                                           Director
                *
  -----------------------------------
             ORIN R. SMITH

                                           Director
                *
  -----------------------------------
            JOSEPH M. TABAK

                                           Director
                *
  -----------------------------------
           DOUGLAS G. WATSON

* Richard F. Ober, Jr., by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons filed with the Securities and Exchange Commission.

     /s/ Richard F. Ober, Jr.
  -----------------------------------
         RICHARD F. OBER, JR.

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
     2    Agreement and Plan of Merger dated February 27, 1997 between
          Collective and Summit and Amendment No. 1 dated May 27, 1997.
          (Included without exhibits as Appendix A to the Proxy Statement-
          Prospectus included in this Registration Statement; with Exhibit A thereto included as Appendix C to the Proxy Statement-Prospectus included in this Registration Statement and Exhibits B through E thereto incorporated by reference to Exhibit 10 (a) to the Schedule
          13D filed by Summit with respect to Collective Bancorp, Inc. Common
          Stock (File No. 0-17515) dated February 28, 1997).
     3(a) Restated Certificate of Incorporation of Summit, as restated March 1,
          1996 (incorporated by reference to Exhibit (3)A on Form 10-K for the year ending December 31, 1995).
      (b) By-Laws of Summit as amended through October 18, 1995 (incorporated by reference to Exhibit (3)B on Form 10-K for the year ending
          December 31, 1995).
     4    Rights Agreement, dated as of August 16, 1989, by and between Summit
          Bancorp. (under the former name UJB Financial Corp.) and First
          Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 2 to the Registration Statement of Summit
          Bancorp on Form
          8-A, filed August 28, 1989 (File No. 1-6451)).
     5    Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.
     8    Opinion of Thompson Coburn regarding tax matters.
    10    Collective Stock Option Agreement--included as Appendix C to the
          Proxy Statement-Prospectus included in this Registration Statement.
    23(a) Consent of KPMG Peat Marwick LLP (Summit).
      (b) Consent of KPMG Peat Marwick LLP (Collective).
      (c) Consent of Deloitte & Touche LLP.
      (d) Consent of Richard F. Ober, Jr., Esq.--included in his opinion filed as Exhibit 5 to this Registration Statement.
      (e) Consent of Thompson Coburn--included in its opinion filed as Exhibit
          8 to this Registration Statement.
      (f) Consent of Merrill Lynch & Co.
    24    Power of Attorney--included on the signature page of the original filing.
    99(a) Form of Collective Proxy
      (b) Opinion of Merrill Lynch & Co.--Included as Appendix B to the Proxy
          Statement-Prospectus included in this Registration Statement.
      (c) Consent of Thomas H. Hamilton.